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                                                                    EXHIBIT 10.3

================================================================================

                                    INDENTURE

                           Dated as of August 5, 1999



                                     between


                                  EFG-III, LP,
                                   as Issuer,

                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO,
                as Indenture Trustee and Eligible Lender Trustee

================================================================================



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                                TABLE OF CONTENTS



Article I.            THE CLASS A NOTES.................................................................2

         SECTION 1.01.         Form of Class A Notes....................................................2

         SECTION 1.02.         Execution, Authentication and Delivery...................................3

         SECTION 1.03.         Registration; Registration of Transfer and Exchange......................3

         SECTION 1.04.         Mutilated, Destroyed, Lost or Stolen Class A Notes.......................4

         SECTION 1.05.         Persons Deemed Owner.....................................................5

         SECTION 1.06.         Certain Issuance and Transfer Restrictions...............................5

         SECTION 1.07.         Legending of Class A Notes...............................................8

         SECTION 1.08.         Provision of Information to Prospective Purchasers of the
                               Class A Note; Rule 144A Matters.........................................10

         SECTION 1.09.         Cancellation............................................................11

         SECTION 1.10.         Grant of Security Interest..............................................11

         SECTION 1.11.         Interest on the Class A Notes...........................................11

         SECTION 1.12.         Principal on the Class A Notes..........................................12

         SECTION 1.13.         Payment of Principal and Interest.......................................13

Article II.           ADVANCES AND THE COLLATERAL......................................................13

         SECTION 2.01.         Advances; Limits on Advances............................................13

         SECTION 2.02.         Advance Procedures......................................................14

         SECTION 2.03.         Collateral Deficiency...................................................14

         SECTION 2.04.         Addition, Substitution and Removal of Financed Student Loans;
                               Release of Collateral...................................................14

         SECTION 2.05.         Effect of Release.......................................................16

         SECTION 2.06.         Limited Recourse........................................................16

         SECTION 2.07.         Revolving Period........................................................16

Article III.          SETTLEMENTS......................................................................17

         SECTION 3.01.         Accounts; Investments by Indenture Trustee..............................17

         SECTION 3.02.         Collection of Moneys....................................................18

         SECTION 3.03.         Collection Account......................................................19

         SECTION 3.04.         Reserve Account.........................................................28

         SECTION 3.05.         Net Cap Rate Reserve Account............................................29

         SECTION 3.06.         Payments and Computations, etc.; Monthly Advances.......................29


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
         SECTION 3.07.         Claims on the Policy....................................................30

         SECTION 3.08.         Rights in Respect of Insolvency Proceedings.............................31

         SECTION 3.09.         Effect of Payments by the Insurer; Subrogation..........................32

Article IV.           CONDITIONS OF ADVANCES...........................................................32

         SECTION 4.01.         Conditions Precedent to Initial Advance.................................32

         SECTION 4.02.         Conditions Precedent to All Advances....................................36

Article V.            REPRESENTATIONS AND WARRANTIES...................................................37

         SECTION 5.01.         Representations and Warranties of the Issuer............................37

         SECTION 5.02.         Reassignment upon Breach................................................40

         SECTION 5.03.         Representations and Warranties of General Partner.......................41

         SECTION 5.04.         Representations and Warranties of Indenture Trustee.....................42

         SECTION 5.05.         Representations and Warranties of Eligible Lender Trustee...............42

Article VI.           GENERAL COVENANTS OF THE ISSUER..................................................43

         SECTION 6.01.         Affirmative Covenants of the Issuer.....................................43

         SECTION 6.02.         Reporting Requirements of the Issuer....................................45

         SECTION 6.03.         Servicing Covenants.....................................................47

         SECTION 6.04.         Negative Covenants of the Issuer........................................48

Article VII.          EARLY AMORTIZATION EVENTS; EVENTS OF DEFAULT.....................................49

         SECTION 7.01.         Early Amortization Events...............................................49

         SECTION 7.02.         Events of Default.......................................................51

         SECTION 7.03.         Remedies................................................................52

         SECTION 7.04.         Sale of Collateral......................................................53

Article VIII.         INDENTURE TRUSTEE................................................................53

         SECTION 8.01.         Acceptance of the Trusts................................................53

         SECTION 8.02.         Fees, Charges and Expenses of Indenture Trustee.........................55

         SECTION 8.03.         Notice if Default Occurs................................................55

         SECTION 8.04.         Intervention by Indenture Trustee.......................................55

         SECTION 8.05.         Successors..............................................................55

         SECTION 8.06.         Resignation.............................................................56

         SECTION 8.07.         Removal.................................................................56


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
         SECTION 8.08.         Appointment of Successor................................................56

         SECTION 8.09.         Concerning Any Successor................................................56

         SECTION 8.10.         Appointment of Co-Trustee...............................................57

         SECTION 8.11.         Successor Indenture Trustee as Trustee of Funds.........................57

         SECTION 8.12.         Indemnification.........................................................58

         SECTION 8.13.         Eligibility Requirements for Indenture Trustee..........................58

         SECTION 8.14.         Tax Information.........................................................58

Article IX.           MISCELLANEOUS....................................................................59

         SECTION 9.01.         Amendments, Etc.........................................................59

         SECTION 9.02.         Notices, Etc............................................................59

         SECTION 9.03.         No Waiver; Remedies.....................................................59

         SECTION 9.04.         Binding Effect; Survival................................................59

         SECTION 9.05.         Costs, Expenses and Taxes...............................................60

         SECTION 9.06.         No Proceedings..........................................................60

         SECTION 9.07.         Captions and Cross References...........................................60

         SECTION 9.08.         Integration.............................................................60

         SECTION 9.09.         Governing Law...........................................................61

         SECTION 9.10.         Waiver of Jury Trial....................................................61

         SECTION 9.11.         Execution in Counterparts...............................................61

         SECTION 9.12.         Usury...................................................................61

         SECTION 9.13.         Certain Matters Regarding the Insurer and The Policy....................61

         SECTION 9.14.         Amendment to Liquidity Facility.........................................63


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                                    INDENTURE

                           Dated as of August 5, 1999

         This INDENTURE, among EFG-III, LP, a Delaware limited partnership, ("Issuer") and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association ("First Chicago"), as indenture trustee hereunder (in such capacity, and together with any successor thereto in such capacity, the "Indenture Trustee"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as eligible lender trustee (in such capacity, and together with any successor thereto in such capacity, the "Eligible Lender Trustee"). Unless otherwise indicated, capitalized terms used in this Indenture are defined in Appendix A.

                                   BACKGROUND

         (a) The Issuer is a limited partnership with Educational Finance Group, Inc., a Delaware corporation ("EFG") as its limited partner and EFG-II SPC-I, Inc., a Delaware corporation, as its general partner (the "General Partner").

         (b) Pursuant to the Purchase and Contribution Agreement, EFG has sold and contributed as capital, and from time to time shall sell and contribute as capital, Private Student Loans to the Issuer, and the Eligible Lender Trustee, has purchased, and from time to time shall purchase, at the direction of and on behalf of the Issuer, from First Chicago, in its capacity as eligible lender trustee for EFG, Federal Student Loans. The legal title of the Private Student Loans is held or shall be held by the Issuer and the legal title of the Federal Student Loans is held or will be held by the Eligible Lender Trustee on behalf of the Issuer.

         (c) The Issuer intends to finance the purchase of the Student Loans by issuing one Class A Note to the initial Class A Noteholder and requesting that such holder make Advances to the Issuer from time to time during the term of the Revolving Period under this Indenture, subject to the terms and conditions contained in this Indenture. The principal of and interest on the Class A Notes will be secured by the Financed Student Loans and other Collateral.

         (d) First Chicago has been requested, and is willing, to act as the Indenture Trustee.

         (e) MBIA Insurance Corporation, a stock insurance company organized and created under the laws of the State of New York, has been requested and will issue for the benefit of the Class A Noteholder, its Insurance Policy with respect to the Class A Note.

         (f) The initial Class A Noteholder will be the CP Vehicle and will fund Advances by issuing its Commercial Paper.

              NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

                                THE CLASS A NOTES

         SECTION 1.01. Form of Class A Notes.

              The Class A Notes, together with the Indenture Trustee's certificate of authentication, shall be in substantially the form set forth in
Exhibit 1.01, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the Authorized Officer of the Issuer executing such Class A Note on behalf of the Issuer, as evidenced by such Authorized Officer's execution of such Class A Note. A single Class A Note shall be issued on the Closing Date as a variable funding note with a maximum principal amount equal to the Class A Maximum Principal Amount of, and, until the occurrence of the Amortization Period Commencement Date, only one Class A Note shall be issued and outstanding under this Indenture which Class A Note will be held by the CP Vehicle and will not be transferable prior to the Amortization Period Commencement Date. Following the occurrence of the Amortization Period Commencement Date, for so long as no Event of Default shall have occurred and be continuing, new Class A Notes may be issued in connection with any transfer, exchange or replacement of any previously issued Class A Note pursuant to Section 1.03(c) or 1.04(a) of this Indenture, in minimum denominations of $100,000 and integral multiples of $100,000 thereof, except that one Class A Note issued after the Amortization Period Commencement Date may be in another amount that is less than $100,000. The Indenture Trustee shall record in its records the date and amount of each Advance made under the Class A Note, the interest rate with respect thereto, each repayment thereof, and the other information provided for thereon. The Class A Note Principal Amount so recorded shall be rebuttable presumptive evidence of the Class A Note Principal Amount owing and unpaid on the Class A Note. The failure so to record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the actual obligations of the Issuer hereunder or under the Class A Note to repay the principal amount of all Advances, together with all interest accruing thereon, as set forth in this Indenture. The Class A Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorized Officer of the Issuer executing each such Class A Note on behalf of the Issuer, as evidenced by such Authorized Officer's execution of such Class A Note. Each Class A Note shall be dated the date of its authentication, and the terms of the Class A Notes set forth in Exhibit 1.01 are part of the terms of this Indenture.



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         SECTION 1.02. Execution, Authentication and Delivery.

         (a) Execution of the Class A Notes. The Class A Notes shall be executed on behalf of the Issuer by the Authorized Officer of the Issuer. The signature of any such Authorized Officer on any Class A Note may be original or facsimile. Any Class A Note bearing the original or facsimile signature of individuals who has at any time been an Authorized Officer of the Issuer shall bind the Issuer, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Class A Note or did not hold such office at the date of such Class A Note.

         (b) Authentication of the Class A Notes. The Indenture Trustee shall upon receipt of the Issuer Order, authenticate and deliver Class A Notes for original issue in an amount up to the Class A Maximum Principal Amount. Each of the Class A Notes shall be dated its date of authentication. The Class A Notes shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears attached to any such Class A Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate attached to any such Class A Note any shall be conclusive evidence, and the only evidence, that such Class A Note has been duly authenticated and delivered hereunder.

         SECTION 1.03. Registration; Registration of Transfer and Exchange.

         (a) Class A Note Register; Class A Note Registrar. The Issuer shall cause to be kept a register (the "Class A Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of the Class A Note and the registration of transfers of the Class A Note. The Indenture Trustee is hereby appointed the "Class A Note Registrar" for the purpose of registering Class A Notes and transfers of the Class A Notes, as herein provided. Upon any resignation of any Class A Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Class A Note Registrar and comply with Section 1.03(b) hereof.

         (b) Appointment of Class A Note Registrar. If a Person other than the Indenture Trustee is appointed by the Issuer as Class A Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Class A Note Registrar and of the location, and any change in the location, of the Class A Note Register, and the Indenture Trustee shall have the right to inspect the Class A Note Register at all reasonable times and to obtain copies thereof. The Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Class A Note Registrar by an Executive Officer thereof as to the names and addresses of the Class A Noteholders and the Class A Note Principal Amount and numbers of such Class A Notes.

         (c) Transfer of the Class A Notes. Upon surrender for registration or transfer of any Class A Note at the office or agency of the Issuer to be maintained as provided in Section 1.03(e), the Issuer shall execute and cause the Indenture Trustee to authenticate a



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new Class A Note, in any authorized denominations of like aggregate principal amount, provided, however, that until the occurrence of the Amortization Period Commencement Date, only one Class A Note shall be issued and outstanding at any given time under this Indenture and such Class A Note shall be held by the CP Vehicle. The Class A Note issued upon any registration of transfer thereof shall be the valid obligation of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Class A Note surrendered upon such registration of transfer. Every Class A Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Class A Note Registrar duly executed by, the Class A Noteholder or the Class A Noteholder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Class A Note Registrar, which requirements include membership or participation in Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Class A Note Registrar in addition to, or in substitution for, STAMP.

         (d) No Service Charge. No service charge shall be made to a Class A Noteholder for any registration of transfer or exchange of a Class A Note, but the Class A Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of a Class A Note.

         (e) Maintenance of Office or Agency. The Issuer will maintain in New York, New York, an office or agency where the Class A Notes may be surrendered for registration of transfer thereof, and where notices and demands to or upon the Issuer in respect of the Class A Notes and this Indenture may be served. The Issuer hereby initially appoints the Class A Note Registrar to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

         SECTION 1.04. Mutilated, Destroyed, Lost or Stolen Class A Notes.

         (a) Replacement of Class A Notes. If (i) any mutilated Class A Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of a Class A Note, and
(ii) there is delivered to the Indenture Trustee and the Issuer such security or indemnity as may be required by them to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Class A Note Registrar or the Indenture Trustee that such Class A Note has been acquired by a bona fide purchaser the Issuer shall execute and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen, a replacement Class A Note; provided, however, that if any such destroyed, lost or stolen Class A Note, but not a mutilated Class A Note, shall



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have become or within seven days shall be due and payable, the Issuer may, instead of issuing a replacement Class A Note, direct the Indenture Trustee, in writing, to pay such destroyed, lost or stolen Class A Note when so due or payable without surrender thereof. If, after the delivery of a replacement Class A Note or payment of a destroyed, lost or stolen Class A Note or pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Class A
Note in lieu of which such replacement Class A Note was issued presents such original Class A Note for payment, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Class A Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Class A Note from such Person to whom such replacement Class A Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

         (b) Payment of Tax. Upon the issuance of any replacement Class A Note under this Section 1.04, the Issuer or the Indenture Trustee may require the payment by the related Class A Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee or the Class A Note Registrar) connected therewith.

         (c) Enforcement of Replacement Class A Notes. Every replacement Class A
Note issued pursuant to this Section 1.04 in replacement of any mutilated, destroyed, lost or stolen Class A Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Class A Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Class A Notes duly issued hereunder.

         (d) Exclusiveness of Section. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Class A Notes.

         SECTION 1.05. Persons Deemed Owner. Prior to due presentment for registration of transfer of any Class A Note, the Issuer, the Indenture Trustee and any agent of the Issuer and the Indenture Trustee may treat the Person in whose name any such Class A Note is registered (as of the Record Date) as the owner of such Class A Note for the purpose of receiving payments of principal of and interest, if any on such Class A Note, and for all other purposes whatsoever, whether or not such Class A Note be overdue, and none of the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

         SECTION 1.06. Certain Issuance and Transfer Restrictions.

                  Issuance and Transfer of the Class A Notes. Except as provided in the Security Agreement, the initial Class A Note may not be sold, transferred, assigned, participated, pledged or otherwise disposed of prior to the Amortization Period



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

Commencement Date. On or subsequent to the Amortization Period Commencement Date, the Class A Notes may not be sold, transferred, assigned, participated, pledged or otherwise disposed of unless such sale or transfer is pursuant to an exemption from the registration requirements of the Securities Act, and, in each case, in compliance with any applicable state securities or "Blue Sky" laws. The Class A Note Registrar shall not register any transfer of the Class A Note prior to the delivery to the Class A Note Registrar of a transferee letter in which the prospective holder or purchaser of such Class A Note shall have represented and agreed in a certificate (made for the benefit of the Issuer and the Indenture Trustee), substantially in the form of Exhibit 1.06, delivered to the Issuer, the Indenture Trustee and the Class A Note Registrar as follows:

                  (A) It (x) is a qualified institutional buyer as defined in Rule 144A promulgated under the Securities Act ("Rule 144A") and is acquiring such Class A Note for its own institutional account or for the account of a qualified institutional buyer or (y) an institutional accredited investor as described in Rule 501(a)(1), (2), (3), or (7) of Regulation D promulgated under the Securities Act (an "Institutional Accredited Investor").

                  (B) It understands that the Issuer has not been registered under the Investment Company Act and that such Class A Note is being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, that such Class A Note has not been registered under the Securities Act and that (1) such Class A Note may be offered, resold, pledged or otherwise transferred only (i) to a person who the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A under the Securities Act, (ii) to an Institutional Accredited Investor, (iii) the Issuer or (iv) pursuant to an effective registration statement, and in each case, in accordance with any applicable laws of any State of the United States or any other applicable jurisdiction, (2) no transfer of such Class A Note may be made if such transfer would require registration of either or both of the Issuer or the pool of Collateral as an "investment company" under the Investment Company Act, and (3) the purchaser will, and each subsequent holder is required to, notify any subsequent purchaser from it of the resale restrictions set forth in (1) and (2) above.

                  (C) It understands that such Class A Note will bear a legend substantially as set forth in Section 1.07.

                  (D) It is not acquiring such Class A Note with plan assets of any "employee benefit plan" subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any "plan" subject to Section 4975 of the Code.

                  (E) It acknowledges that it has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transaction contemplated by the Indenture and to obtain additional information necessary to



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

         verify the accuracy and completeness of any information furnished to it or to which it has had access.

                  (F) It is a "United States person" within the meaning of
         section 7701(a)(30) of the Code.

                  (G) It represents, warrants and covenants that it (i) is properly classified as a corporation as described in Code section 7701(a)(3), and will not become, an S corporation as described in Code section 1361 or (ii) if it is properly classified as a grantor trust, a partnership or an S corporation for federal income tax purposes (a "flow-through entity"), no more than 50% of the value of the interest of any beneficial owner of such flow-through entity owned directly or through another flow-through entity is or will be attributable to an interest in the Issuer (including any interest in a Class A Note), or
         (iii) is an S corporation, limited liability company or a grantor trust with one beneficial owner that is described in clause (i) or (ii). In the event of any breach of the foregoing representation, warranty and covenant of a prospective holder, such holder shall notify the Issuer promptly upon such holder's become aware of such breach, and thereupon the Issuer and such holder hereby agree to use reasonable efforts to procure a replacement investor reasonably acceptable to the Issuer. Any purported transfer in violation of this covenant shall be void ab initio and without effect.

                  (H) It will not sell, transfer, assign, participate, pledge, or otherwise dispose of such Class A Note (or any interest in such Class A Note) other than by unconditional sale of the entire right, title and interest of the purchaser or transferee in and to a principal amount of such Class A Note not less than minimum denominations to a transferee that delivers a transferee letter to the Class A Note Registrar substantially in the form of Exhibit 1.06 hereto.

                  (I) It has not acquired nor will it sell, transfer, assign, participate, pledge, or otherwise dispose of such Class A Note (or any interest in such Class A Note), or cause any Class A Note (or interest in such Class A Note) to be marketed, on or through an "established securities market" within the meaning of section 7704(b)(1) of the Code or the U.S. Treasury regulations thereunder, including, without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations.

                  (J) It is acquiring such Class A Note for its own account, for investment purposes only and not with a view to a distribution, and is the sole beneficial owner of such Class A Note, recognizing that the disposition of its property shall at all times be and remain within its control.

                  (K) It acknowledges that the Indenture Trustee and the Issuer, and their affiliates, and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements. If it is acquiring such Class A




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

         Note for the account of a "qualified institutional buyer" as defined in Rule 144A under the Securities Act, it represents that it is an Institutional Accredited Investor and has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such account. In addition, such prospective purchaser shall be responsible for providing additional information or certification, as shall be reasonably requested by the Indenture Trustee or the Issuer, to support the truth and accuracy of the foregoing acknowledgments, representations and agreements, it being understood that such additional information is not intended to create additional restrictions on the transfer of such Class A Note. Neither the Issuer nor the Indenture Trustee is obligated to register the Class A Note under the Securities Act or any state securities laws.

                  In determining compliance with the transfer restrictions contained in this Section 1.06, the Indenture Trustee may rely upon a written opinion of counsel, the cost of obtaining which shall be an expense of the Class A Noteholder transferring such Class A Note. If (i) any Class A Note is issued, sold, transferred, assigned, participated, pledged or otherwise disposed of in contravention of the provisions of this Section 1.06, (ii) at any time the foregoing representations of such purchaser or transferee are not true, or (iii) the purchaser or transferee breaches the foregoing agreements, then the purchase or transfer of such Class A Note shall be void ab initio and of no effect.

         SECTION 1.07. Legending of Class A Notes. The Class A Note shall bear a legend in substantially the following form:

                           THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY
                  WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (2) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A INSTITUTIONAL

                  ACCREDITED INVESTOR AS DESCRIBED IN RULE 501(A)(1), (2), (3), OR (7) OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT,
                  (3) TO THE ISSUER OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAW OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY TO THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

                           THE ISSUER HAS NOT BEEN REGISTERED UNDER THE
                  INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). NO TRANSFER OF THIS CLASS A NOTE MAY BE MADE IF SUCH TRANSFER WOULD REQUIRE REGISTRATION OF EITHER OR BOTH OF THE ISSUER OR THE POOL OF COLLATERAL AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT.

                           IN NO EVENT SHALL THIS SECURITY BE TRANSFERRED TO AN
                  EMPLOYEE BENEFIT PLAN, TRUST, ANNUITY OR ACCOUNT SUBJECT TO ERISA OR A PLAN DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (ANY SUCH PLAN, TRUST, ANNUITY OR ACCOUNT BEING REFERRED TO AS AN "EMPLOYEE PLAN"), A TRUSTEE OF ANY EMPLOYEE PLAN, OR AN ENTITY, ACCOUNT OR OTHER POOLED INVESTMENT FUND THE UNDERLYING ASSETS OF WHICH INCLUDE OR ARE DEEMED TO INCLUDE EMPLOYEE PLAN ASSETS BY REASON OF AN EMPLOYEE PLAN'S INVESTMENT IN THE ENTITY, ACCOUNT OR OTHER POOLED INVESTMENT FUND.

                           THIS SECURITY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED,
                  PARTICIPATED, PLEDGED, OR OTHERWISE DISPOSED OF PRIOR TO THE DELIVERY TO THE CLASS A NOTE REGISTRAR OF A TRANSFEREE LETTER FROM THE PROPOSED TRANSFEREE, AS REQUIRED BY THE INDENTURE.

                           THE HOLDER OF THIS SECURITY EVIDENCED HEREBY FURTHER
                  AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) IT IS A "UNITED STATES PERSON" WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE CODE, (B) IT (I) IS PROPERLY CLASSIFIED AS, AND WILL REMAIN CLASSIFIED AS, A CORPORATION AS DESCRIBED IN CODE
                  SECTION 7701(A)(3) AND IS NOT, AND WILL NOT BECOME, AN S CORPORATION UNDER CODE SECTION 1361, OR (II) IS PROPERLY CLASSIFIED

                  AS A GRANTOR TRUST, A PARTNERSHIP OR AN S CORPORATION FOR FEDERAL INCOME TAX PURPOSES (A "FLOW-THROUGH ENTITY") AND NO MORE THAN 50% OF THE VALUE OF THE INTEREST OF ANY BENEFICIAL OWNER OF SUCH FLOW-THROUGH ENTITY OWNED DIRECTLY OR THROUGH ANOTHER FLOW-THROUGH ENTITY IS OR WILL BE ATTRIBUTABLE TO AN INTEREST IN THE ISSUER (INCLUDING ANY INTEREST IN A CLASS A
                  NOTE), OR (III) IS AN S CORPORATION, LIMITED LIABILITY COMPANY OR A GRANTOR TRUST WITH ONE BENEFICIAL OWNER THAT IS DESCRIBED IN CLAUSE (I) OR (II), AND (C) IT HAS NOT ACQUIRED NOR WILL IT SELL, TRANSFER, ASSIGN, PARTICIPATE, PLEDGE, OR OTHERWISE DISPOSE OF THIS SECURITY (OR ANY INTEREST IN), OR CAUSE THIS SECURITY (OR INTEREST IN THIS SECURITY) TO BE MARKETED, ON OR THROUGH AN "ESTABLISHED SECURITIES MARKET" WITHIN THE MEANING OF SECTION 7704(B)(1) OF THE CODE OR THE U.S. TREASURY REGULATIONS THEREUNDER, INCLUDING, WITHOUT LIMITATION, AN OVER-THE-COUNTER MARKET OR AN INTERDEALER QUOTATION SYSTEM THAT REGULARLY DISSEMINATES FIRM BUY OR SELL QUOTATIONS. ANY PURPORTED TRANSFER IN VIOLATION OF THIS COVENANT SHALL BE VOID AB INITIO AND WITHOUT EFFECT.

                           IN THE EVENT OF ANY BREACH OF THE FOREGOING
                  REPRESENTATION, WARRANTY AND COVENANT OF A PROSPECTIVE HOLDER, SUCH HOLDER SHALL NOTIFY THE ISSUER PROMPTLY UPON SUCH HOLDER BECOMING AWARE OF SUCH BREACH, AND THEREUPON THE ISSUER AND SUCH HOLDER HEREBY AGREE TO USE REASONABLE EFFORTS TO PROCURE A REPLACEMENT INVESTOR REASONABLY ACCEPTABLE TO THE ISSUER. ANY PURPORTED TRANSFER IN VIOLATION OF THIS COVENANT SHALL BE VOID AB INITIO AND WITHOUT EFFECT.

                           THIS SECURITY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED,
                  PARTICIPATED, PLEDGED, OR OTHERWISE DISPOSED OF PRIOR TO THE AMORTIZATION PERIOD COMMENCEMENT DATE.

         SECTION 1.08. Provision of Information to Prospective Purchasers of the Class A Note; Rule 144A Matters. For so long as any of the Class A Notes remain outstanding and are a "restricted security" within the meaning of Rule 144(a)(3) under the Securities Act, any Class A Noteholder may request that the Indenture Trustee forward to the Issuer a request that the Issuer provide the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act. Upon receipt of such request, the Indenture Trustee shall forward such request promptly to the Issuer. The Issuer shall provide such requested information promptly to the Indenture Trustee, who shall forward such requested information promptly to the requesting Class A Noteholder.

         SECTION 1.09. Cancellation. All Class A Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Class A Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Class A Notes so delivered shall be promptly canceled by the Indenture Trustee. No Class A Notes shall be authenticated in lieu of or in exchange for any Class A Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Class A Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided that such Issuer Order is timely and the Class A Notes have not been previously disposed of by the Indenture Trustee.

         SECTION 1.10. Grant of Security Interest. The Issuer (and the Eligible Lender Trustee, in its capacity as legal title holder to the Federal Student Loans on behalf of the Issuer that are a part of the Collateral) hereby grant to the Indenture Trustee, for the benefit of the Class A Noteholders and the Insurer, as their respective interests appear under this Indenture, a first priority, continuing lien and security interest in all right, title and interest of the Issuer (and the Eligible Lender Trustee) in, to and under the Collateral, whether now owned or hereafter acquired or existing. Such lien and security interest shall secure all of the Issuer's obligations (monetary or otherwise) hereunder. The Indenture Trustee hereby accepts the foregoing grant of a security interest in the Collateral, and agrees to hold such security interest in trust for the benefit of the Class A Noteholders and the Insurer pursuant to the terms of this Indenture. The Indenture shall constitute a security agreement for all purposes.

         SECTION 1.11. Interest on the Class A Notes.

         (a) Each Class A Note shall accrue interest on its then outstanding Class A Note Principal Amount in the following manner. No later than 4:00 p.m. on each Business Day during each Collection Period, the Administrator shall report to the Issuer and the Indenture Trustee the Class A Note Rate in effect for such day, which report shall describe the computation of such Class A Note Rate. No later than 11:00 a.m., New York City time on the Determination Date, the Indenture Trustee shall determine the Class A Note Interest for the related Payment Date and shall inform the Issuer and the Insurer of such amount. If the Administrator fails to report the Class A Note Rate (a "Class A Note Rate Reporting Failure"), the Class A Note Rate for such day will be deemed to be a rate equal to the Class A Note Rate for the immediately preceding day.

                  At such time as the Administrator delivers to the Indenture Trustee and the Issuer the actual Class A Note Rate for any day in respect of which a Class A Note Rate Reporting Failure has occurred, the Indenture Trustee will recalculate Class A Note Interest for the related Collection Period. If such recalculation results in an amount owing to the Class A Noteholder, the Indenture Trustee shall allocate such amount to the Class A Base Interest Payment Amount and/or Class A Additional Interest Payment Amount, as applicable and such amounts shall be paid in accordance with the priorities set forth in
Section 3.03(b). If such recalculation results in an overpayment to the Class A Noteholder for the related Collection Period, such amount will be deducted from the Class A Base Interest Payment Amount and/or the Class A Additional Interest Amount, as applicable, due with respect to the Payment Date relating to the following Collection Period.

         (b) Interest accrued on the Class A Notes shall be paid, without limitation but subject to the priorities set forth in Section 3.03(b):

                  (i) on each Payment Date; and

                  (ii) on the date of any prepayment, in whole or in part, of the outstanding principal of such Class A Notes pursuant to Section
         1.12 to the extent of the amount being prepaid.

         (c) Method of Computation. All computations of interest payable by the Issuer to the Class A Noteholders in connection with Advances hereunder shall be calculated as required by Section 3.06(b).

         SECTION 1.12. Principal on the Class A Notes.

         (a) Class A Note Principal Due on and after Amortization Period Commencement Date. On and after the Amortization Period Commencement Date, the Issuer shall repay the unpaid Class A Note Principal Amount on each Payment Date pursuant to the priority set forth in Section 3.03(b)(ii); provided, however, that the Issuer shall pay in full all of the unpaid Class A Note Principal Amount on or before the Final Scheduled Payment Date; provided further, however, that from and after an Event of Default that remains uncured or that has not been waived in writing, all unpaid Class A Note Principal Amount shall be declared immediately due and payable by the Indenture Trustee or the Class A Noteholder with the prior consent of the Insurer or at the direction of the Insurer, in the manner provided in Section 7.03 hereof; provided further, however that during the existence and continuation of an Insurer Default, the Indenture Trustee shall not require the prior consent or direction of the Insurer.

         (b) Prepayments. Prior to the occurrence of an Event of Default that remains uncured and that has not been waived in writing and prior to the Final Scheduled Payment Date, the Issuer may, or pursuant to Section 3.03(b) shall, from time to time on any Payment Date, make a prepayment, in whole or in part, of the outstanding Class A Note Principal Amount; provided, however, that all such voluntary prepayments shall require at least five days' prior written notice to the Indenture Trustee and the Insurer. At any time prior to such fifth day following the delivery of a notice of prepayment as set forth in the preceding sentence, the Issuer may withdraw such notice without penalty. The prepayment price for any such voluntary prepayment shall equal the sum of (a) the principal amount of the Class A Note to be prepaid on such Payment Date plus (b) (i) with respect to the portion of such principal amount of the Class A Notes that was funded with Commercial Paper, all accrued and unpaid discount on such Commercial Paper from the issuance date(s) thereof to the date of prepayment and the aggregate discount to accrue on such Commercial Paper from the date of prepayment to the maturity date of such Commercial Paper, or (ii) with respect to the portion of such principal amount of the Class A Notes that was funded other than with Commercial Paper, the sum of (x) all accrued and unpaid interest on such principal amount through the date of purchase and (y) the breakage costs, if any, to be incurred under the Liquidity Facility in respect of such prepayment, plus (z) any other amounts then due and payable to the Class A Noteholder pursuant hereto in connection with such prepayment.

         SECTION 1.13. Payment of Principal and Interest. Any installment of interest or principal, if any, payable on the Class A Notes pursuant to Sections
1.11 and 1.12 on any Payment Date shall be paid to the Person in whose name such Class A Note, is registered on the Record Date, by check mailed first-class, postage prepaid, to such Person's address as it appears on the Class A Note Register on such Record Date, or by wire transfer of immediately available funds to the account specified by such Person on the Class A Note Register. Notwithstanding the foregoing, the final payment of principal and interest in respect of the Class A Notes (whether on the Final Scheduled Payment Date or otherwise) shall be payable only upon presentation and surrender of the Class A Notes at the office or agency maintained for that purpose by the Issuer or its agent pursuant to Section 1.03(e) hereof. Upon written notice from the Issuer, the Indenture Trustee shall notify the Persons in whose names the Class A Notes are registered at the close of business on the 15th day preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on the Class A Notes will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of the Class A Notes, and shall specify the place where the Class A Notes may be presented and surrendered for payment of such installment.

                                  ARTICLE II.

                           ADVANCES AND THE COLLATERAL

         SECTION 2.01. Advances; Limits on Advances. Upon the terms and subject to the conditions of this Indenture and the Note Purchase Agreement, from time to time prior to the Amortization Period Commencement Date, the Issuer may request that the Class A Noteholder make advances of funds to the Issuer under the Class A Note secured by the Collateral (each such funding, an "Advance"). No Advance shall be made by the Class A Noteholder if, after giving effect thereto, any of the following shall occur: (i) the

Class A Note Principal Amount shall exceed the Facility Limit, or (ii) a Collateral Deficiency shall occur as a result thereof. The amount of any such Advance shall not exceed the Permitted Advance Amount on the related Advance Date.

         SECTION 2.02. Advance Procedures.

         (a) Notice of Advances. The Issuer may request that an Advance be made by delivering its irrevocable written notice, substantially in the form of
Exhibit 2.02 (an "Advance Notice"), to (i) the Class A Noteholder at the address for each applicable Class A Noteholder set forth in the Class A Note Register, and (ii) the Indenture Trustee, in each case, in accordance with Section 10.02. Such notice must be received by the Class A Noteholder prior to 11:00 a.m., New York City time not less than one Business Day prior to the requested Advance Date, which notice shall specify (A) the amount requested to be borrowed by the Issuer from the Class A Noteholder (which amount shall be at least $500,000) and
(B) the date of such Advance (which shall be a Business Day).

         (b) Funding of Advances. Upon receipt of an Advance Notice, and upon satisfaction of the applicable conditions set forth in Article IV, the Class A Noteholder shall make an Advance (as set forth in the related Advance Notice) available to the Issuer in same day funds by depositing such funds as directed on the Advance Notice on or before 5:00 p.m., New York City time on the Advance Date.

         SECTION 2.03. Collateral Deficiency. If on any Business Day, the Collateral Amount on such Business Day is less than the Class A Note Principal Amount, then a "Collateral Deficiency" shall be deemed to exist on such Business Day. The Issuer shall cure such Collateral Deficiency by completing one or some combination of both of the following within 10 Business Days of obtaining actual knowledge of such Collateral Deficiency: (a) delivering or substituting additional Eligible Financed Student Loans to the Indenture Trustee for inclusion in the Collateral pursuant to Section 2.04(a) or delivering other collateral acceptable to the Class A Noteholder and the Insurer to the Indenture Trustee for the benefit of the Class A Noteholders, and/or (b) paying to the Indenture Trustee cash for deposit into the Collection Account for prepayment of the Class A Note Principal Amount on the next Payment Date in an amount sufficient to reduce the Collateral Deficiency to zero.

         SECTION 2.04. Addition, Substitution and Removal of Financed Student Loans; Release of Collateral.

         (a) Release, Addition and Substitution. The Issuer may from time to time remove Financed Student Loans from the Collateral in connection with a prepayment of the Class A Notes pursuant to Section 1.12, for the purpose of securitizing such Financed Student Loans, removing a Defaulted Financed Student Loan from the Collateral or otherwise, in each case upon delivery of the Purchase Price therefor to the Indenture Trustee; provided that such removal will not result in the occurrence of a Collateral Deficiency. The Issuer shall notify the Indenture Trustee of its intention to effect any such release by delivering to the Indenture Trustee both a notice (a "Notice of Release"), substantially in the form of Exhibit 2.04(a)-1 of such release and a new Student Loan Schedule and Computer Tape giving effect to such release five days prior to the Business Day on which it shall desire such release to occur. The Indenture Trustee shall forward promptly such Notice of Release to the Insurer. The Issuer may also add, or in the case of Federal Student Loans, cause the Eligible Lender Trustee to add, Financed Student Loans to the Collateral or substitute Eligible Student Loans for Financed Student Loans then included in the Collateral, including (i) as part of any reinvestment in additional Financed Student Loans permitted by Sections 3.03(b)(i)sixth, 3.03(b)(i)tenth and 4.02 on any Payment Date, (ii) for the purpose of removing any Defaulted Financed Student Loan from the Collateral, (iii) in connection with any securitization of Financed Student Loans, or (iv) cure any Collateral Deficiency, provided that in the case of any such substitution a Collateral Deficiency shall not result therefrom. The Issuer shall notify the Indenture Trustee of its intention to effect any such addition or substitution by delivering to the Indenture Trustee a notice (a "Notice of Addition or Substitution"), substantially in the form of Exhibit 2.04(a)-2 or 2.04(a)-3, as the case may be, and a new Student Loan Schedule and Computer Tape giving effect to such addition and/or substitution five days prior to the Business Day on which it shall desire such addition or substitution to occur. The Indenture Trustee shall forward promptly such Notice of Addition or Substitution to the Insurer. The aggregate Principal Balance of all Eligible Student Loans being substituted for any Financed Student Loans included in the Collateral shall equal or exceed the aggregate unpaid Principal Balance of the Financed Student Loans being removed from the Collateral as a result of such substitution. No substitution of an Eligible Student Loan for any Financed Student Loan shall be permitted if, as a result of such substitution, any Early Amortization Event or Event of Default shall occur, or any such substitution shall cause any Financed Student Loan included in the Collateral to cease to be an Eligible Student Loan. Any release of a Financed Student Loan from the Collateral hereunder shall occur pursuant to Section 2.04(b). In connection with the addition or substitution of any Financed Student Loans hereunder that are Private Student Loans, the Issuer shall deliver or cause to be delivered to the applicable bailee under the applicable Subservicing Agreement, if not already in the possession of such bailee, or to such other third party bailee as provided in the Master Servicing Agreement, the original Student Loan Notes for the new Financed Student Loans to be included in the Collateral.

         (b) Release. Any release of any Financed Student Loan from the Collateral shall be subject to the following conditions precedent:

                  (i) before and after giving effect to such release,

                  (A) there shall not exist any Early Amortization Event, Event of Default or Unmatured Event of Default, provided that an Early Amortization Event or Unmatured Event of Default may exist prior to any such release if such release is intended to effect a cure thereof;

                  (B) no Collateral Deficiency shall exist, provided that a Collateral Deficiency may exist prior to any such release if such release is intended to effect a cure thereof;

                  (C) the Class A Noteholders and the Insurer are not materially and adversely affected by the selection made by the Issuer of the Financed Student Loans to be released; and

                  (D) after giving effect to such release, each Financed Student Loan remaining a part of the Collateral shall continue to be an Eligible Student Loan.

                  (ii) on or prior to such release, the Issuer shall certify in the related Notice of Release that the foregoing conditions described in clause (i) above shall have been satisfied in connection therewith, and shall also deliver a new Student Loan Schedule and Computer Tape giving effect to such release. The Indenture Trustee shall forward a copy of such certificate to the Class A Noteholder upon request.

         SECTION 2.05. Effect of Release. Upon the satisfaction of the foregoing conditions in accordance with Section 2.04, all right, title and interest of the Indenture Trustee in, to and under the Financed Student Loans released from the Collateral pursuant thereto shall terminate and revert to the Issuer or Eligible Lender Trustee, as the case may be, their respective successors and assigns, and the right, title and interest of the Indenture Trustee in such Financed Student Loans shall thereupon cease, terminate and become void; and, upon the request of the Issuer, its successors or assigns, and at the cost and expense of the Issuer, the Indenture Trustee shall execute such UCC-3 financing statements and releases as are necessary or reasonably requested by the Issuer or Eligible Lender Trustee to terminate and remove of record any documents constituting public notice of the security interest in such Financed Student Loans granted hereunder being released. The Class A Noteholders and the Indenture Trustee agree and acknowledge that no releases of financing statements or other recorded evidence of the right, title and interest of the Indenture Trustee shall be necessary to effect the release thereof. Any Person who purchases any of such Financed Student Loans following the release thereof shall be entitled to rely on this provision.

         SECTION 2.06. Limited Recourse. Notwithstanding any other provision of this Indenture to the contrary, the obligations of the Issuer incurred under this Indenture and the Class A Notes are limited obligations of the Issuer payable solely from the Collateral and are secured by a pledge and security interest in the Collateral in favor of the Indenture Trustee, and neither the Issuer (except as otherwise provided in this Section 2.06) nor any of its officers, directors, employees, partners or Affiliates shall be individually or personally liable under this Indenture for such obligations.

         SECTION 2.07. Revolving Period. On the Amortization Period Commencement Date, the Revolving Period shall terminate and the Amortization Period shall commence. On or after the Amortization Period Commencement Date no further Advances or reinvestments in Eligible Student Loans shall be permitted under the Indenture and all further payments on the Class A Notes hereunder shall occur pursuant to Sections 3.03(b)(ii) or 3.03(b)(iii), as applicable.

                                  ARTICLE III.

                                   SETTLEMENTS

         SECTION 3.01. Accounts; Investments by Indenture Trustee.

         (a) Accounts. On or before the first Advance Date, the Indenture Trustee shall establish, for the benefit of the Class A Noteholders, to the extent of their interests therein as provided herein, the Collection Account, the Reserve Account and the Net Cap Rate Reserve Account. All accounts shall be maintained as Eligible Deposit Accounts. Subject to the further provisions of this Section 3.01, the Indenture Trustee shall, upon receipt deposit into such Accounts all amounts received by it which are required to be deposited therein in accordance with the provisions hereof. All such amounts and all investments made with such amounts, including all income and other gain from such investments, shall be held by the Indenture Trustee in such Accounts as part of the Collateral as herein provided, subject to withdrawal by the Indenture Trustee in accordance with, and for the purposes specified in the provisions of, this Indenture.

         (b) Administration of Payments. The Indenture Trustee shall assume that any amount remitted to it by the Master Servicer, any Sub-Servicer or the Issuer is to be deposited into the Collection Account pursuant to Section 3.03. The Indenture Trustee may establish from time to time such deadline or deadlines as it shall determine are reasonable or necessary in the administration hereof after which all amounts received or collected by the Indenture Trustee on any day shall not be deemed to have been received or collected until the next succeeding Business Day.

         (c) No Set-Off. None of the Eligible Lender Trustee or the Indenture Trustee shall have any right of set-off against Collections, Accounts, or any investment therein, whether or not commingled to satisfy any other obligations, and each of the Eligible Lender Trustee and the Indenture Trustee hereby irrevocably waives any and all such rights.

         (d) Investments. Amounts in the Reserve Account, the Net Cap Reserve Account and the Collection Account shall be invested and reinvested by the Indenture Trustee in Eligible Investments. Subject to the restrictions on the maturity of investments set forth in Section 3.01(f), an Issuer Order may authorize the Indenture Trustee to make the specific Eligible Investments set forth therein, to make Eligible Investments from time to time consistent with the general instructions set forth therein, or to make specific Eligible Investments pursuant to instructions received in writing or by facsimile transmission from the employees or agents of the Issuer identified therein, in each case in such amounts as such Issuer Order shall specify. The Issuer agrees to report as income for financial reporting and tax purposes (to the extent reportable) all investment earnings on amounts in the Accounts.

         (e) Investments in the Absence of an Issuer Order; Notice of Uninvested Cash. In the event that either (i) the Issuer shall have failed to give investment directions to the Indenture Trustee by 11:00 a.m., New York City time, on any Business Day on which there may be uninvested cash deposited in the Accounts or (ii) an Event of Default or Unmatured Event of Default shall have occurred and be continuing, then the Indenture Trustee shall invest such funds in Eligible Investments set forth in subparagraph (iv) of the definition thereof. All Eligible Investments made by the Indenture Trustee shall mature no later than the maturity date therefor permitted by Section 3.01(f).

         (f) Maturity of Eligible Investments. All Eligible Investments shall mature (or, with respect to mutual fund investments shall be redeemable without premium or penalty) no later than the Business Day prior to each Payment Date. All income or other gains from the investment of moneys deposited in the Accounts shall be deposited by the Indenture Trustee in the Collection Account upon receipt and shall be deemed to constitute a portion of the Available Funds for the related Payment Date.

         (g) Form of Investment. Any investment of any funds in the Accounts shall be made under the following terms and conditions:

                  (i) each such investment shall be made in the name of the Indenture Trustee, for the benefit of the Issuer and the Class A Noteholders (to the extent of their respective interests therein), or in the name of a nominee of the Indenture Trustee; and

                  (ii) any certificate or other instrument evidencing such investment shall be delivered directly to the Indenture Trustee, and the Indenture Trustee shall have sole possession of such instrument, and all income on such investment.

         (h) Indenture Trustee Not Liable. The Indenture Trustee shall not in any way be held liable by reason of any insufficiency in the Accounts resulting from losses on investments made in accordance with the provisions of this
Section 3.01 (but the institution serving as Indenture Trustee shall at all times remain liable for its own debt obligations, if any, constituting part of such investments) except for gross negligence or intentional misconduct. The Indenture Trustee shall not be liable for any investment made by it in accordance with this Section 3.01 on the grounds that it could have made a more favorable investment.

         SECTION 3.02. Collection of Moneys. If at any time the Issuer shall receive any Collections on or in respect of any Financed Student Loan (including any Student Loan Guaranty Payment or Subsidy Payment), it shall hold such Collections for the benefit of the Indenture Trustee (for the benefit of the Class A Noteholders and the Insurer), shall segregate such payment from the other property of the Issuer immediately and shall deliver such payment in the form received (endorsed as necessary for transfer) to the Indenture Trustee for deposit in the Collection Account in accordance with Section 3.03.

         SECTION 3.03. Collection Account.

         (a) Deposits. The Issuer shall remit all Collections to the Collection Account no later than the close of business on the second Business Day after receipt thereof, and the Master Servicer and any Subservicer shall be instructed to remit all Collections received by it within two Business Days in accordance with the Master Servicing Agreement and any Subservicing Agreement to the Collection Account for deposit therein. The Issuer may, in its sole discretion, deposit into the Collection Account the amount of any Monthly Advances determined to be made by the Issuer pursuant to Section 3.06(c) no later than the related Transfer Date. In addition, the Issuer shall deposit to the Collection Account no later than the close of business on each Transfer Date the aggregate Purchase Amount payable by the Issuer pursuant to Section 5.02. The Indenture Trustee shall deposit into the Collection Account on the date of receipt thereof any amounts delivered to it to reduce a Collateral Deficiency pursuant to Section 2.04, to effect a prepayment of the Class A Notes pursuant to Section 1.12, or to effect the removal of a Financed Student Loan from the Collateral pursuant to Section 2.04(a). If the Issuer shall receive any written statement from the Master Servicer stating that any amount previously paid by the Master Servicer to the Indenture Trustee or Issuer and deposited into the Collection Account was so paid and deposited into the Collection Account in error, the Issuer, if it shall concur as to the truth of such statement, shall forward to the Indenture Trustee in writing, together with such security or indemnity as may be required by it to hold the Indenture Trustee harmless, a copy of such written statement from the Master Servicer, along with an instruction to the Indenture Trustee to withdraw such amount from the Collection Account and pay such amount to the Master Servicer. Following receipt from the Issuer of the Master Servicer's statement and the written instructions set forth in the preceding sentence, so long as no Event of Default shall have occurred and be continuing, the Indenture Trustee shall withdraw such amount from the Collection Account and pay such amount to such Master Servicer.

         (b) Payment Date Procedures. Amounts on deposit on any Payment Date in the Collection Account representing Collections and other Available Funds received during or with respect to the related Collection Period (net of any amounts reimbursable to the Issuer in respect of Monthly Advance Amounts pursuant to Section 3.06(c), which shall be paid to the Issuer) and, as applicable, amounts on deposit in the Reserve Account and the Net Cap Rate Reserve Account, shall be withdrawn from the Collection Account and, as applicable, the Reserve Account and the Net Cap Rate Reserve Account, on such Payment Date no later than 11:00 a.m. (New York City time), in the amounts required, and applied in the following order of priority set forth below, in each case to the extent of Available Funds remaining after application of each clause representing a higher priority and, as applicable, amounts withdrawn from the Reserve Account and the Net Cap Rate Reserve Account, in accordance with
Section 3.04 and Section 3.05, respectively.

                  (i) Payment Dates Prior to the Amortization Period Commencement Date. On each Payment Date that shall occur prior to the Amortization Period Commencement Date, Available Funds in the Collection Account and, if applicable, amounts on deposit in the Reserve Account and the Net Cap Rate Reserve Account, shall be paid as follows:

                           first, an amount equal to the Policy Premium then
                  due, if any, pursuant to the Insurance Agreement together with any overdue Policy Premiums, if any, shall be set aside in the Collection Account and paid to the Insurer on such Payment Date; provided, that amounts payable pursuant to this clause first on any Payment Date shall be paid first from Interest Collections, and second to the extent such Interest Collections on deposit in the Collection Account are insufficient to make such payments, from Principal Collections;

                           second, an amount equal to the lesser of (x) the
                  Available Funds remaining on deposit in the Collection Account for the related Collection Period and (y) the sum of (i) the Servicing Fee Amount due with respect to the related Collection Period, plus any overdue Servicing Fee Amounts,
                  (ii) the Eligible Lender Trustee Fee with respect to the related Collection Period, plus any overdue Eligible Lender Trustee Fees, (iii) the Indenture Trustee's Fees with respect to such Collection Period plus any overdue Indenture Trustee's Fees, (iv) the Liquidity Commitment Fee with respect to such Collection Period plus any overdue Liquidity Commitment Fee, and (v) the Capped CP Program Payment Amount, which amounts set forth in clauses (i) through (v) above shall in each case be set aside in the Collection Account and paid to the Master Servicer (in the case of the Servicing Fee Amount), the Eligible Lender Trustee (in the case of the Eligible Lender Trustee Fee), the Indenture Trustee (in the case of the Indenture Trustee's Fee), the Liquidity Agent (in the case of the Liquidity Commitment Fee) and the Collateral Agent (in the case of the Capped CP Program Payment Amount), pari passu, on such Payment Date; provided, however, that amounts payable pursuant to this clause second on any Payment Date shall be paid first from Interest Collections and second, to the extent such Interest Collections are insufficient to make such payments, from Principal Collections;

                           third, an amount equal to the Class A Base Interest
                  Payment Amount payable with respect to the Class A Notes for such Collection Period, shall be set aside in the Collection Account and paid to the Class A Noteholder on such Payment Date pursuant to Section 1.13; provided, however, that amounts payable pursuant to this clause third on any Payment Date shall be paid first from Interest Collections remaining on deposit in the Collection Account, second, to the extent such Interest Collections are insufficient to make such payments, from Principal Collections remaining on deposit therein and, third to the extent that Interest Collections and Principal Collections are insufficient to make such payments, from amounts withdrawn from the Reserve Account.

                           fourth, if after application to the amounts described
                  in clauses first through third above, the amount on deposit in the Reserve Account is less than the Specified Reserve Account Balance, the lesser of (i) the amount of such deficiency and
                  (ii) the Available Funds remaining on deposit in the Collection Account for the related Collection Period after giving effect to the payments set forth in clauses first through third above, shall be deposited into the Reserve Account; provided, however, that amounts payable pursuant to this clause fourth on any Payment Date shall be paid first from Interest Collections remaining on deposit in the Collection Account and second, to the extent such Interest Collections are insufficient to make such payments, from Principal Collections remaining on deposit therein;

                           fifth, an amount equal to the lesser of (i) the
                  Revolving Period Principal Payment Amount and (ii) the Available Funds remaining on deposit in the Collection Account for the related Collection Period after giving effect to the payments set forth in clauses first through fourth above, shall be paid to the Class A Noteholder to the prepayment of the Class A Notes to cure any Collateral Deficiency in accordance with Section 1.12 and 1.13; provided, however, that amounts payable pursuant to this clause fifth on any Payment Date shall be paid first from Interest Collections remaining on deposit in the Collection Account, and second, to the extent such Interest Collections are insufficient to make such payments, from Principal Collections remaining on deposit therein.

                           sixth, the Available Funds remaining on deposit in
                  the Collection Account after application to the amounts described in clauses first through fifth above shall be applied to one or more of the following until any Note Balance Equalization Amount has been reduced to zero: (a) to the Class A Noteholder to the prepayment of the Class A Notes in accordance with Section 1.12; and (b) subject to Sections 2.04(a) and 4.02, to the Issuer to purchase and otherwise provide additional Financed Student Loans as Collateral; provided, however, that amounts payable pursuant to this clause sixth on any Payment Date shall be paid first from Interest Collections remaining on deposit in the Collection Account and second, to the extent such Interest Collections are insufficient to make such payments, from Principal Collections remaining on deposit therein;

                           seventh, an amount equal to the lesser of (i) the
                  Available Funds remaining on deposit in the Collection Account for the related Collection Period after giving effect to the payments set forth in clauses first through sixth above and
                  (ii) all due and unpaid Insurer Reimbursement Amounts, to the Insurer for all due and unpaid Insurer Reimbursement Amounts; provided, however, that amounts payable pursuant to this clause seventh on any Payment Date shall be paid first from Interest Collections remaining on deposit in the Collection Account, and second, to the extent that such Interest Collections are insufficient to make such payments, from Principal Collections remaining on deposit therein;

                           eighth, an amount equal to the lesser of (i) the
                  Available Funds remaining on deposit in the Collection Account for the related Collection Period after giving effect to the payments set forth in clauses first through seventh above and amounts, if any, withdrawn from the Net Cap Rate Reserve Account pursuant to Section 3.05(b), and (ii) the Class A Additional Interest Payment Amount payable with respect to the Class A Notes for such Collection Period, shall be set aside in the Collection Account and paid to the Class A Noteholder on such Payment Date pursuant to Section 1.13; provided, however, that amounts payable pursuant to this clause eighth on any Payment Date shall be paid first from Interest Collections remaining on deposit in the Collection Account, second, to the extent such Interest Collections are insufficient to make such payment, from Principal Collections remaining on deposit therein; and third to the extent that Interest Collections and Principal Collections are insufficient to make such payments, from amounts withdrawn from the Net Cap Rate Reserve Account.

                           ninth, an amount equal to the lesser of (i) the
                  Available Funds remaining on deposit in the Collection Account after giving effect to the payments set forth in clauses first through eighth above and (ii) fees and expenses payable pursuant to Section 5.03(iv) of the Security Agreement in excess of the Capped CP Program Payment Amount shall be set aside in the Collection Account and paid to the Collateral Agent on such Payment Date; provided, however, that amounts payable pursuant to this clause ninth on any Payment Date shall be paid first from Interest Collections remaining on deposit in the Collection Account, and second, to the extent such Interest Collections are insufficient to make such payments, from Principal Collections remaining on deposit therein.

                           tenth, if a Net Cap Rate Reserve Account Funding
                  Event shall have occurred as of such Payment Date, the lesser of (i) amount necessary to increase the amount on deposit in the Net Cap Rate Reserve Account to the Net Cap Rate Reserve Account Maximum Requirement with respect to such Payment Date and (ii) Available Funds remaining on deposit in the Collection Account for the related Collection Period after giving effect to the payments set forth in clauses first through ninth above, shall be deposited in the Net Cap Rate Reserve Account;

                           eleventh, the Available Funds remaining on deposit in
                  the Collection Account after application to the amounts described in clauses first through tenth above shall be applied, subject to Sections 2.04(a) and 4.02, at the option of the Issuer to add additional Financed Student Loans as Collateral; and
                           twelfth, after giving effect to the application of
                  the amounts described in clauses first through eleventh, any remaining Available Funds on deposit in the Collection Account shall be transferred to the Issuer on such Payment Date.

                  (ii) Payment Dates On or After Amortization Period Commencement Date. On the Amortization Period Commencement Date and on each Payment Date that shall occur during the Amortization Period and prior to the occurrence of the Final Scheduled Payment Date, Available Funds in the Collection Account and, if applicable, amounts on deposit in the Reserve Account and the Net Cap Rate Reserve Account shall be withdrawn from the Collection Account and, as applicable, the Reserve Account and the Net Cap Rate Reserve Account, on such Payment Date no later than 11:00 a.m. (New York City time), in the amount required, and applied in the following order of priority set forth below, in each case to the extent of Available Funds remaining after application of each clause representing a higher priority and, as applicable, amounts withdrawn from the Reserve Account and Net Cap Rate Reserve Account, in accordance with Section 3.04 and Section 3.05, respectively:

                           first, an amount equal to the Policy Premium then due
                  if any, pursuant to the Insurance Agreement together with any overdue Policy Premiums, if any, shall be set aside in the Collection Account and paid to the Insurer on such Payment Date; provided, however, that amounts payable pursuant to this clause first on any Payment Date shall be paid first from Interest Collections and second, to the extent that Interest Collections on deposit in the Collection Account are insufficient to make such payments, from Principal Collections;

                           second, an amount equal to the lesser of (x) the
                  Available Funds remaining on deposit in the Collection Account for the related Collection Period and (y) the sum of (i) the Servicing Fee Amount with respect to the related Collection Period, plus any overdue Servicing Fee Amounts, (ii) the Eligible Lender Trustee Fee with respect to the related Collection Period, plus any overdue Eligible Lender Trustee Fees, (iii) the Indenture Trustee's Fees with respect to the related Collection Period, plus any overdue Indenture Trustee's Fees, (iv) the Liquidity Commitment Fee with respect to the related Collection Period plus any overdue Liquidity Commitment Fees and (v) the Capped CP Program Payment Amount, which amounts set forth in clauses (i) through (v) above shall in each case be set aside in the Collection Account and paid to the Master Servicer (in the case of the Servicing Fee Amount), the Eligible Lender Trustee (in the case of the Eligible Lender Trustee Fee), the Indenture Trustee (in the case of the Indenture Trustee's Fee) the Liquidity Agent (in the case of the Liquidity Commitment Fee) and the Collateral Agent (in the case of the Capped CP Program Payment Amount), pari passu on such Payment Date; provided, however, that amounts payable pursuant to this clause second on any Payment Date shall be paid first from Interest Collections and second, to the extent that Interest Collections on deposit in the Collection Account are insufficient to make such payments, from Principal Collections remaining on deposit therein;

                           third, an amount equal to the Class A Base Interest
                  Payment Amount payable with respect to the Class A Notes for such Collection Period shall be set aside in the Collection Account and paid to the Class A Noteholder on such Payment Date pursuant to Section 1.13; provided, however, that amounts payable pursuant to this clause third on any Payment Date shall be paid first from Interest Collections remaining on deposit in the Collection Account, second, to the extent such Interest Collections are insufficient to make such payments, from Principal Collections remaining on deposit therein; and third to the extent that Interest Collections and Principal Collections are insufficient to make such payments, from amounts withdrawn from the Reserve Account.

                           fourth, if after application to the amounts described
                  in clauses first through third above, the amount on deposit in the Reserve Account is less than the Specified Reserve Account Balance, the lesser of (i) the amount of such deficiency and
                  (ii) the Available Funds remaining on deposit in the Collection Account after giving effect to the payments set forth in clauses first through third above, shall be deposited into the Reserve Account; provided, however, that amounts payable pursuant to this clause fourth on any Payment Date shall be paid first from Interest Collections and second, to the extent that Interest Collections on deposit in the Collection Account are insufficient to make such payments, from Principal Collections remaining on deposit therein;

                           fifth, an amount equal to the least of the amount of
                  (a) Available Funds remaining in the Collection Account after giving effect to the payments set forth in clauses first through fourth above , (b) the Amortization Period Principal Payment Amount and (c) the Class A Note Principal Amount outstanding, shall be set aside in the Collection Account and paid to the Class A Noteholder on such Payment Date pursuant to Section 1.13 until the Class A Note Principal Amount shall be reduced to zero; provided, however, that amounts payable pursuant to this clause fifth on any Payment Date shall be paid first from Principal Collections remaining on deposit in the Collection Account, and second, to the extent such Principal Collections are insufficient to make such payments, from Interest Collections remaining on deposit therein.

                           sixth, the Available Funds remaining on deposit in
                  the Collection Account after application to the amounts described in clauses first through fifth above shall be paid to the Class A Noteholders for the prepayment of the Class A Notes until the Note Balance Equalization Amount has been reduced to zero; provided, however, that amounts payable pursuant to this clause sixth on any Payment Date shall be paid first from Interest Collections, and second, to the extent such Interest Collections are insufficient to make such payments, from Principal Collections;

                           seventh, an amount equal to the lesser of (i) the
                  amount of Available Funds remaining on deposit in the Collection Account after giving effect to the payments set forth in clauses first through sixth above and (ii) all due and unpaid Insurer Reimbursement Amounts, to the Insurer for all due and unpaid Insurer Reimbursement Amounts; provided, however, that amounts payable pursuant to this clause seventh on any Payment Date shall be paid first from Interest Collections remaining on deposit in the Collection Account, and second, to the extent that such Interest Collections are insufficient to make such payments, from Principal Collections remaining on deposit therein;

                           eighth, an amount equal to the lesser of (i) the
                  amount of Available Funds remaining on deposit in the Collection Account after giving effect to the payments set forth in clauses first through seventh above and amounts, if any, withdrawn from the Net Cap Rate Reserve Account pursuant to Section 3.05(b) and (ii) the Class A Additional Interest Payment Amount payable with respect to the Class A Notes for such Collection Period, shall be set aside in the Collection Account and paid to the Class A Noteholder on such Payment Date pursuant to Section 1.13; provided, however, that amounts payable pursuant to this clause eighth on any Payment Date shall be paid first from Interest Collections remaining on deposit in the Collection Account, second, to the extent such Interest Collections are insufficient to make such payments, from Principal Collections remaining on deposit therein; and third to the extent that Interest Collections and Principal Collections are insufficient to make such payments, from amounts withdrawn from the Net Cap Rate Reserve Account.

                           ninth, an amount equal to the lesser of (i) the
                  Available Funds remaining on deposit in the Collection Account after giving effect to the payments set forth in clauses first through eighth above and (ii) fees and expenses payable pursuant to Section 5.03(iv) of the Security Agreement in excess of the Capped CP Program Payment Amount shall be set aside in the Collection Account and paid to the Collateral Agent on such Payment Date; provided, however, that amounts payable pursuant to this clause ninth on any Payment Date shall be paid first from Interest Collections remaining on deposit in the Collection Account, and second, to the extent such Interest Collections are insufficient to make such payments, from Principal Collections remaining on deposit therein.

                           tenth, if a Net Cap Rate Reserve Account Funding
                  Event shall have occurred as of such Payment Date, the lesser of (i) amount necessary to increase the amount on deposit in the Net Cap Rate Reserve Account to the Net Cap Rate Reserve Account Maximum Requirement with respect to such Payment Date and (ii) Available Funds remaining on deposit in the Collection Account for the related Collection Period after giving effect to the payments set forth in clause first through ninth above, shall be deposited in the Net Cap Rate Reserve Account; and

                           eleventh, after giving effect to the application of
                  the amounts described in clauses first through tenth, any remaining Available Funds on deposit in the Collection Account shall be transferred to the Issuer on such Payment Date.

                  (iii) Payment Dates On or After the Final Scheduled Payment Date; Following Event of Default. On each Payment Date that shall occur on or after the Final Scheduled Payment Date, or if an Event of Default shall have occurred and (i) the Class A Notes have been accelerated pursuant to Section 7.03(a) or (ii) the Collateral shall have been sold pursuant to Section 7.04, Available Funds in the Collection Account and, as applicable, amounts on deposit in the Reserve Account and the Net Cap Rate Reserve Account shall be withdrawn from the Collection Account and, as applicable, the Reserve Account and the Net Cap Rate Reserve Account on such Payment Date no later than 11:00 a.m. (New York City time), in the amount required, and applied in the following order of priority set forth below, in each case to the extent of Available Funds remaining after application of each clause representing a higher priority and, as applicable, amounts withdrawn from the Reserve Account and the Net Cap Rate Reserve Account, in accordance with Section 3.04 and Section 3.05, respectively:

                           first, an amount equal to the Policy Premium then
                  due; pursuant to the Insurance Agreement, together with any overdue Policy Premiums, if any, shall be set aside in the Collection Account and paid to the Insurer on such Payment Date;

                           second, an amount equal to (i) the Servicing Fee
                  Amount due with respect to the related Collection Period, plus any overdue Servicing Fee Amounts, (ii) the Eligible Lender Trustee Fees with respect to the related Collection Period, plus any overdue Eligible Lender Trustee Fees, (iii) the Indenture Trustee's Fees with respect to the related Collection Period, plus any overdue Indenture Trustee's Fees not paid, (iv) the Liquidity Commitment Fee with respect to the related Collection Period plus any overdue Liquidity Commitment Fees and (v) the Capped CP Program Payment Amount, which amounts set forth in clauses (i) through (v) above shall in each case be set aside in the Collection Account and paid to the Master Servicer (in the case of the Servicing Fee Amount), the Eligible Lender Trustee (in the case of the Eligible Lender Trustee Fee), the

                  Indenture Trustee (in the case of the Indenture Trustee's Fee) the Liquidity Agent (in the case of the Liquidity Commitment Fee and the Collateral Agent (in the case of the Capped CP Program Payment Amount), pari passu, on such Payment Date;

                           third, an amount equal to the Class A Base Interest
                  Payment Amount payable with respect to the Class A Notes for such Collection Period, shall be set aside in the Collection Account and paid to the Class A Noteholder on such Payment Date pursuant to Section 1.13; first from the amount of Available Funds remaining in the Collection Account after giving effect to the payments in clauses first and second above, and second from amounts on deposit in the Reserve Fund;

                           fourth, an amount equal to the lesser of (i) the
                  amount of Available Funds remaining in the Collection Account after giving effect to the payments set forth in clauses first through third above and amounts, if any, withdrawn from the Reserve Account and (ii) the Class A Note Principal Amount outstanding, shall be set aside in the Collection Account and paid to the Class A Noteholder on such Payment Date pursuant to Section 1.13 until the Class A Note Principal Amount is reduced to zero;

                           fifth, an amount equal to the lesser of (i) the
                  amount of Available Funds remaining in the Collection Account after giving effect to the payments set forth in clauses first through fourth above and amounts, if any, withdrawn from the Reserve Account and (ii) all due and unpaid Insurer Reimbursement Amounts, shall be set aside in the Collection Account and paid to the Insurer for all due and unpaid Insurer Reimbursement Amounts;

                           sixth, an amount equal to the lesser of (i) the
                  amount of Available Funds remaining in the Collection Account after giving effect to the payments set forth in clauses first through fifth above and amounts, if any, withdrawn from the Net Cap Rate Reserve Account pursuant to Section 3.05(b), and
                  (ii)the Class A Additional Interest Payment Amount payable with respect to the Class A Notes for such Collection Period, shall be set aside in the Collection Account and paid to the Class A Noteholder pursuant to Section 1.13.

                           seventh, an amount equal to the lesser of (i) the
                  Available Funds remaining on deposit in the Collection Account after giving effect to the payments set forth in clauses first through sixth above and (ii) fees and expenses payable pursuant to Section 5.03(iv) of the Security Agreement in excess of the Capped CP Program Payment Amount, shall be set aside in the Collection Account and paid to the Collateral Agent on such Payment Date; provided, however, that amounts payable pursuant to this clause seventh shall be paid first from Interest Collections remaining on deposit in the Collection Account, and second, to the extent such Interest Collections are insufficient to make such payments, from Principal Collections remaining on deposit therein.

                           eighth, after giving effect to the application of the
                  amounts described in clauses first through seventh, any remaining Available Funds on deposit in the Collection Account shall be transferred to the Issuer.

         SECTION 3.04. Reserve Account.

         (a) On or prior to the initial Advance Date, the Issuer shall deposit an amount equal to the Initial Specified Reserve Account Balance into the Reserve Account. On or prior to any subsequent Advance Date, the Issuer shall deposit into the Reserve Account any amount required to be deposited therein in order to satisfy the condition precedent to such Advance set forth in Section 4.02(i).

         (b) If on any Payment Date during the Revolving Period (after giving effect to all deposits or withdrawals required to be made from the Collection Account and the Reserve Account on such Payment Date) the balance on deposit in the Reserve Account is greater than the Specified Reserve Account Balance on such Payment Date, the Issuer shall instruct the Indenture Trustee to withdraw from the Reserve Account an amount equal to the difference between amount on deposit in the Reserve Account and the Specified Reserve Account Balance and pay such amount first, to the Insurer to pay any Insurer Reimbursement Amounts, second, to the Class A Noteholder, until any Class A Additional Interest Payment Amount remaining unpaid has been reduced to zero, and third, to the Issuer.

         (c) In the event that on any Payment Date there are not sufficient Available Funds on deposit in the Collection Account for application to the payment of amounts described in clause third of Section 3.03(b)(i), (ii), or
(iii) as applicable (in each case such insufficiency is to be calculated without giving effect to any withdrawals from the Reserve Account pursuant to this
Section 3.04(c)) the Indenture Trustee shall withdraw from the Reserve Account the lesser of such deficiency and the amount on deposit in the Reserve Account and shall apply such withdrawn amount to the payment of amounts described in such clause third of Section 3.03(b)(i), (ii) or (iii), as applicable, in the order of priority set forth therein.

         (d) In the event that on any Payment Date on or after the Amortization Period Commencement Date and prior to the Final Scheduled Payment Date, after giving effect to the withdrawals from the Reserve Account required by Section 3.04(c), the amount on deposit in the Reserve Account exceeds the Class A Note Principal Amount (after giving effect to principal payments with respect to the Class A Notes to be made on such Payment Date), the Indenture Trustee shall withdraw from the Reserve Account the amount on deposit in the Reserve Account and shall pay such amount as principal on the Class A Notes, until the Class A Note Principal Amount is reduced to zero and then to the Insurer for all amounts that remain owing to the Insurer under the Insurance Agreement.

         (e) On or after the Final Scheduled Payment Date, in the event that, after giving effect to the payments required by clauses first through third of
Section 3.03(b)(iii) and after giving effect to the withdrawals from the Reserve Account required by Section 3.04(c), in the event that any Class A Note Principal Amount remains outstanding, the Indenture Trustee shall withdraw all such amounts remaining on deposit in the Reserve Account and shall pay such amount to the Class A Noteholders, until the Class A Note Principal Amount is reduced to zero and then to the Insurer for all amounts that remain owing to the Insurer under the Insurance Agreement.

         (f) Final Payout Date. Any funds remaining in the Collection Account, the Reserve Account and the Net Cap Rate Reserve Account after the Final Payout Date shall be paid to the Issuer.

         SECTION 3.05. Net Cap Rate Reserve Account.

         (a) On or prior to each Determination Date, the Indenture Trustee shall calculate the Excess Spread Amount with respect to the Collection Period preceding the Collection Period during which such Determination Date occurs.

         (b) In the event that on any Payment Date there are insufficient Available Funds on deposit in the Collection Account for application to the payment of amounts described in clause eighth of Section 3.03(b)(i), clause eighth of Section 3.03(b)(ii) or clause sixth of Section 3.03(b)(iii), as applicable (in each case such insufficiency is to be calculated without giving effect to any withdrawals from the Net Cap Rate Reserve Account pursuant to this
Section 3.05(b)), the Indenture Trustee shall withdraw from the Net Cap Rate Reserve Account the lesser of any such insufficiency and the amount on deposit in the Net Cap Rate Reserve Account and shall apply such withdrawals to the payment of amounts described in clause eighth of Section 3.03(b)(i), clause eighth of Section 3.03 (b) (ii) or clause sixth of Section 3.03(b)(iii), as applicable.

         (c) If on any Payment Date (after giving effect to all deposits or withdrawals required to be made from the Collection Account, the Reserve Account and the Net Cap Rate Reserve Account on such Payment Date) the balance on deposit in the Net Cap Rate Reserve Account is greater than the Net Cap Rate Reserve Account Maximum Requirement on such Payment Date, the Issuer shall instruct the Indenture Trustee to withdraw from the Net Cap Rate Reserve Account an amount equal to the difference between the amount on deposit in the Net Cap Rate Reserve Account and the Net Cap Rate Reserve Account Maximum Requirement and pay such amount to the Issuer.

         SECTION 3.06. Payments and Computations, etc.; Monthly Advances.

         (a) Payments. All amounts to be paid or deposited by the Indenture Trustee or the Issuer to the Class A Noteholders, or any other Person hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (New York City time) on the day when due in lawful money of the United States of America in same day funds, in the case of amounts to be paid or deposited in respect of accrued and unpaid interest on, or in reduction of principal of, the Class A Notes.

         (b) Method of Computation. All computations of interest and any other fees payable by the Issuer to the Class A Noteholders in connection with Advances hereunder shall be calculated by the Indenture Trustee on the basis of a year of 360 days for actual days elapsed.

         (c) Monthly Advances. If the Issuer or the Eligible Lender Trustee (or the Master Servicer or applicable Sub-Servicer on its behalf) has applied for a Student Loan Guaranty Payment from a Student Loan Guarantor or a Subsidy Payment from the DOE, and the Issuer, the Eligible Lender Trustee, the Master Servicer or the applicable Sub-Servicer, as the case may be, has not received the related payment prior to the end of the Collection Period immediately preceding the current Payment Date, the Issuer may, no later than the related Transfer Date, in its sole discretion, deposit into the Collection Account an amount up to the amount of such payments applied but not received (such deposits by the Issuer are referred to therein as "Monthly Advances"). The Issuer shall have no obligation, legal or otherwise, to make any Monthly Advance, and the making of or decision to make a particular Monthly Advance shall not create any obligation on the Issuer, legal or otherwise, to make any future Monthly Advances. If after making a Monthly Advance, the Issuer (or the Eligible Lender Trustee, the Master Servicer or the applicable Sub-Servicer on its behalf) receives the Student Loan Guaranty Payment or Subsidy Payment for which such Monthly Advance was made, then notwithstanding the order set forth in Section 3.03(b) hereof, the Issuer shall be reimbursed immediately from such Student Loan Guaranty Payment or Subsidy Payment, as the case may be, on deposit in the Collection Account up to the amount of the related Monthly Advance.

         SECTION 3.07. Claims on the Policy.

         (a) If an Insured Payment is necessary for any Collection Period, then the Indenture Trustee shall give notice to the Insurer and the Fiscal Agent (as defined in the Insurance Policy), if any, by telephone or telecopy of the amount of the required Insured Payment. Such notice shall be confirmed in writing by the Indenture Trustee in the form set forth as Exhibit A to the Insurance Policy, to the Insurer and the Fiscal Agent, if any, so that such notice is received by the Insurer and the Fiscal Agent no later than 12:00 noon, New York City time, on the Deficiency Claim Date (as defined in the Insurance Policy). Following receipt by the Insurer of such notice in such form, the Insurer or the Fiscal Agent shall pay the Indenture Trustee any amount payable under the Insurance Policy, on the later to occur (i) 12:00 noon, New York City, time, on the third Business Day following such receipt, and (ii) 12:00 noon, New York City time, on the Payment Date to which such deficiency relates, as provided in the Insurance Policy.

         (b) The Indenture Trustee shall deposit any Insured Payment made under the Insurance Policy in the Collection Account and distribute such amount only to pay the Class A Noteholder in accordance with the terms of the Insurance Policy, and such amount may not be applied in any other manner. Amounts paid under the Policy shall remain uninvested and shall be disbursed by the Indenture Trustee to the Class A Noteholder in accordance with Section 3.03(b) hereof, the Insurance Policy and this Indenture. However, the amount of any payment of principal of or interest on the Class A Notes to be paid from amounts in the Collection Account in respect of payments on the Insurance Policy shall be noted as provided in paragraph (c) below in the Class A Note Register, and in the Monthly Report.

         (c) The Indenture Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of the Class A Notes from moneys received under the Insurance Policy. The Insurer shall have the right to inspect such records at reasonable times during normal business hours upon three Business Days' prior notice to the Indenture Trustee at the expense of the Insurer.

         SECTION 3.08. Rights in Respect of Insolvency Proceedings.

         (a) In the event that the Indenture Trustee has received a certified copy of a final, nonappealable order of the appropriate court that any distribution to any Class A Noteholder has been voided in whole or in part as a preference payment under applicable bankruptcy or insolvency law, the Indenture Trustee shall comply with the terms of the Insurance Policy relating to Preference Amounts (as defined in the Insurance Policy).

         (b) The Indenture Trustee shall promptly notify the Insurer of either of the following as to which an applicable Responsible Officer of the Indenture Trustee has actual knowledge: (i) the commencement of any proceeding by or against the Issuer commenced under the United States Bankruptcy Code or any other applicable United States federal or state bankruptcy, insolvency, receivership, rehabilitation, or similar law (an "Insolvency Proceeding") or
(ii) the making of any claim in connection with any Insolvency Proceeding seeking the avoidance as a preferential transfer (a "Preference Claim") of any payment of principal of or interest on the Class A Notes. Each Class A Noteholder, by its purchase of the Class A Notes, and the Indenture Trustee hereby agree that, so long as an Insurer Default shall not have occurred and be continuing, the Insurer may at any time during the continuation of an Insolvency Proceeding direct all matters relating to such Insolvency Proceeding, including
(i) all matters relating to any Preference Claim, (ii) the direction of any appeal of any order relating to any Preference Claim and (iii) the posting of any surety, supersedes or performance bond pending any such appeal. In addition, and without limitation of the foregoing, as set forth in Section 3.09, the Insurer shall be subrogated to, and each of the Class A Noteholders and the Indenture Trustee hereby delegate and assign, to the fullest extent permitted by law, the rights of the Indenture Trustee and such Class A Noteholder in the conduct of any Insolvency Proceeding, including all rights of any part to any adversary proceeding action with respect to any court order issued in connection with any such Insolvency Proceeding.

         (c) Upon the occurrence of any of the events described in (a) or (b) above, the Indenture Trustee shall furnish to the Insurer its records evidencing the distributions of principal of and interest on the Class A Notes that have been made and subsequently recovered from the Class A Noteholders and the dates on which such payments were made.

         SECTION 3.09. Effect of Payments by the Insurer; Subrogation.

         (a) Anything herein to the contrary notwithstanding, any distribution of principal of or interest on the Class A Notes that is made with moneys received pursuant to the terms of the Insurance Policy shall not be considered payment of the Class A Notes by the Issuer and shall not discharge the Issuer in respect of such distribution. The Indenture Trustee acknowledges that, without the need for any further action on the part of the Insurer, the Indenture Trustee or the Class A Note Registrar, (i) to the extent the Insurer makes payments, directly or indirectly, on account of principal of or interest on the Class A Note to the Class A Noteholder thereof, the Insurer will be fully subrogated to the rights of such Class A Noteholder to receive such principal and interest from distributions of the assets of the Issuer and will be deemed to the extent of the payments so made to be a Class A Noteholder and (ii) the Insurer shall be paid principal and interest in its capacity as a Class A Noteholder until all such payments by the Insurer have been fully reimbursed, but only from the sources and in the manner provided herein for the distribution of such principal and interest and in each case only after the Class A Noteholder have received all payments of principal and interest due to them under this Indenture on the related Payment Date.

         (b) Without limiting the rights or interests of the Class A Noteholders as otherwise set forth herein, so long as no Insurer Default exists or is not continuing, the Indenture Trustee shall cooperate in all respects with any reasonable request by the Insurer for action to preserve or enforce the Insurer's rights or interests under this Indenture, including, upon the occurrence of an Event of Default, a request to take any one or more of the following actions:

                  (i) institute proceedings for the collection of all amounts then payable on the Class A Notes or under this Indenture, enforce any judgment obtained and collect moneys adjudged due; and

                  (ii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Insurer hereunder.

                                  ARTICLE IV.

                             CONDITIONS OF ADVANCES

         SECTION 4.01. Conditions Precedent to Initial Advance. The initial Advance is subject to the condition precedent that the Indenture Trustee shall have received, on or before the date of such Advance the following, each (unless otherwise indicated) dated such date and in form and substance satisfactory to such Indenture Trustee and the Insurer:

         (a) A certificate of the Secretary or Assistant Secretary of General Partner (i) certifying that the limited partnership agreement of the Issuer attached thereto is the current version of such document then in full force and effect, (ii) attaching the certificate of limited partnership of the Issuer, certified by the Delaware Secretary of State, (iii) certifying that the resolutions of the board of directors of the General Partner of the Issuer authorizing the transactions contemplated by the Transaction Documents remain in full force and effect, and (iv) certifying as to the names and true signatures of the officers of the General Partner authorized on the Issuer's behalf to sign the Transaction Documents to be delivered by it (on which certificate the Indenture Trustee may conclusively rely until such time as the Indenture Trustee shall receive from General Partner of the Issuer a revised certificate meeting the requirements of this subsection (a));

         (b) A certificate of the Secretary or Assistant Secretary of the General Partner of the Issuer (i) attaching the certificate of incorporation of the General Partner, certified by the Delaware Secretary of State, (ii) certifying that the by-laws of the General Partner attached thereto is the current version of such document then in full force and effect, (iii) certifying that the resolutions of the board of directors of the General Partner attached thereto authorizing the transactions contemplated by the Transaction Documents remain in full force and effect, and (iv) certifying as to the names and true signatures of the officers authorized on its behalf to sign the Transaction Documents to be delivered by it (on which certificate the Indenture Trustee may conclusively rely until such time as the Indenture Trustee shall receive from General Partner a revised certificate meeting the requirements of this subsection (b));

         (c) A certificate of the Secretary or Assistant Secretary of EFG (i) attaching the certificate of incorporation of EFG, certified by the Delaware Secretary of State, (ii) certifying that the by-laws of EFG attached thereto is the current version of such document then in full force and effect, (iii) certifying that the resolutions of the board of directors of EFG attached thereto authorizing the transactions contemplated by the Transaction Documents remain in full force and effect, and (iv) certifying as to the names and true signatures of the officers authorized on its behalf to sign the Transaction Documents to be delivered by it (on which certificate the Indenture Trustee may conclusively rely until such time as the Indenture Trustee shall receive from EFG a revised certificate meeting the requirements of this subsection (c));

         (d) A certificate of the Secretary or Assistant Secretary of the Master Servicer (i) attaching the certificate of incorporation of the Master Servicer, certified by the Delaware Secretary of State, (ii) certifying that the by-laws of the Master Servicer attached thereto is the current version of such document then in full force and effect, (iii) certifying that the resolutions of the board of directors of the Master Servicer attached thereto authorizing the transactions contemplated by the Transaction Documents remain in full force and effect, and (iv) certifying as to the names and true signatures of the officers authorized on its behalf to sign the Transaction Documents to be delivered by it (on which certificate the Indenture Trustee may conclusively rely until such time as the Indenture Trustee shall receive from the Master Servicer a revised certificate meeting the requirements of this subsection (d));

         (e) Executed financing statements on Form UCC-1 naming (i) the Issuer as the debtor, and the Indenture Trustee, for the benefit of the Class A Noteholders and the Insurer, as the secured party, with respect to the Private Student Loans in proper form for filing in the offices of the Secretary of State of Massachusetts, and (ii) the Eligible Lender Trustee as the debtor, and the Indenture Trustee, for the benefit of the Class A Noteholders and the Insurer, as the secured party, with respect to the Federal Student Loans in proper form for filing in the offices of the Secretary of State of Illinois, and in each case such other offices, if any, in which filings are necessary under the UCC or any comparable law of all appropriate jurisdictions to perfect the Indenture Trustee's security interest in the Collateral, for the benefit of the Class A Noteholders and the Insurer;

         (f) A search report as of a recent date acceptable to the Indenture Trustee and the Insurer provided in writing to the Initial Class A Noteholder and the Insurer by the Issuer, in a form acceptable to the Initial Class A Noteholder and the Insurer, listing all effective financing statements that name the Issuer, General Partner or EFG as debtor and that are filed in the jurisdictions in which filings were made pursuant to subsection (e) above and in such other jurisdictions that the Indenture Trustee and the Insurer shall reasonably request, together with copies of such financing statements (none of which shall cover any Collateral or if so covered, the Indenture Trustee and the Insurer shall have received duly executed termination statements with respect thereto);

         (g) Executed copies of the following opinions of Weil, Gotshal & Manges, LLP special New York counsel to the Issuer, Potter Anderson & Corroon LLP, special Delaware counsel to the Issuer, and Burns & Levinson, LLP, special Massachusetts counsel to the Issuer, severally as to the following in aggregate (which shall be in form and substance satisfactory to the Insurer)

                  (i) due formation, organization and qualification of the Issuer, EFG, and the General Partner, and authorization, execution, delivery and enforceability of Transaction Documents and other general corporate or organizational matters related thereto;

                  (ii) validity/perfection/priority of security interest of Indenture Trustee in the Federal Student Loans included in the Financed Student Loans;

                  (iii) validity/perfection of security interest of Indenture Trustee in the Private Student Loans included in the Financed Student Loans; and

                  (iv) the opinion under federal securities law that the Class A Notes do not need to be registered under the Securities Act;

         (h) Executed copies of the following opinions of Weil, Gotshal & Manges, LLP as follows (which shall be in form and substance satisfactory to the Insurer):

                  (i) treatment of the Class A Notes as debt for federal income tax purposes;

                  (ii) true conveyance opinion regarding conveyance of Student Loans by EFG and First Chicago, in its capacity as eligible lender trustee for EFG, to the Issuer and the Eligible Lender Trustee under the Purchase and Contribution Agreement; and

                  (iii) substantive consolidation opinion to the effect that neither the Issuer nor the General Partner would be consolidated with EFG upon a bankruptcy of EFG.

         (i) Opinion of Dean, Blakey & Moskowitz as to compliance of transaction with requirements of Higher Education Act;

         (j) Opinion of Dean, Blakey & Moskowitz as to whether First Chicago is an eligible lender trustee under the requirements of Higher Education Act;

         (k) Letters from each of the Rating Agencies stating that the Commercial Paper shall be rated at least "A-1" by S&P and "P-1" by Moody's, and that the Class A Note shall be rated "AAA" by S&P and "Aaa" by Moody's;

         (l) The Class A Note duly executed by the Issuer;

         (m) The Insurance Policy, duly executed by the Insurer and in full force and effect;

         (n) Copies of the Master Servicing Agreement and each Subservicing Agreement (including all amendments thereto), duly executed by the Master Servicer or the applicable Sub-Servicer and the Issuer and certified by the Issuer as being a true and correct copy thereof;

         (o) Copies of the Custodial Services Agreements, duly executed by the Seller, the Purchaser, the Master Servicer, each applicable Sub-Servicer, and Indenture Trustee;

         (p) Copies of each Student Loan Guaranty Agreement with respect to the Federal Student Loans (including all amendments thereto), duly executed by the applicable Student Loan Guarantor and First Chicago, together with the applicable Letter to Guarantor, if any, from EFG, certified by the Issuer as being a true and correct copy thereof;

         (q) Copies of each Student Loan Guaranty Agreement with respect to the Private Student Loans (including all amendments thereto), duly executed by the applicable Student Loan Guarantor and the Issuer together with the applicable Letter to Guarantor, if any, from EFG, certified by the Issuer as being a true and correct copy thereof;

         (r) A copy of the Trust Agreement, duly executed by EFG-I, LP and First Chicago and amended by the First Amendment, and a copy of the written notice provided thereunder to First Chicago;

         (s) A copy of the Purchase and Contribution Agreement, duly executed by EFG and the Issuer;

         (t) A copy of the Computer Tape and Monthly Report showing the initial pool of Student Loans securing the initial Advances of the Class A Noteholder hereunder;

         (u) Copy of the Insurance Agreement, duly executed by the Insurer, the Issuer, the General Partner, EFG, the Master Servicer, the Indenture Trustee and the Eligible Lender Trustee;

         (v) Copy of the Guaranty Agreement duly executed by the Seller;

         (w) Copy of the Bank One Custody Agreement, duly executed by the Seller, the Issuer, the Master Servicer, the Indenture Trustee and Bank One Trust Company, NA, as custodian.

         (x) such other opinions, documents and certificates reasonably required by the Rating Agencies and the Insurer.

         SECTION 4.02. Conditions Precedent to All Advances. Each Advance (including the initial Advance) and each withdrawal from the Collection Account pursuant to clause sixth (b) and tenth of Section 3.03(b)(i) to fund the inclusion of additional Financed Student Loans in the Collateral shall be subject to the further conditions precedent that on the date of such Advance or withdrawal the following statements shall be true:

         (a) the representations and warranties contained in Section 5.01 are correct in all material respects on and as of such day as though made on and as of such day and shall be deemed to have been made (and to be correct in all material respects) on such day (and the Issuer by accepting the amount of such Advances or withdrawal shall be deemed to have certified to such effect);

         (b) no event has occurred and is continuing, or would result from such Advance or withdrawal that constitutes an Event of Default or Unmatured Event of Default (and the Issuer by accepting the amount of such Advance or withdrawal shall be deemed to have certified to such effect);

         (c) the Indenture Trustee shall have received an updated Student Loan Schedule and Computer Tape reflecting the addition to the Collateral of the Student Loans to be included as Financed Student Loans in connection with such Advance or withdrawal, and such Advance or withdrawal shall not result in a Collateral Deficiency;

         (d) the Amortization Period Commencement Date shall not have occurred (and the Issuer by accepting the amount of such Advance or withdrawal shall be deemed to have certified to such effect);

         (e) the applicable bailee under the applicable Subservicing Agreement, Custodial Services Agreement or Bank One Custody Agreement, or, if applicable, pursuant to the Master Servicing Agreement, for the Indenture Trustee for the benefit of the Class A Noteholders and the Insurer, shall have received the original Student Loan Notes with respect to the Private Student Loans that will be acquired or otherwise financed with the proceeds of such Advance or withdrawal;

         (f) all conditions precedent to the Issuer's acquisition of the Student Loans to be acquired or otherwise funded with the proceeds of such Advance or withdrawal (other than the payment of the Purchase Price therefor) shall have been satisfied;

         (g) the Indenture Trustee shall have received releases or termination statements on Form UCC-3 and any other documents necessary to evidence or release any security interest (other than that of the Indenture Trustee) in the Student Loans to be acquired or otherwise funded with the proceeds of such Advance or withdrawal, to the extent required for any such prior security interest to be terminated; and if such Advance or withdrawal, will result in the inclusion of any additional Financed Student Loans in the Collateral that are not included in the Form UCC-1 financing statements filed pursuant to Section 4.01(e), executed financing statements on Form UCC-1 meeting the requirements of
Section 4.01(e) shall have been filed in respect of such additional Financed Student Loans;

         (h) the applicable Student Loan Guaranty Agreements shall be in full force and effect with respect to all Student Loans to be financed as Eligible Student Loans as part of such Advance;

         (i) the amount on deposit in the Reserve Account equals the Initial Specified Reserve Account Balance (in the case of the initial Advance) or the Specified Reserve Account Balance (in the case of any other Advance) after giving effect to such Advance;

         (j) the Insurance Policy shall be in full force and effect and the Insurer shall not be in default of any of its obligations thereunder; and

         (k) the Class A Notes shall be rated at least AA, by S&P, Aa2 by Moody's and AA by Fitch.

                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES

         SECTION 5.01. Representations and Warranties of the Issuer. The Issuer represents and warrants as follows:

         (a) Organization, Powers. The Issuer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, has all necessary power as a limited partnership to carry on its present business, is duly licensed or qualified in all jurisdictions where the nature of its activities require such licensing or qualifying and where its failure to be so licensed or qualified would not have a Material Adverse Effect on the Issuer; and has full power, right and authority to enter into this Indenture, the other Transaction Documents to which it is, or will be, a party and the transactions contemplated hereby and thereby, to issue the Class A Notes and to perform each and all of the matters and things herein and therein provided for. The Issuer has not been known by any name other than "EFG-III, LP" and has not had any office other than its office at 495 Station Avenue, South Yarmouth, Massachusetts 02664, and that office is its chief executive office and principal place of business.

         (b) Issuer Authority, etc. The execution, delivery and performance by the Issuer of this Indenture, the Class A Notes and the other Transaction Documents to which it is, or will be, a party and the transactions contemplated hereby and thereby have been duly authorized by all necessary limited partnership action and this Indenture, the Class A Notes, and such Transaction Documents constitute the legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or law.

         (c) Compliance with Laws and Contracts. The execution, delivery and performance by the Issuer of this Indenture, the Class A Notes, and the other Transaction Documents to which the Issuer is a party do not and will not (i) violate, in any material respect, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award to which the Issuer or its property is subject, or of the limited partnership agreement and certificate of limited partnership of the Issuer; (ii) result in a material breach of or constitute a material default under the provisions of any indenture, loan or credit agreement or any other material agreement, lease or instrument to which the Issuer may be or is subject or by which it, or its property, is bound; or (iii) result in, or require, the creation or imposition of any Lien on or with respect of any of the material properties of the Issuer other than the Lien in favor of the Indenture Trustee provided herein; and the Issuer is not in violation of, or in default under, any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument except for violations or defaults that singly or in the aggregate have not had nor would not have a Material Adverse Effect on the Issuer.

         (d) Governmental Approvals. The Issuer has obtained all authorizations, consents, approvals, exemptions of or filings or registrations with all governmental commissions, regulatory bodies, boards, bureaus, agencies and instrumentalities, domestic or foreign, necessary to the conduct of its business and with respect to which the failure to obtain would not have a Material Adverse Effect on the Issuer, or necessary to the valid execution, delivery and performance by the Issuer of this Indenture, the Class A Notes, and the other Transaction Documents to which the Issuer is, or will be, a party (the "Approvals"), and such Approvals remain in full force and effect.

         (e) Litigation. There is no action, suit, proceeding, inquiry or investigation at law or in equity or before or by any court, public board or body pending or, to the knowledge of the Issuer, overtly threatened in writing against or affecting the Issuer wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect on the Issuer or which affects, or purports to affect, the validity or enforceability against the Issuer of any Transaction Document.

         (f) Employee Benefit Plans. All "employee benefit plans" (as such term is defined in ERISA) of the Issuer and each of its ERISA Affiliates (as defined in ERISA) (individually, a "Plan" and collectively the "Plans") are in compliance in all material respects with any applicable provisions of ERISA and the regulations and published interpretations thereunder, except for compliance amendments which may be required due to changes in such laws and regulations and which were not addressed by the latest determination letters and for which the retroactive amendment period has not expired. No Plan is insolvent or in reorganization. No proceedings have been instituted to terminate any Plan, and no conditions exist which would permit the institution of proceedings to terminate any such Plan.

         (g) Perfected Interest. Each Financed Student Loan, including the related Student Loan Note, is owned by the Issuer or by the Eligible Lender Trustee, on behalf of the Issuer, free and clear of any Lien other than the Lien created hereby. Except for the filing of the financing statements referred to in
Section 4.01 and Section 4.02 and the execution and delivery of the Subservicing Agreements, and, in the case of Financed Student Loans as to which there is no Subservicer, the establishment of a custodial arrangement with a third party bailee pursuant to the Master Servicing Agreement, no further action, including any filing or recording of any document, is necessary in order to establish, protect and perfect the first priority security interest of the Indenture Trustee, for the benefit of the Class A Noteholders and the Insurer, in the Collateral as against any third party in any applicable jurisdiction, including, without limitation, any purchaser from, or creditor of, the Issuer. No financing statement or other instrument similar in effect covering any of the Collateral or any interest therein is on file in any recording office except such as may be filed (i) in connection with any Lien arising solely as the result of any action taken by the Indenture Trustee, (ii) in favor of the Indenture Trustee or (iii) for which UCC termination statements have been filed or with respect to Liens which by their terms do not require that a release be filed for the security interest of the Indenture Trustee to be of first priority.

         (h) Accuracy of Information. All information (including each Monthly Report, Student Loan Schedule and Computer Tape) supplied by, or on behalf of, the Issuer in writing to the Indenture Trustee in connection with this Indenture or the transactions contemplated hereby is true and accurate in all material respects as of the date thereof stated or certified.

         (i) Defaults. No Event of Default or Unmatured Event of Default exists.

         (j) Margin Regulations. The use of all funds obtained by the Issuer under this Indenture will not conflict with or contravene any of Regulations G, T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time.

         (k) Offices. The chief place of business and chief executive office of the Issuer are located at the address of the Issuer referred to in Section 9.02, and the offices where the Issuer keeps all its books, records and documents evidencing the Financed Student Loans are located at the addresses specified in
Schedule 5.01(k) (or at such other locations, notified to the Indenture Trustee in accordance with Section 6.01(e), in jurisdictions where all action necessary to maintain the Indenture Trustee's first priority perfected interest, for the benefit of the Class A Noteholders and the Insurer, in the Collateral has been taken and completed).

         (l) Eligible Student Loans. Each Student Loan, as of the date of its inclusion in the Collateral, is an Eligible Student Loan.

         (m) The Issuer Not an Investment Company. The Issuer is not required to register as an "investment company" within the meaning of the Investment Company Act.

         SECTION 5.02. Reassignment upon Breach. The Issuer or the Indenture Trustee, as the case may be, shall inform the other parties to this Indenture, the Class A Noteholders and the Insurer promptly, in writing, upon the discovery of any breach in any material respects of the representations and warranties made by the Issuer pursuant to Sections 5.01(g) or (l) or any breach in any material respects of the covenants of the Issuer made pursuant to Section 6.03; provided that a material breach of such representations, warranties and covenants shall be deemed to have occurred only if the related Student Loan Guaranty Agreements (or, in the case of TuitionGard, the TuitionGard Policies) are affected. Unless any such breach shall have been cured within 30 days (or in the sole discretion of the Insurer, 60 days) following the discovery thereof by the Issuer or receipt by the Issuer of written notice from the Indenture Trustee of such breach, the Financed Student Loan as to which such representation and warranty or covenant relates shall be released from the Collateral and reassigned to the Eligible Lender Trustee (a "Reassignment"), as of the first Transfer Date succeeding the end of such 30-day or 60-day period, respectively. In consideration of and simultaneously with the reassignment of such Financed Student Loan, the Issuer shall deposit to the Collection Account on such Transfer Date immediately available funds equal to the Purchase Amount. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, during the Revolving Period, the Issuer may, at its option in lieu of depositing such Purchase Amount to the Collection Account on such date, may pledge, or in the case of Federal Student Loans, cause the Eligible Lender Trustee to pledge, to the Indenture Trustee on such date for inclusion in the Collateral a new Eligible Student Loan in substitution for such Financed Student Loan having a Principal Balance plus accrued and unpaid interest at least equal to the Substitution Amount of the Financed Student Loan being substituted, by delivering an updated Student Loan

Schedule to the Indenture Trustee reflecting such substitution (a "Substitution") and, if such new Eligible Student Loan is a Private Student Loan, by delivering to the applicable bailee for the Indenture Trustee under the applicable Subservicing Agreement and the related Custodial Services Agreement or the Bank One Custody Agreement, as applicable, or, if applicable, pursuant to the Master Servicing Agreement if not already in its possession, the original Student Loan Note for the such new Eligible Student Loan. The Indenture Trustee shall execute such documents reasonably requested by the Issuer or the Insurer in order to effect such reassignment and to release the Indenture Trustee's Lien thereunder. The sole remedy of the Indenture Trustee, the Insurer or the Class A Noteholders with respect to a breach of representations and warranties pursuant to Sections 5.01(g) and (l) and the covenants contained in Section 6.03 shall be to require the Issuer to deposit the Purchase Amount or substitute Financed Student Loans as provided above.

         SECTION 5.03. Representations and Warranties of General Partner. The General Partner hereby represents and warrants as follows:

         (a) Organization, Corporate Powers. The General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all necessary corporate power to carry on its present business, is duly licensed or qualified in all jurisdictions where the nature of its activities require such licensing or qualifying and where its failure to be so licensed or qualified would not have a Material Adverse Effect on the Issuer.

         (b) Issuer Authority, etc. The execution, delivery and performance by the General Partner of the limited partnership agreement of the Issuer and the transactions contemplated thereby have been duly authorized by all necessary corporate action and the limited partnership agreement constitutes the legal, valid and binding obligation of the General Partner enforceable against the General Partner in accordance with its terms.

         (c) Compliance with Laws and Contracts. The execution, delivery and performance by the General Partner of its duties under the limited partnership agreement of the Issuer will not (i) violate, in any material respect, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award to which the General Partner or its property is subject, or of the certificate of incorporation or bylaws of the General Partner; (ii) result in a material breach of or constitute a material default under the provisions of any indenture, loan or credit agreement or any other material agreement, lease or instrument to which the General Partner may be or is subject or by which it, or its property, is bound; or (iii) result in, or require, the creation or imposition of any Lien on or with respect of any of the material properties of the General Partner, which in any case would have a Material Adverse Effect on the General Partner ,and the General Partner is not in violation of, or in default under, any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument except for violations or defaults that singly or in the aggregate have not had nor would not have a Material Adverse Effect on the General Partner.

         (d) Governmental Approvals. The General Partner has obtained all authorizations, consents, approvals, exemptions of or filings or registrations with all governmental commissions, regulatory bodies, boards, bureaus, agencies and instrumentalities, domestic or foreign, necessary to the conduct of its business and with respect to which the failure to obtain would not have a Material Adverse Effect on the General Partner.

         (e) Litigation. There is no action, suit, proceeding, inquiry or investigation at law or in equity or before or by any court, public board or body pending or, to the knowledge of the General Partner, overtly threatened in writing against or affecting the General Partner wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect on the General Partner or which affects, or purports to affect, the validity or enforceability against the General Partner of the limited partnership agreement of the Issuer.

         SECTION 5.04. Representations and Warranties of Indenture Trustee. The Indenture Trustee hereby represents and warrants as follows:

         (a) Due Organization. It is a national banking association duly organized and validly existing in good standing under the laws of the United States. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Indenture.

         (b) Authorization. It has taken all corporate action necessary to authorize the execution and delivery by it of this Indenture, and this Indenture will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Indenture on its behalf.

         (c) Eligible Lender. It is an "eligible lender" as such term is defined in Section 435(d) of the Higher Education Act, for purposes of being pledgee of the Financed Student Loans as contemplated by this Indenture.

         (d) Binding Obligation. This Indenture constitutes, and each other Transaction Document to be executed by the Indenture Trustee when duly executed and delivered, will constitute, a legal, valid and binding obligation of the Indenture Trustee, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         SECTION 5.05. Representations and Warranties of Eligible Lender Trustee. The Eligible Lender Trustee hereby represents and warrants as follows:

         (a) Due Organization. It is a national banking association duly organized and validly existing in good standing under the laws of the United States. It has all requisite corporate power and authority to execute and deliver this Indenture.

         (b) Authorization. It has taken all corporate action necessary to authorize the execution and delivery by it of this Indenture, and this Indenture will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Indenture on its behalf.

         (c) Eligible Lender. It is an "eligible lender" as such term is defined in Section 435(d) of the Higher Education Act.

         (d) Binding Obligation. This Indenture constitutes, and each other Transaction Document to be executed by the Eligible Lender Trustee when duly executed and delivered, will constitute, a legal, valid and binding obligation of the Eligible Lender Trustee, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                                  ARTICLE VI.

                         GENERAL COVENANTS OF THE ISSUER

         SECTION 6.01. Affirmative Covenants of the Issuer. From the date hereof until the Final Payout Date, the Issuer shall:

         (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders, including those with respect to the Financed Student Loans, except to the extent that failure to comply with such laws, rules, regulations and orders would not have a Material Adverse Effect on the Issuer.

         (b) Preservation of Existence. Preserve and maintain its existence as a limited partnership, and its rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign limited partnership company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would not have a Material Adverse Effect on the Issuer. The Issuer will maintain its status as a pass-through entity for federal income tax purposes.

         (c) Keeping of Records and Books of Account. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records identifying and evidencing the Financed Student Loans and each Sub-Servicer servicing each Financed Student Loan in the event of the destruction of the originals thereof), and keep and maintain, or cause to be kept and maintained, all documents, books, records and other information reasonably necessary or advisable for the collection of all the Financed Student Loans (including, without limitation, records adequate to permit the daily identification of each new Financed Student Loan included in the Collateral from time to time and all Collections of and adjustments to each existing Financed Student Loan).

         (d) Performance and Compliance with Student Loans. At its expense, timely and fully perform and comply, and cause the Eligible Lender Trustee to perform and comply, with all material provisions, covenants and other promises required to be observed by each of them under the Higher Education Act, Student Loan Notes, the Student Loan Guaranty Agreements (or in the case of TuitionGard, the TuitionGard Policies), the Master Servicing Agreement, the Subservicing Agreements, and other agreements to which the Issuer is a party related to the Collateral.

         (e) Location of Records. Keep its chief place of business and chief executive office, and the offices where it keeps its records concerning the Financed Student Loans and all agreements related to such Collateral (and all original documents relating thereto, unless such documents have been delivered to the Master Servicer, related Sub-Servicer or a bailee thereof), at the address(es) of the Issuer referred to in Schedule 5.01(k) or, upon 30 days' prior written notice to the Indenture Trustee, at such other locations in jurisdictions where all action required to maintain the Indenture Trustee's first priority perfected interest, for the benefit of the Class A Noteholders and the Insurer, in the Financed Student Loans shall have been taken and completed.

         (f) Administration of the Program. Administer, operate and maintain, or cause the Eligible Lender Trustee to administer, operate and maintain, its student loan program in such manner as to ensure that such program and the Financed Student Loans will benefit, to the extent applicable and in all material respects, from (i) the Student Loan Guaranty Agreements (or in the case of TuitionGard, the TuitionGard Policies) and (ii) if such Student Loan is a Federal Student Loan, the Federal Family Education Loan Program authorized under the Higher Education Act and the federal program of reimbursement for Federal Student Loans pursuant to the Higher Education Act, or from any other federal statute providing for such Federal Family Education Loan Program.

         (g) Student Loan Guaranty Agreements and Servicing Agreements; Enforcement. (i) Maintain, and cause the Eligible Lender Trustee, as applicable, to maintain, in effect all Student Loan Guaranty Agreements (or in the case of TuitionGard, the TuitionGard Policies), the Master Servicing Agreements, the Subservicing Agreements, and the Custodial Services Agreement, diligently and promptly enforce its rights thereunder and take, or use commercially reasonable steps to cause the Master Servicer to take, all reasonable steps, actions and proceedings necessary or appropriate for the enforcement of all material terms, covenants and conditions of each Financed Student Loan, including the prompt payment of all principal and interest payments and all other amounts due with respect to such Financed Student Loan, including all Subsidy Payments if such Financed Student Loan is a Federal Student Loan, and all Student Loan Guaranty Payments under the applicable Student Loan Guaranty Agreement (or, in the case of TuitionGard, under the TuitionGard Policies), except for such deferments and forbearance permitted with respect to Federal Student Loans under the Higher Education Act, and (ii) enter, and cause the Eligible Lender Trustee to enter, into Student Loan Guaranty Agreements and the Master Servicing Agreement and the Subservicing Agreements so that all Financed Student Loans are covered thereby.

         (h) Uniform Commercial Code Continuation Statements. The Issuer shall file Uniform Commercial Code continuation statements to the Uniform Commercial Code financing statements in favor of the Indenture Trustee originally filed at the delivery of this Indenture or as contemplated in Section 4.02(g) prior to every fifth year following the filing of such original financing statements or continuation statements, as the case may be.

         (i) Protection of Collateral. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable to secure the rights and remedies of the Indenture Trustee, the Insurer and the Class A Noteholders hereunder, including, but not limited to, actions to:

                  (A) maintain or preserve the lien and security interest of this Indenture or carry out more effectively the purposes hereof;

                  (B) perfect, publish notice of or protect the validity of any grant made or to be made by this Indenture;

                  (C) collect payments due on the Financed Student Loans; or

                  (D) preserve and defend title to the Collateral and the rights of the Indenture Trustee, the Insurer and the Class A Noteholders in such Collateral against the claims of all persons and parties. It shall be the responsibility of the Issuer to prepare such instruments.

The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 6.01.

         SECTION 6.02. Reporting Requirements of the Issuer. From the date hereof until the Final Payout Date, the Issuer shall furnish to the Eligible Lender Trustee, the Indenture Trustee, the CP Vehicle, the Liquidity Agent and the Insurer:

         (a) Quarterly Financial Statements. As soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Issuer, the Issuer's consolidated statement of income and statement of changes in cash flow for such quarter and balance sheet as of the end of such quarter presented fairly in accordance with generally accepted accounting principles;

         (b) Annual Financial Statements. As soon as available and in any event within 120 days after the end of each fiscal year of the Issuer, the Issuer's statement of income and statement of changes in cash flow for such year and balance sheet as of the end of such year in each case presented fairly in accordance with generally accepted accounting principles;

         (c) Quarterly Officer's Certificate. Within 30 days after the last day of each calendar quarter, an officer's certificate executed by the chief financial officer or treasurer of the General Partner, certifying that, as of such calendar month, (i) the Issuer is in compliance with all of the terms, conditions and requirements of the Transaction Documents, and (ii) no Event of Default or Unmatured Event of Default under this Indenture or other event of default as described in any other Transaction Documents exists;

         (d) Monthly Report. No later than the tenth Business Day of each month, a Monthly Report for the immediately preceding calendar month, substantially in the form of Exhibit 6.02(d), and a Student Loan Schedule and Computer Tape as of the final day of the preceding calendar month;

         (e) DOE Audit Materials. Within 30 days after the last day of each calendar month, notice of all DOE audits of or any other actions of a material nature by the DOE with respect to, the Issuer or any Affiliate thereof, to the extent that it has knowledge thereof, of the Master Servicer, or any Sub-Servicer or any Student Loan Guarantor under any Student Loan Guaranty Agreement, and, in each case, notice of the results thereof (including, with respect to the Student Loan Guarantors of the Financed Student Loans that are Federal Student Loans, but not limited to, the rate of reimbursement by the DOE for the Student Loan Guarantors under the related Student Loan Guaranty Agreements, to the extent that such rate is below the maximum permitted under the Higher Education Act (i.e., 95% for Student Loans disbursed on or after October 1, 1998, 98% with respect to Student Loans disbursed on or after October 1, 1993, and 100% for Student Loans disbursed prior thereto);

         (f) Reports of Independent Accountants. As promptly as practicable, copies of any reports or written comments (including, without limitation, audit reports, management letters and any other reports or communications with respect to the internal control structure) relating to the Issuer submitted by its independent accountants;

         (g) Event of Defaults. Immediately upon becoming aware of the existence of any Event of Default or Unmatured Event of Default, a written statement of an Authorized Officer of the Issuer setting forth details of such event and the action that the Issuer proposes to take with respect thereto; and immediately upon becoming aware of any Servicer Event of Default, written notice thereof;

         (h) Underwriting Guidelines. Promptly after the occurrence thereof, written notice of material changes in the Underwriting Guidelines;

                  In addition, the Issuer shall promptly furnish a copy of each Monthly Report upon delivery thereof to the Indenture Trustee and the Eligible Lender Trustee, to (i) S&P at Standard & Poor's Ratings Group, 55 Water Street, New York, New York 10041, Attention: ABS Surveillance Department, (ii) Moody's at Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007,
Attention: ABS Monitoring Department Telephone, (212) 553-0300, Telecopy,
(212) 553-4600, and (iii) Fitch at



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

Fitch IBCA, Inc, One State Street Plaza, 29th Floor, New York, New York 10004,
Attention: Asset-Backed Surveillance Group, Telephone (212) 908-0598, Telecopy
(212) 635-0476.

         SECTION 6.03. Servicing Covenants. From the date hereof until the Final Payout Date, the Issuer shall comply with the following covenants.

         (a) Servicing. The Issuer shall cause the Master Servicer and Subservicers to service, administer and make collections with respect to the Financed Student Loans in accordance with the Master Servicing Agreement and Subservicing Agreements and in all material respects with all applicable Federal and State laws, including all applicable standards, guidelines and requirements of the Higher Education Act and any Student Loan Guaranty Agreement (or, in the case of TuitionGard, under the TuitionGard Policies), the failure to comply with which would adversely affect the eligibility of one or more of the Financed Student Loans for Subsidy Payments or Student Loan Guaranty Payments, as applicable, or would have a Material Adverse Effect on the Issuer.

         (b) Collection of Financed Student Loan Payments. The Issuer shall cause the Master Servicer and Subservicers to make reasonable efforts (including all efforts that may be specified under the Higher Education Act with respect to Federal Student Loans or any Student Loan Guaranty Agreement (or, in the case of TuitionGard, under the TuitionGard Policies)), in each case in accordance with the terms of the Master Servicing Agreement and Subservicing Agreements, to collect all payments called for under the terms and provisions of the Financed Student Loans as and when the same shall become due.

         (c) Collection of Student Loan Guaranty Payments. The Issuer shall (or shall cause the Master Servicer and Subservicers to) make reasonable efforts to claim, pursue and collect all Student Loan Guaranty Payments from the Student Loan Guarantors pursuant to the Student Loan Guaranty Agreements (or, in the case of TuitionGard, pursuant to the TuitionGard Policies) with respect to any of the Financed Student Loans as and when the same shall become due and payable, and shall comply, and shall cause the Master Servicer and Subservicers to comply, in all material respects with all applicable laws and agreements with respect to claiming, pursuing and collecting such payments, in each case in accordance with the terms of the Master Servicing Agreement and Subservicing Agreements. In connection therewith, the Master Servicer is hereby authorized and empowered to convey to any Student Loan Guarantor the Student Loan Note and the related Financed Student Loan file representing any Financed Student Loan in connection with submitting a claim to such Student Loan Guarantor for a Student Loan Guaranty Payment in accordance with the terms of the applicable Student Loan Guaranty Agreement (or, in the case of TuitionGard, the applicable TuitionGard Policy) whereupon the Lien of the Indenture Trustee relating to such Financed Student Loan shall be released without any further action of any kind.

         (d) Collection of Subsidy Payments. The Issuer shall make or cause to be made reasonable efforts to claim, pursue and collect all Subsidy Payments from the DOE



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

with respect to any of the Financed Student Loans that are Federal Student Loans as and when the same shall become due and payable, shall comply or undertake commercially reasonable efforts to cause compliance with in all material respects with all applicable laws and agreements with respect to claiming, pursuing and collecting such payments. All amounts so collected by the Issuer or otherwise shall constitute Collections for the applicable Collection Period and shall be deposited into the Collection Account in accordance with Section 3.03
(a). In connection therewith, the Issuer, shall prepare and file or cause there to be prepared with the DOE on a timely basis all claims, forms and other documents and filings necessary or appropriate in connection with the claiming of Subsidy Payments and otherwise pursuing and collecting such Subsidy Payments from the DOE.

         (e) Realization upon Financed Student Loans. The Issuer shall cause the Master Servicer and Subservicers to use reasonable efforts consistent with customary servicing practices and procedures and subject to the Master Servicing Agreement and the Subservicing Agreements, including all efforts that may be specified under any applicable Student Loan Guaranty Agreement (or, in the case of TuitionGard, the TuitionGard Policy) and, with respect to Federal Student Loans, the Higher Education Act, in its servicing of any delinquent Financed Student Loans.

         SECTION 6.04. Negative Covenants of the Issuer. From the date hereof until the Final Payout Date, the Issuer shall not:

         (a) Sales, Liens, Etc. Except as otherwise provided herein or in any other Transaction Document and except for properties and assets released from the Collateral in accordance with the terms hereof, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist (or permit the Eligible Lender Trustee to create or suffer to exist) any Lien upon or with respect to, any Financed Student Loan or other Collateral, or any interest therein, or any account to which any Collections of any Financed Student Loans or other Collateral are sent, or any right to receive income or proceeds from or in respect of any of the foregoing, unless directed to do so by the Indenture Trustee (which direction the Indenture Trustee shall not give without the prior written consent of the Insurer), provided that the Issuer may
(i) transfer a Financed Student Loan to a Student Loan Guarantor in order to realize the benefits of a Student Loan Guaranty Agreement or TuitionGard Policy, as applicable and (ii) transfer any Financed Student Loan for securitization or consolidation purposes so long as the Issuer shall have deposited to the Collection Account an amount equal to the product of the Premium Percentage and the Principal Balance thereof, plus accrued and unpaid interest thereon.

         (b) Extension or Amendment. Extend, terminate, waive, amend or otherwise modify the terms of any Financed Student Loan, Student Loan Guaranty Agreement TuitionGard Policy or Subservicing Agreement or the Master Servicing Agreement in any manner that would have a Material Adverse Effect on the Issuer.



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

         (c) Change in Business. Enter into any financing arrangement with any other Person, or make any change in the character of its business, which change would impair the collectibility of any Financed Student Loan or otherwise materially adversely affect the interests or remedies of the Class A Noteholder or the Indenture Trustee under this Indenture or any other Transaction Document.

         (d) Consolidation, Mergers, etc. Merge into, or consolidate with, one or more corporations or other entities where the Issuer is not the surviving entity, or be a party to any transaction involving the transfer of any substantial portion of its assets, revenues or properties to or with any corporation or other Person, except in connection with any securitization or similar type of financing completed by EFG or any Affiliate thereof that does not result in a Collateral Deficiency.

         (e) Use of Proceeds. Use the proceeds of any Advance for any purpose other than acquiring Student Loans and paying fees and expenses incurred in connection with the transactions contemplated by this Indenture.

         (f) Underwriting Policy. Alter, amend, modify or change in any material way its Underwriting Guidelines with respect to the Financed Student Loans (including the addition of, or change to, any incentive program offered to borrowers under student loans) without (i) the consent of the Insurer, and (ii) receiving written confirmation from the Rating Agencies that such alteration, amendment, modification or change will not result in the reduction or withdrawal of the ratings of the Class A Notes.

                                  ARTICLE VII.

                  EARLY AMORTIZATION EVENTS; EVENTS OF DEFAULT

         SECTION 7.01. Early Amortization Events. The following events shall be "Early Amortization Events" hereunder:

         (a) The Issuer shall fail to make (i) any payment or deposit to be made by it hereunder when due (other than a payment of the Class A Note Principal Amount or Class A Additional Interest Amount) and such failure shall continue unremedied for three Business Days after the Issuer has knowledge or has received notice thereof, or (ii) any payment of any Class A Additional Interest Payment Amount, shall not be paid for three (3) consecutive Payment Dates thereafter, in each case without giving effect to any payments made by the Insurer under the Insurance Policy; or

         (b) Any representation or warranty (other than a representation and warranty made pursuant to Section 5.01(g) or (l) with respect to a Financed Student Loan as to which the Issuer has complied with Section 5.02) made or deemed to be made by the Issuer under or in connection with this Indenture shall prove to have been false or incorrect in a material adverse respect when made and shall not have been corrected within forty-five (45) days after notice thereof is given to the Issuer by the Indenture Trustee; provided, however, that if the Issuer demonstrates that it is making a good-faith attempt to cure such breach, such forty-five (45) day period may be extended by the Indenture Trustee (with the prior consent of the Insurer) to ninety (90) days; or

         (c) EFG shall fail to perform or observe any other term, covenant or agreement contained in this Indenture or any of the other Transaction Documents on its part to be performed or observed and any such failure shall remain unremedied for forty-five (45) days after notice thereof is given to the Issuer by the Indenture Trustee; provided, however, that if the Issuer demonstrates that it is making a good-faith attempt to cure such breach, such forty-five (45) day period may be extended by the Indenture Trustee (with the prior consent of the Insurer) to ninety (90) days; or

         (d) A final judgment by any competent court in the United States of America for the payment of money in any amount is rendered against the Issuer or the General Partner, and the same remains undischarged or unpaid for a period of sixty (60) days during which execution of judgment is not effectively stayed; or

         (e) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the assets of the Issuer and such lien shall not have been released within twenty (20) Business Days, or the Pension Benefit Guarantee Corporation shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of the ERISA with regard to any of the assets of the Issuer or any of its Affiliates and such lien shall not have been released within twenty (20) Business Days unless the imposition of any such liens would not have a Material Adverse Effect on the Issuer; or

         (f) A Servicer Event of Default shall have occurred, the Master Servicing Agreement shall not be in full force and effect for any reason, or the Indenture Trustee shall have received written notice from the Insurer, or a Rating Agency that material difficulties have arisen with respect to the Master Servicer or its performance under the Master Servicing Agreement and, in such case, the Master Servicer or the Master Servicing Agreement, as the case may be, shall not be replaced by a successor Master Servicer or a successor Master Servicing Agreement, as the case may be, (i) acceptable to each of the Indenture Trustee and the Insurer, within forty-five (45) days of such Servicer Event of Default or other such event and (ii) with respect to which each of the Rating Agencies has indicated in writing that the inclusion thereof will not result in the reduction or withdrawal of the ratings on any of the Class A Notes; provided, however, the foregoing event shall not be an "Early Amortization Event" hereunder if such Servicer Event of Default or other such event arises under the Master Servicing Agreement and relates to a Sub-Servicer that is not an Affiliate of the Issuer and a replacement Sub-Servicer is not installed as aforesaid but within forty-five (45) days of the occurrence of such Servicer Event of Default, the Issuer notifies the Indenture Trustee and the Insurer that all Financed Student Loans then serviced by such Subservicer will be released from the Collateral within 15 days of delivery of such notice in accordance with the conditions set forth in Section 2.04(b) and the Issuer makes an addition of other Eligible Student Loans or payments in connection therewith in accordance with Section 2.04(a); or

         (g) A Collateral Deficiency shall have occurred and shall not have been cured within ten (10) Business Days as required by Section 2.03; or

         (h) The Issuer or EFG shall admit its inability to, or its intention not to, perform any of its obligations under the Indenture or any other Transaction Document; or

         (i) Any Governmental Authority takes any action to remove, limit, restrict, suspend or terminate the rights, privileges, or operations of the Issuer, which action has a Material Adverse Effect on the Issuer or the General Partner, as the case may be, and which continues for more than thirty (30) Business Days; or

         (j) The Issuer or General Partner dissolves, merges or consolidates with another entity unless it is the surviving party and such entity expressly assumes the obligations, as applicable, of (1) the Issuer under the Indenture,
(2) the Issuer under the Purchase and Contribution Agreement, and (3) the General Partner under the limited partnership agreement of the Issuer, as at the time of such merger, or sells, transfers or otherwise disposes of a material portion of its business or assets, provided that a sale of assets in connection with any securitization or similar type of financing completed by EFG or any Affiliate thereof or in connection with a prepayment of the Class A Notes or in connection within any other action permitted hereunder that does not result in a Collateral Deficiency shall not constitute an Early Amortization Event hereunder; or

         (k) An "Event of Default" shall occur and be continuing under the Liquidity Facility, or the Liquidity Facility shall no longer be in full force and effect in an amount at least equal to CP Program Amount; or

         (l) The amount on deposit in the Reserve Account shall be less than the Specified Reserve Account Balance for three consecutive Payment Dates; or

         (m) An Insurer Default shall have occurred and be continuing.

Upon the occurrence of any such Early Amortization Event, the Amortization Period Commencement Date shall occur, the Revolving Period shall cease, and on all Payment Dates thereafter until after the Final Scheduled Payment Date, amounts due under this Indenture on any Payment Date shall be paid in accordance with Section 3.03(b)(ii).

         SECTION 7.02. Events of Default. The following events shall be "Events of Default" hereunder:

         (a) The Issuer shall fail to make any payment on any Payment Date of the Class A Base Interest Payment Amount due on such Payment Date and such failure shall continue unremedied for two Business Days, without giving effect to any payments made by the Insurer under the Insurance Policy; or



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

         (b) A default for five days or more in the payment of any installment of the principal of any Class A Note when the same becomes due and payable and when Available Funds are sufficient to make such payment; or

         (c) The Issuer or the General Partner shall fail to perform or observe any other term, covenant or agreement (other than a breach of representation or warranty or any other term, covenant or agreement the breach of which constitutes an Early Amortization Event) contained in this Indenture and such failure materially and adversely affects the Class A Noteholder, and any such failure shall remain unremedied for forty-five (45) days after (i) notice thereof is given to the Issuer by the Indenture Trustee or (ii) any of the Issuer or the General Partner has actual knowledge thereof; provided, however, that if the Issuer demonstrates that it is making a good-faith attempt to cure such breach, such forty-five (45) day period may be extended by the Indenture Trustee (with the prior consent of the Insurer) to ninety (90) days; or

         (d) An Event of Bankruptcy shall have occurred with respect to the Issuer or the General Partner; or

         (e) The Indenture Trustee shall fail to have a valid, perfected first priority Lien on the Collateral, for the benefit of the Class A Noteholders and the Insurer.

         SECTION 7.03. Remedies.

         (a) Optional Acceleration. Upon the occurrence of an Event of Default, the Indenture Trustee may (with the prior written consent of the Insurer), or shall, at the direction of the Insurer, declare that the unpaid Class A Note Principal Amount to be due and payable immediately; provided, however, that during the existence and continuation of an Insurer Default the right of consent or direction shall instead be exercised by the Class A Noteholder, by a notice in writing to the Issuer, and upon any such declaration, the Amortization Period Commencement Date shall occur and such Class A Note Principal Amount shall be immediately due and payable, together with all accrued and unpaid interest thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuer.

         (b) Automatic Commencement of Amortization Period Commencement Date. Upon the occurrence of an Event of Default described in subsections (a), (b) or
(d) of Section 7.02, the Amortization Period Commencement Date shall occur automatically.

         (c) Additional Remedies. Upon any acceleration of the Class A Notes pursuant to this Section 7.03, no Advances thereafter shall be made, and the Class A Noteholders and the Indenture Trustee shall have, subject to the Insurer's right to direct and control all remedies unless an Insurer Default has occurred and is continuing, in addition to all other rights and remedies under this Indenture or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws to a secured party, which rights shall be cumulative, including, without limitation, the right to foreclose upon the Collateral and sell all or any portion thereof at



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

public or private sale pursuant to Section 7.04 (and the Issuer agrees that, to the extent that notice of such sale is required, notice 10 days prior to such sale shall be adequate and reasonable notice for all purposes).

         SECTION 7.04. Sale of Collateral. Upon the occurrence of an Event of Default or from and after the Final Scheduled Payment Date, if any amounts remain outstanding with respect to the Class A Notes, the Class A Noteholder (with the prior consent of the Insurer) shall have the right to cause the Issuer to sell the Collateral or any portion thereof, or rights or interests therein, at one or more public or private sales called and conducted in any matter permitted by law, in which the Class A Noteholder and the Insurer shall have the right to participate. Proceeds from such sale of the Collateral shall be paid by the Issuer to the Indenture Trustee, which shall deposit such proceeds into the Collection Account for distribution in accordance with Section 3.03(b)(iii).

                                  ARTICLE VIII.

                                INDENTURE TRUSTEE

         SECTION 8.01. Acceptance of the Trusts. The Indenture Trustee accepts and agrees to execute the trusts granted to it by this Indenture, but only upon the terms and conditions set forth herein. The Indenture Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee.

                  In case an Event of Default has occurred of which the Indenture Trustee has, or is deemed to have, notice in accordance with this Indenture and has not been cured, the Indenture Trustee agrees to act in accordance with the instructions and orders of the Class A Noteholders, but in any such event, only upon and subject to the following expressed terms and conditions:

         (a) The Indenture Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents, receivers, employees or co-trustees and shall not be answerable for the conduct of the same if appointed in accordance with the standard specified above, and shall be entitled to advice of counsel concerning all matters of trusts hereof and the duties hereunder, and may in all cases pay such reasonable compensation to all such attorneys, agents, receivers, and employees as may reasonably be employed in connection with the trusts hereof. The Indenture Trustee may act upon the opinion or advice of an attorney or accountant by it in the exercise of reasonable care. The Indenture Trustee shall not be responsible for any loss or damage resulting from any action or nonaction of such Person which is in good faith and in reliance upon such opinion or advice. The Indenture Trustee shall not be responsible for any action or inaction of any Master Servicer or any party hereto except as provided herein or under applicable laws, rules and regulations.



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

         (b) The Indenture Trustee shall not be responsible for any recital herein, or in any Class A Notes, or for the validity of the execution by the Issuer of this Indenture, or of any supplemental indentures or instruments of further assurance, or for the sufficiency of the security for the Class A Notes issued hereunder or intended to be secured hereby, or for the value or title of the property herein conveyed or otherwise as to the maintenance of the security hereof.

         (c) The Indenture Trustee shall not be accountable for the use or application by the Issuer of the Class A Notes or the proceeds thereof or for the use or application of any money paid over by the Indenture Trustee in accordance with the provisions of this Indenture or for the use and application of other money received by the Indenture Trustee.

         (d) The Indenture Trustee shall be protected in acting upon any notice, requisition, request, consent, certificate, order, opinion, affidavit, letter, telegram or other paper or document reasonably believed to be genuine and correct and to have been signed or sent by the proper Person or Persons. Any action taken by the Indenture Trustee pursuant to this Indenture upon the request or authority or consent of any Person who at the time of making such request or giving such authority or consent is the owner of a Class A Note shall be conclusive and binding upon all future owners of the Class A Note and upon any Class A Note issued in exchange therefor or in place thereof.

         (e) Except as otherwise expressly provided in this Indenture, as to the existence or nonexistence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Indenture Trustee shall be entitled to rely upon a certificate of an officer of any Class A Noteholder as sufficient evidence of facts therein contained, and prior to the occurrence of a default of which the Indenture Trustee has been notified as provided in subsection (g) of this Section, or of which by said subsection it is deemed to have notice, shall also be at liberty to accept a dealing, transaction or action as necessary or expedient, but may at its discretion secure such further evidence deemed necessary or advisable, but shall in no case be bound to secure the same.

         (f) The permissive right of the Indenture Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Indenture Trustee shall not be answerable for other than its negligence or willful misconduct; provided, however, that the Indenture Trustee shall not be liable for any error of judgment made in good faith, unless it shall be proved that such Person was negligent in ascertaining the pertinent facts.

         (g) The Indenture Trustee shall not be required to take notice or be deemed to have notice of any default hereunder except failure by the Issuer to cause to be made any of the payments to it for the account of the Class A Noteholder required to be made by Section 3.03, or defaults under clause (a) of
Section 7.01, unless the Indenture Trustee shall be specifically notified in writing of such default by the Issuer, the Class A Noteholder.



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

         (h) The Indenture Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.

         (i) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (j) All moneys received by the Indenture Trustee shall, until used or applied or invested as herein provided, be held in trust for the purposes for which they were received in the Collection Account or the Reserve Account, except for proceeds from the Policy which shall be held uninvested.

         (k) Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

         (l) NOTWITHSTANDING ANY OTHER PROVISION OF THIS INDENTURE OR THE OTHER TRANSACTION DOCUMENTS, NOTHING IN THIS INDENTURE OR THE OTHER TRANSACTION DOCUMENTS SHALL BE CONSTRUED TO LIMIT THE LEGAL RESPONSIBILITY OF THE INDENTURE TRUSTEE TO THE SECRETARY OF EDUCATION OR A FEDERAL GUARANTOR FOR ANY VIOLATIONS OF STATUTORY OR REGULATORY REQUIREMENTS THAT MAY OCCUR WITH RESPECT TO FEDERAL STUDENT LOANS HELD BY THE INDENTURE TRUSTEE PURSUANT TO, OR TO OTHERWISE COMPLY WITH ITS OBLIGATIONS UNDER, THE HIGHER EDUCATION ACT OR IMPLEMENTING REGULATIONS.

         SECTION 8.02. Fees, Charges and Expenses of Indenture Trustee. The Indenture Trustee shall be entitled (i) to payment of the Indenture Trustee's Fees for its services rendered hereunder pursuant to the priorities set forth in
Section 3.03(b)(i) and (ii), and (ii) to payment of, or reimbursement for, all advances, reasonable counsel fees and expenses and other out-of-pocket expenses reasonably and necessarily made or incurred by the Indenture Trustee, in connection with such services, which shall be paid to it.

         SECTION 8.03. Notice if Default Occurs. If a default occurs of which the Indenture Trustee is by Section 8.01(g) required to take notice or if notice of default be given as provided in said Section 8.01(g), then the Indenture Trustee shall give written notice thereof by registered or certified mail to the Issuer and the Class A Noteholders.

         SECTION 8.04. Intervention by Indenture Trustee. In any judicial proceeding to which the Issuer is a party, the Indenture Trustee shall intervene if directed to do so in writing by the Class A Noteholders with the consent of the Insurer or the Insurer.



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

         SECTION 8.05. Successors. Any corporation or association into which the Indenture Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, ipso facto, shall be and become successor Indenture Trustee hereunder and vested with all of the title to the whole property or trust estate and all the trusts, powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         SECTION 8.06. Resignation. The Indenture Trustee may at any time resign from the trusts hereby created by giving 90 days' written notice to the Issuer, the Class A Noteholders, the Insurer and each of the Rating Agencies and such resignation shall take effect at the end of such 90 days, or upon the earlier appointment and acceptance of a successor Indenture Trustee, as provided in
Section 8.08 hereof, or removal as provided in Section 8.07 hereof. Notwithstanding the foregoing, resignation of the Indenture Trustee shall not be effective until a successor or temporary Indenture Trustee is appointed and has accepted such appointment; provided, however, if an instrument of acceptance shall not have been delivered within 120 days after giving such notice of resignation, the resigning Indenture Trustee may petition a court of competent jurisdiction for the appointment of a successor, and any attorneys' fees and expenses incurred in connection with such petition shall be payable by the Issuer.

         SECTION 8.07. Removal. The Indenture Trustee may be removed by the Insurer or the Class A Noteholder at any time with consent of the Insurer, by an instrument in writing delivered to the Indenture Trustee. Notwithstanding the foregoing, removal of the Indenture Trustee shall not be effective until a successor is appointed and has accepted such appointment.

         SECTION 8.08. Appointment of Successor. In case the Indenture Trustee shall resign or be removed, or be dissolved, or shall be in course of dissolution or liquidation, or otherwise become incapable of acting hereunder, or in case it shall be taken under the control of any public officer or officers, or of a receiver appointed by a court, a successor acceptable to the Insurer and meeting the eligibility requirements of Section 8.13 may be appointed by the Issuer by an instrument in writing signed by the Issuer. The Issuer shall also inform the Rating Agencies promptly of any such resignation or removal of the Indenture Trustee. If no appointment of a successor Indenture Trustee shall have been made pursuant to the foregoing provisions of this Section within 120 days after the Indenture Trustee shall have given written notice as provided in Section 8.06 hereof, the Indenture Trustee, the Issuer or the Class A Noteholder may apply to a court of competent jurisdiction to appoint a successor Indenture Trustee. Each such successor Indenture Trustee shall agree in writing to be bound by the provisions of Section 10.06.

         SECTION 8.09. Concerning Any Successor. Every successor Indenture Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to



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

the Issuer an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessor; but such predecessor shall, nevertheless, upon receipt of a request from the Issuer execute and deliver an instrument transferring to such successor all the estates, properties, rights, powers and trusts of such predecessor hereunder; and every predecessor shall deliver all securities and moneys held by it as Indenture Trustee hereunder to its successor.

         SECTION 8.10. Appointment of Co-Trustee. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as the Indenture Trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or any other Transaction Document or any Student Loan or related agreement, and in particular in case of the enforcement thereof on default, or in case of a conflict of interest, or in case the Indenture Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Indenture Trustee or hold title to the properties, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Indenture Trustee appoint an additional institution, which must be a commercial bank with trust powers acceptable to the Insurer, as a separate or co-Trustee. The following provisions of this Section are intended to accomplish these ends.

                  In the event that the Indenture Trustee appoints an additional individual or institution as a separate or co-Trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Indenture Trustee with respect thereto shall be exercisable by and vest in such separate or co-Trustee but only to the extent necessary to enable such separate or co-Trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-Trustee shall run to and be enforceable by either of them.

                  Should any instrument in writing from the Issuer be required by the separate or co-Trustee so appointed by the Indenture Trustee for more fully and certainly vesting in and confirming to him, her or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. In case any separate or co-Trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-Trustee, so far as permitted by law, shall vest in and be exercised by the Indenture Trustee until the appointment of a new Indenture Trustee or a successor to such separate or co-Trustee.

         SECTION 8.11. Successor Indenture Trustee as Trustee of Funds. In the event of a change of the Indenture Trustee the predecessor which has resigned or been removed



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

shall cease to be trustee of any funds then held by it hereunder and the successor Indenture Trustee shall become such trustee.

         SECTION 8.12. Indemnification.

         (a) The Indenture Trustee shall not be under any obligation or duty to perform any act at the request of the Class A Noteholders or the Issuer or to institute or defend any suit in respect hereof or to exercise any remedy hereunder unless properly indemnified to its satisfaction subject to Section 8.01(i) hereof, except making payment of principal and interest, making a draw on the Insurance Policy, or accelerating the Class A Notes as provided for herein. The Indenture Trustee shall not be required to take notice, or be deemed to have knowledge, of any default of the Issuer, except as provided in Section 8.01(g).

         (b) The Issuer agrees to indemnify the Indenture Trustee for, and to hold it harmless against, any loss, liability or expense, including reasonable attorneys' fees and expenses, incurred without negligence or bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder except as a result of negligence, bad faith or willful misconduct on its part and except any liability to the DOE on account of the Indenture Trustee's status as such.

         SECTION 8.13. Eligibility Requirements for Indenture Trustee. The Indenture Trustee and any successor Indenture Trustee shall at all times be (i) an institution insured by the Federal Deposit Insurance Corporation, (ii) a corporation or national bank or national banking association organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal and state authority, (iii) an institution whose long-term senior unsecured debt is rated at least "BBB-", in the case of S&P or "Ba2", in the case of Moody's, or in the case of each Rating Agency, such lower rating as is confirmed by such Rating Agency in writing would not adversely affect any of the ratings then assigned to the Class A Notes, and (iv) unaffiliated with the Issuer or EFG. If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report or condition so published. If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, the Indenture Trustee shall resign immediately in the manner and with the effect specified in
Section 8.06. No person shall become a successor trustee hereunder if the succession of such Person would result in the qualification, downgrading and withdrawal of any of the ratings then assigned by the Ratings Agencies to the Class A Notes.



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

         SECTION 8.14. Tax Information. The Indenture Trustee shall deliver to each Class A Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns, provided that such information shall consist only of Form 1099's or any successor forms required to be given to Class A Noteholders pursuant to the Code.

                                   ARTICLE IX.

                                  MISCELLANEOUS

         SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Indenture nor consent to any departure by the Issuer therefrom shall in any event be effective unless the same shall be in writing and signed by the Issuer and the Indenture Trustee, and shall have been consented to by both the Class A Noteholder, the Insurer and the Rating Agencies shall have confirmed in writing that such amendment or waiver shall not result in the reduction or withdrawal of the ratings of the Class A Notes, provided, however, that if the terms of such amendment consist solely of a pro rata increase in the Class A Maximum Principal Amount, such confirmation from the Rating Agencies shall not be required. Such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 9.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective,
(a) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (b) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

         SECTION 9.03. No Waiver; Remedies. No failure on the part of the Issuer, the Indenture Trustee, or any Class A Noteholder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof (unless waived in writing); nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 9.04. Binding Effect; Survival. This Indenture shall be binding upon and inure to the benefit of the Issuer, the Indenture Trustee, the Insurer, the Class A Noteholder, and their respective successors and assigns. This Indenture shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Final Payout Date. The rights and remedies with respect to any breach of any representation and warranty made by the

Issuer pursuant to Article V and the indemnification and payment provisions of
Article VIII and Section 9.05 shall be continuing and shall survive any termination of this Indenture.

         SECTION 9.05. Costs, Expenses and Taxes. The Issuer agrees to pay within three Business Days of demand:

         (a) all reasonable costs and expenses incurred by the Indenture Trustee and its Affiliates in connection with the negotiation, preparation, execution and delivery, the administration (including periodic auditing and monitoring fees of the Ratings Agencies), the amendment to, or waiver of, or the enforcement of, or any actual or claimed breach of, this Indenture and the other Transaction Documents, including, without limitation (i) the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Documents, and (ii) all reasonable out-of-pocket expenses (including reasonable fees and expenses of independent accountants), incurred in connection with any review of the Issuer's, the Master Servicer's or a Sub-Servicer's books and records either prior to the execution and delivery hereof or pursuant to this Indenture, the Master Servicing Agreement or a Subservicing Agreement; and

         (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Indenture or the other Transaction Documents, and agrees to indemnify the Indenture Trustee against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         SECTION 9.06. No Proceedings. Notwithstanding any provision hereof to the contrary, the Indenture Trustee, by entering into this Indenture, and each Class A Noteholder by accepting a Class A Note, hereby covenant and agree that they will not at any time institute against the Issuer or the General Partner, or join in any institution against the Issuer or the General Partner of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Class A Notes, this Indenture or any of the Transaction Documents. The provisions of this
Section 9.06 shall survive the termination of this Indenture.

         SECTION 9.07. Captions and Cross References. The various captions (including, without limitation, the table of contents) in this Indenture are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Indenture. Unless otherwise indicated, references in this Indenture to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Indenture, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.



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

         SECTION 9.08. Integration. This Indenture and the other Transaction Documents, contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

         SECTION 9.09. GOVERNING LAW. THIS INDENTURE, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF CLASS A NOTEHOLDERS IN THE COLLATERAL IS GOVERNED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         SECTION 9.10. WAIVER OF JURY TRIAL. THE ISSUER HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS INDENTURE, ANY OTHER TRANSACTION DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY BE IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS INDENTURE OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY TRIAL.

         SECTION 9.11. Execution in Counterparts. This Indenture may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         SECTION 9.12. Usury. The amount of interest payable or paid on the Class A Notes under the terms of this Indenture shall be limited to an amount that shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the State of New York or any applicable law of the United States of America permitting a higher maximum nonusurious rate that preempts such applicable New York laws, which could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). In the event any payment of interest on the Class A Notes exceeds the Highest Lawful Rate, the Issuer stipulates that such excess amount will be deemed to have been paid to the applicable Class A Noteholder as a result of an error and the Class A Noteholder receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Indenture Trustee on behalf of the Issuer, refund the amount of such excess or, at the option of such Class A Noteholder, apply the excess to the payment of principal of such Class A Note, if any, remaining unpaid. In addition, all sums paid or agreed to be paid to the Indenture Trustee for the benefit of the Class A Noteholder for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Class A Notes.

         SECTION 9.13. Certain Matters Regarding the Insurer and The Policy.

         (a) Rights of the Insurer to Exercise Certain Rights of the Class A Noteholders. By accepting its Class A Note, each Class A Noteholder agrees that unless an Insurer Default exists, the Insurer, notwithstanding any other provision contained herein shall have the right to exercise the rights of the Class A Noteholders with respect to all matters, including without limitation the following matters without consent of the Class A Noteholders, to the extent such rights are provided for herein:

                  (i) the right to direct the Indenture Trustee in writing to terminate the rights and obligations of the Master Servicer under the Master Servicing Agreement in the event of a Servicer Event of Default;

                  (ii) the right to consent to or direct any waivers of defaults by the Master Servicer;

                  (iii) the right to remove the Indenture Trustee pursuant to this Indenture;

                  (iv) the right to control actions of the Master Servicer with respect to modifications or waivers with respect to the Collateral; and

                  (v) the right to exercise all rights of consent, election, waiver, rescission, annulment, instruction, direction or control provided to the Class A Noteholders under this the Indenture, including but not limited to any declaration of acceleration with respect to the Class A Notes.

                  In addition, unless an Insurer Default exists, the Insurer's consent will be required prior to, among other things, (i) the appointment of any successor Indenture Trustee or Master Servicer or (ii) any amendment to the Indenture or the other Transaction Documents; provided, however, in any case that the Insurer shall not unreasonably withhold, condition or delay its consent. The Class A Noteholders agree that, unless an Insurer Default exists, the rights specifically set forth above may be exercised by the Class A Noteholders only with the prior written consent of the Insurer.

         (b) Issuer to Act Solely with Consent of the Insurer. Unless an Insurer Default exists, the Issuer shall not exercise the right to appoint a co-trustee pursuant to Section 8.10 of this Indenture or successor Indenture Trustee pursuant to Section 8.08 of this Indenture without the prior written consent of the Insurer which consent shall not be unreasonably withheld.

                  Unless an Insurer Default exists and is continuing, the Issuer and the Indenture Trustee shall not undertake any litigation with respect to the Collateral without the prior consent of or at the written direction of the Insurer.

         (c) Indenture Trustee to Act Solely with Consent of the Insurer. Unless an Insurer Default exists and is continuing, the Indenture Trustee shall not exercise the right to:

                  (i) undertake any litigation pursuant to the Indenture or incur any expenses reimbursable pursuant to 9.05 of this Indenture;

                  (ii) make any of the elections or exercise any of the remedies provided under this Indenture; and

                  (iii) agree to any amendment to, or grant any waiver of its rights under the Master Servicing Agreement;

in each case, without the prior written consent of the Insurer, which shall not be unreasonably withheld, but shall do so at the direction of the Insurer; provided, however, during the existence and continuation of an Insurer Default the Indenture Trustee shall not require the prior written consent of the Insurer to exercise any of the rights enumerated above.

         (d) Collateral and Accounts Held for Benefit of the Insurer and the Class A Noteholder. The Indenture Trustee shall hold the Collateral for the benefit of the Class A Noteholders and, unless an Insurer Default exists, the Insurer, and all references in this Indenture and in the Class A Notes to the benefit of the Class A Noteholder shall, unless an Insurer Default exists, be deemed to include the Insurer.

         (e) Indenture Trustee to Cooperate. Unless an Insurer Default exists, the Indenture Trustee shall cooperate in all respects with any reasonable written request by the Insurer for action to preserve or enforce the Insurer's rights or interests hereunder without limiting the rights or affecting the interests of the Class A Noteholders as otherwise set forth herein. The Indenture Trustee shall be fully protected in acting at the direction of the Insurer as provided hereunder.

         (f) Surrender and Cancellation. The Indenture Trustee shall surrender the Policy to the Insurer for cancellation upon the expiration of the term of the Policy as provided in the Insurance Policy.

         (g) Reports to the Insurer. All notices, statements, reports, certificates or opinions required by this Indenture to be sent to any other party hereto or to the Class A Noteholders shall also be sent to the Insurer at the following address: MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention: Insured Portfolio Management - Structured Finance (IPM-SF), Telephone (914) 273-4545, Telecopy: (914) 765-3810. The Issuer and the Indenture Trustee shall make available to the Insurer their books and records during regular business hours for the purpose of copying at the Insurer's expense and inspection of any information about the Class A Notes or the Class A Noteholders.

         (h) Third Party Beneficiary. The parties hereto agree that it is specifically intended that the Insurer shall be a third party beneficiary of this Indenture and, so long as no Insurer Default shall have occurred and be continuing, shall have full right, power and authority to enforce the obligations of the Indenture Trustee under this Indenture.

         SECTION 9.14. Amendment to Liquidity Facility. By acceptance of its Class A Note, the Class A Noteholder agrees that it shall not consent to any amendment of Sections 3.10, 3.11, 3.12, 10.03 or 12.03 of the Liquidity Facility without the prior written consent of the Issuer.

         SECTION 9.15. Rating Agency Notification. The Issuer shall notify each of the Rating Agencies of the occurrence of any of the following events: (i) the resignation or removal of the Indenture Trustee, the Eligible Lender Trustee or the Master Servicer or assignment by any such party of its duties and obligations, (ii) any changes to the definition of Eligible Student Loan relating to interest rates or guarantees thereon resulting from amendments to the Higher Education Act, (iii) any extension, expiration or other termination of the Liquidity Facility, (iv) any amendments to or termination of the Insurance Policy, (v) any acceleration of the Class A Notes, (vi) any material changes to the fees and expenses of the Master Servicer, the Indenture Trustee, the Eligible Lender Trustee, the Liquidity Banks and the Insurer, (vii) any agreement of the Insurer pursuant to clause (e) of the definition of Eligible Student Loan and (viii) any other matter, notice of which is required to be given to the Insurer or Indenture Trustee hereunder.



                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                      EFG-III, LP

                                      By:    EFG-II SPC-I, Inc.,
                                             as General Partner


                                      By:
                                         --------------------------------
                                         Name:    Steven J. Galvin
                                         Title:   President
                                         Address: 495 Station Avenue
                                                  South Yarmouth, MA  02664

                                         Attention:     Mr. Stephen J. Galvin
                                         Telephone No.: (508) 760-2900
                                         Facsimile No.: (508) 394-7006


                                      THE FIRST NATIONAL BANK OF CHICAGO,
                                      as Indenture Trustee and Eligible
                                         Lender Trustee


                                      By:
                                         --------------------------------
                                         Name:    Mary Fonti
                                         Title:   Assistant Vice President
                                         Address: One First National Plaza
                                                  Suite 0126
                                                  Chicago, Illinois  60670-0126

                                         Attention:     Corporate Trust Services
                                                        Division
                                         Telephone No.: (212) 373-1105
                                         Facsimile No.: (212) 373-1383

                                   APPENDIX A

                                   DEFINITIONS

                  This is Appendix A to the Indenture, dated as of August 5, 1999, between EFG-III, LP, and The First National Bank of Chicago, as Indenture Trustee and Eligible Lender Trustee (as amended, supplemented or otherwise modified from time to time, the "Indenture"). Each reference in this Appendix A to any Section, the Preamble, Appendix or Exhibit, unless otherwise stated, refers to such Section of or Appendix, Preamble or Exhibit to the Indenture.

     A. Defined Terms. As used in the Indenture, unless the context requires a different meaning, the following terms have the meanings indicated below (such definitions to be applicable to both the singular and plural forms of such terms):

                  "Accounts" means the Collection Account, the Reserve Account and the Net Cap Rate Reserve Account.

                  "Administration Agreement" means the Administration Agreement, dated as of August 5, 1999,among the CP Vehicle, the Issuer and the Administrator.

                  "Administrator" means Lord Securities Corporation and its successors and permitted assigns.

                  "Advance" has the meaning set forth in Section 2.01.

                  "Advance Date" means each date on which an Advance by the Class A Noteholder is consummated, which date shall be a Business Day.

                  "Advance Notice" has the meaning set forth in Section 2.02(a).

                  "Advance Rate" means 108.35%.

                  "Affiliate" when used with respect to a Person means any other Person controlling, controlled by, or under common control with, such Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Aggregate Student Loan Amount" means with respect to the Financed Student Loans on any day shall equal the aggregate unpaid Principal Balance of and all accrued and unpaid interest due from the U.S. government and all related borrowers with respect to, Student Loans that are Eligible Student Loans on such day; provided, that with respect to the calculation of the Aggregate Student Loan Amount, the unpaid Principal Balance of (i) any Federal Student Loan that would otherwise qualify as an Eligible Student Loan but is more than 120 days delinquent, or (ii) any Private Student Loan that would otherwise qualify as an Eligible Student Loan but is more than 90 days delinquent, shall in each case be included in the definition of "Aggregate Student Loan Amount" but shall be deemed to be equal to the portion of the unpaid Principal Balance of such Student Loan guaranteed by DOE, TERI or TuitionGard, as applicable; provided, further that, with respect to the calculation of the Aggregate Student Loan Amount, the unpaid Principal Balance of any Student Loan with respect to which there is an uncured material breach of any representation, warranty or covenant made by the Issuer under the Indenture, or any Student Loan that otherwise is no longer an Eligible Student Loan, shall in each case be deemed to be zero.

                  "Amortization Period" means the period beginning from and after the Amortization Period Commencement Date.

                  "Amortization Period Commencement Date" means the earlier of
(i) the Scheduled Amortization Period Commencement Date or (ii) the date determined pursuant to Sections 7.01 or 7.03.

                  "Amortization Period Principal Payment Amount" means with respect to any Payment Date during the Amortization Period, an amount equal to the sum of (x) the difference between (1) the aggregate unpaid Principal Balance of all Financed Student Loans that were included in the Collateral as of the opening of business on the first day of the related Collection Period and (2) the aggregate unpaid Principal Balance of such Financed Student Loans as of the close of business on the last Business Day of such Collection Period, and (y) any Amortization Period Principal Payment Amount due on a previous Payment Date that remains unpaid.

                  "Authorized Officer" means (i) with respect to the Issuer, any officer or agent of the General Partner, acting on behalf of the General Partner for and on behalf of the Issuer and (ii) with respect to the Seller and the Master Servicer, any officer of the Seller or the Master Servicer, respectively, who is authorized to act for and on behalf of the Seller or the Master Servicer, respectively.

                  "Available Funds" means (i) all Collections, (ii) all Monthly Advance Amounts, (iii) all Purchase Amounts, (iv) all Investment Earnings, (v) all amounts delivered by the Issuer to the Indenture Trustee to effect a prepayment of the Class A Note pursuant to Section 1.12, (vi) all amounts delivered by the Issuer to the Indenture Trustee to effect the removal of a Financed Student Loan from the Collateral pursuant to Section 2.04(a) and (vii) all amounts delivered by the Issuer to the Indenture Trustee to reduce a Collateral Deficiency pursuant to Section 2.03.

                  "Bank One Custody Agreement" means the Bank One Custody Agreement, dated as of August 5, 1999, and among the Issuer, the Master Servicer, the Indenture Trustee and the Bank One Trust Company, NA, as Custodian.

                  "Bank Rate" means, for any day, an interest rate per annum equal to the weighted average interest rate in effect with respect to advances outstanding under the Liquidity Facility on such day.

                  "Bankruptcy Code" means Title 11 of the United States Code.

                  "Business Day" means a day other than (i) a Saturday or Sunday, or (ii) a day on which the Indenture Trustee, the New York Stock Exchange or banks located in Chicago, Illinois, New York, New York or the Commonwealth of Massachusetts are all authorized or obligated by law or executive order to be closed for business.

                  "Capped CP Program Payment Amount" means, for any Payment Date, the fees and expenses payable pursuant to Section 5.03(iv) of the Security Agreement, which payments in the aggregate shall not exceed $250,000 during each calendar year.

                  "Class A Additional Interest Payment Amount" means on any Payment Date, the amount equal to the sum of (a) the excess of (i) the amount of interest accrued on the Class A Notes during the related Collection Period at the rate determined pursuant to Section 1.11 of the Indenture over (ii) the Class A Base Interest Payment Amount for such Payment Date, (b) any increased costs payable as of such Payment Date pursuant to Sections 3.10, 3.11, 3.12,
10.03 and 12.03 of the Liquidity Facility to the extent not included in clause
(a)(i) above and (c) all Class A Additional Interest Payment Amounts that have accrued on any previous Payment Dates and have remained unpaid, and to the extent permitted by law, interest thereon.

                  "Class A Base Interest Payment Amount" means on any Payment Date, the sum of (i) the lesser of (a) the amount of interest accrued on the Class A Notes during the related Collection Period at the Net Cap Rate, and (b) the amount of interest accrued on the Class A Note during the related Collection Period at the interest rate or rates determined for such Collection Period pursuant to Section 1.11 of the Indenture and (ii) all Class A Base Interest Payment Amounts that have accrued on any previous Payment Dates and have remained unpaid.

                  "Class A Maximum Principal Amount" means $650,000,000.

                  "Class A Note" means (i) during the Revolving Period, the "Class A Variable Funding Note", and (ii) during the Amortization Period, such "Class A Variable Funding Note" and any other Class A Note, in each case issued pursuant to Section 1.01 of the Indenture, substantially in the form of Exhibit 1.01.

                  "Class A Noteholder" means the Person in whose name a Class A
Note is registered in the Note Register.

                  "Class A Note Daily Interest Amount" means, for any day during a Collection Period, an amount equal to (a) the product of (i) the Class A Note Rate on such day and (ii) the Class A Note Principal Amount outstanding on such day (after giving effect to any Advances made on such day).

                  "Class A Note Interest" means, with respect to any Payment Date, the sum of the Class A Note Daily Interest Amount for each day in the related Collection Period.

                  "Class A Note Principal Amount" means the sum of all Advances funded by the Class A Noteholder during the Revolving Period under the Class A Note, less payments in reduction of principal on the Class A Note actually received by the Class A Noteholder pursuant to Section 1.13.

                  "Class A Note Rate" means, with respect to any day (after taking into account any Advance made on such day), (a) on which Commercial Paper is outstanding and no amounts are outstanding under the Liquidity Facility, the CP Rate with respect to the CP Vehicle on such day, (b) on which Commercial Paper is outstanding and amounts are outstanding under the Liquidity Facility, the weighted average of (i) the CP Rate with respect to the CP Vehicle on such day and (ii) the Bank Rate on such day and (c) on which no Commercial Paper is outstanding and amounts are outstanding under the Liquidity Facility, the Bank Rate on such day, in each case, divided by 360; provided that if the Class A
Note is no longer held by the CP Vehicle, the Class A Note Rate shall be a rate that shall be set forth in a supplemental indenture signed by the parties hereto, with the consent of the Class A Noteholders and the Insurer (so long as no Insurer Default has occurred and is continuing and such consent of the Insurer shall not be unreasonably withheld); and provided further, that if for any reason such supplemental indenture has not been adopted at such time as the Class A Note is no longer held by the CP Vehicle, the Class A Note Rate for each day during the related Collection Period until such date that such supplemental indenture becomes effective shall be a per annum rate equal to LIBOR plus 0.75%, which rate shall be determined by the Indenture Trustee.

                  "Class A Note Rate Reporting Failure" has the meaning set forth in Section 1.11(a).

                  "Class A Note Registrar" has the meaning set forth in
Section 1.03(a).

                  "Closing Date" means August 5, 1999.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral" means (i) the Financed Student Loans; (ii) all of Issuer's (and the Eligible Lender Trustee's) right, title and interest under the Student Loan Guaranty Agreements (or, in the case of TuitionGard, the TuitionGard Policies); (iii) all of the Issuer's (and the Eligible Lender Trustee's) right, title and interest in all Subsidy Payments with respect to any Financed Student Loan that is a Federal Student Loan; (iv) the Collection Account, the Reserve Account, the Net Cap Rate Reserve Account and any other account established in the name of the Indenture Trustee for the benefit of the Class A Noteholders, and all investments therein and the proceeds thereof; (v) all funds (other than amounts received from the Insurer under the Insurance Policy) on deposit in the accounts described in clause (iv), together with all certificates and instruments, if any, from time to time evidencing such accounts, and funds on deposit and all investments made with such funds, all claims thereunder or in connection therewith, and interest, dividends, moneys, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of any or all of the foregoing; (vi) all of Issuer's (and the Eligible Lender Trustee's) right, title and interest under the Purchase and Contribution Agreement and the Master Servicing Agreement; (vii) all Related Securities; (viii) all books, files and records (including computer tapes and disks) related to the foregoing; and (ix) all Collections and other proceeds of any and all of the foregoing.

                  "Collateral Agent" means The First National Bank of Chicago, in its capacity as collateral agent under the Security Agreement, and its permitted successors and assigns.

                  "Collateral Amount" means at any time the sum of (a) the product of (1) the Advance Rate and (2) the Aggregate Student Loan Amount at such time of the Financed Student Loans, and (b) all cash and Eligible Investments on deposit at such time in the Collection Account relating to Principal Collections on the Financed Student Loans (or payments made in satisfaction of Section 2.03 of the Indenture).

                  "Collateral Deficiency" has the meaning set forth in
Section 2.03.

                  "Collection Account" means an Eligible Deposit Account, in the name of the Indenture Trustee, for the benefit of Class A Noteholders, which account has been designated as the Collection Account, and any other account designated as the Collection Account by the Indenture Trustee.

                  "Collection Period" means with respect to each Payment Date, the immediately preceding calendar month; provided, however, that with respect to the first Collection Period under the Indenture, the Collection Period shall begin on August 5, 1999, and shall end on August 31, 1999.

                  "Collections" means (i) all funds which are received by Issuer, the Master Servicer, any Subservicer or the Indenture Trustee from or on behalf of the related Obligors in payment of any amounts owed (including, without limitation, all Subsidy Payments, Student Loan Guaranty Payments, Reimbursement Payments, finance charges, interest and all other charges) in respect of the Financed Student Loans, or applied to such amounts owed by such Obligors, net of accrued Consolidated Rebate Amounts and other amounts required by the Higher Education Act to be paid to the DOE, with respect to the Financed Student Loans for the related Collection Period, (ii) all funds received pursuant to the Master Servicing Agreement or the Subservicing Agreements, including all payments representing the Purchase Price of any repurchased Financed Student Loan, and (iii) all funds, including any Purchase Amounts received for Financed Student Loans repurchased by the Seller, received by the Issuer, the Indenture Trustee or the Master

Servicer pursuant to the Purchase and Contribution Agreement or from any other source in respect of the Financed Student Loans.

                   "Commercial Paper" means the short-term promissory notes issued from time to time by the CP Vehicle pursuant to the Depositary Agreement.

                   "Computer Tape" means, with respect to any addition, substitution or release of any financed Student Loans to or from the Collateral, or delivery of any Monthly Report, a list of the Financed Student Loans included in the Collateral, containing the following information: with respect to each Financed Student Loan in the facility: (i) the loan number, (ii) the obligor's name, (iii) the obligor address, (iv) the current interest rate, (v) the original balance, (vi) the current balance as of the last day of the immediately preceding month, (vii) the principal paid to date, (viii) loan payment status (i.e. repayment, in-school, grace, deferment, forbearance), (ix) federal interest subsidy (Yes/No), (x) spread, (xi) the first payment date, (xii) the maturity date, (xiii) the principal and interest payment, (xiv) index, (xv) the Subservicer with respect to such Student Loan and (xvi) the breakdown by medical discipline for Financed Student Loans in the medical portfolio.

                  "Confidential Information" means information provided by the Master Servicer or the Seller to the Eligible Lender Trustee or the Indenture Trustee related to the transactions effected under the Transaction Documents and any computer software provided to the Eligible Lender Trustee or the Indenture Trustee in connection with the transactions affected under the Transaction Documents, in each case whether in the form of documents, reports, lists, tapes, discs or any other form.

                  "Consolidated Rebate Amount" means with respect to any Collection Period, the aggregate amount of all rebate fees payable to the DOE in respect of any Federal Consolidation Loans that are then included in the Collateral.

                  "Corporate Trust Office" means the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which on the Closing Date shall be the address indicated beneath the signature of the Indenture Trustee in the Indenture, or any other address indicated by the Indenture Trustee in a written notice furnished by the Indenture Trustee to the Issuer.

                  "CP Documents" means the Liquidity Facility, the Security Agreement, the Note Purchase Agreement, the Administration Agreement, the Depositary Agreement, the Management Agreement and the Private Placement Agreement.

                  "CP Program Amount" means $650,000,000.

                  "CP Rate" shall mean, with respect to the CP Vehicle and any day, the per annum rate equivalent to the "weighted average cost" (as defined below) related to the issuance of Commercial Paper by the CP Vehicle that is allocated, in whole or in part, to maintain the CP Vehicle's investment in the Class A Note; provided, however, that if any component of such rate is a discount rate, in calculating the CP Rate, the rate used to calculate such component shall be a rate resulting from converting such discount rate to an interest-bearing equivalent rate per annum. As used in this definition, the "weighted average cost" shall consist of the actual interest rate paid to purchasers of the Commercial Paper issued by the CP Vehicle (which rate shall reflect and give effect to (i) the commissions of placement agents and dealers in respect of such Commercial Paper, to the extent such commissions are allocated, in whole or in part, to such Commercial Paper by the CP Vehicle and (ii) any fees and expenses payable by the CP Vehicle pursuant to and in accordance with the CP Documents).

                  "Concentration Percentage" means, with respect to any State, the percentage equivalent of a fraction, the numerator of which is the aggregate outstanding Principal Balance of Financed Student Loans to borrowers resident in such State and the denominator of which is the aggregate outstanding Principal Balance of all Financed Student Loans.

                  "Concentration State" means each State that qualifies as having one of the five highest Concentration Percentages.

                  "CP Vehicle" means EFG Funding LLC, a Delaware limited liability company.

                  "Custodial Services Agreements" means, collectively, (i) the Custodial Services Agreement, by and among EFG, the Issuer, AFSA Data Corporation and the Master Servicer, and (ii) the Custodial Services Agreement, by among EFG, the Issuer, USA Group Loan Services, Inc. and the Master Servicer.

                  "Defaulted Financed Student Loan" means any Financed Student Loan that is a Defaulted Student Loan.

                  "Defaulted Student Loan" means any Student Loan (i) as to which any payment, or portion thereof, is more than 180 days past due from the original due date therefor, unless (with respect to a Federal Student Loan) such Student Loan is in Deferment Status or Forbearance Status, (ii) the borrower of which is the subject of an Event of Bankruptcy or is deceased or disabled or
(iii) as to which a continuing condition that with notice or the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of such Student Loan (other than payment defaults continuing for a period of not more than 180 days).

                  "Deferment Status" means a status with respect to any Federal Student Loan permitted by the Higher Education Act and the policies of the applicable Student Loan Guarantor during which the related Obligor may postpone or reduce the amount of the Obligor's scheduled payment of principal and interest.

                  "Delinquent Student Loan" means any student loan as to which any portion of a scheduled payment remains outstanding for greater than 30 days.

                  "Depositary" means The First National Bank of Chicago, in its capacity as Depositary, and its successors and permitted assigns.

                  "Depositary Agreement" means the Depositary Agreement, dated as of August 5, 1999, between the Depositary and the CP Vehicle.

                  "Determination Date" means the fifth Business Day preceding the Payment Date.

                  "DOE" means the U.S. Department of Education, and any successor thereto.

                  "Dollars" means dollars in lawful money of the United States of America.

                  "Early Amortization Event" has the meaning set forth in
Section 7.01.

                  "EFG" means Educational Finance Group, Inc.

                  "Eligible Borrower" means, with respect to any Federal Student Loan, an individual who is eligible under the Higher Education Act to be the Obligor of a Student Loan for financing a program of education at an Eligible Institution or for consolidating two or more such Student Loans, including an individual who is eligible under the Higher Education Act to be an Obligor of a loan made pursuant to Section 428A, 428B, 428C or 428H of the Higher Education Act (20 U.S.C. Sections 1078-1, 1078-2, 1078-3, or 1078-8).

                  "Eligible Deposit Account" means either (i) a segregated account with a Qualified Institution or (ii) a segregated trust account with a Qualified Institution.

                  "Eligible Financed Student Loan" means a Financed Student Loan that is an Eligible Student Loan as of the date it became a Financed Student Loan.

                  "Eligible Institution" means an institution that is (a) an institution of higher education, (ii) a vocational school or (iii) any other institution that, in all of the above cases, is an "eligible institution" as defined in the Higher Education Act.

                  "Eligible Investments" means any one or more of the following obligations or securities:

                  (i) direct obligations of or obligations insured or guaranteed by the United States of America;

                  (ii) obligations issued or guaranteed by any instrumentality or agency of the United States of America, whether now existing or hereafter organized, which bear the full faith and credit of the United States of America;

                  (iii) certificates of deposit of not more than $100,000 issued by a financial institution with its principal place of business in the United States of

         America, but only if such certificates of deposit are fully insured as to principal by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation;

                  (iv) shares in mutual funds investing solely in short term securities of the United States government where the mutual fund custodian has taken delivery of the collateralizing securities, provided that (i) such fund shall have the highest short-term credit rating available from Moody's and S&P and (ii) such shares shall be freely redeemable by the holder on a daily basis; and

                  (v) The First National Bank of Chicago Short Term Investment Fund, or a successor common trust fund, provided that such fund is rated in the highest rating category available from Moody's and S&P;

provided that any such instrument that is rated by S&P shall not have a "r" highlighter to its rating and shall have a predetermined fixed dollar amount due at maturity.

                  "Eligible Lender Trustee" has the meaning set forth in the preamble to the Indenture.

                  "Eligible Lender Trustee Fee" means the fee paid to the Eligible Lender Trustee pursuant to Section 10 of the Trust Agreement; provided, however, that under no circumstance shall such fee (exclusive of the acceptance fee) exceed an annual amount equal to $12,000, payable in twelve equal monthly installments pursuant to Section 3.03(b)(i) second, 3.03(b)(ii) second, and 3.03(b)(iii) second of the Indenture, as applicable.

                  "Eligible Student Loan" means a Student Loan:

                  (b) which was originated in the United States of America, its territories, its possessions or other areas subject to its jurisdiction and which was made to an eligible borrower under applicable law and agreements and was fully and properly executed by the parties thereto;

                  (c) was originated or acquired by EFG (or by the Eligible Lender Trustee on its behalf) and acquired by the Issuer (or by the Eligible Lender Trustee on its behalf) in the ordinary course of its business;

                  (d) provides for payments on a periodic basis that fully amortize the Principal Balance of such Student Loan by its maturity, as such maturity may be modified in accordance with any applicable deferral or forbearance periods granted in accordance with applicable laws and restrictions or any related Student Loan Guaranty Agreement (or, in the case of TuitionGard, the related TuitionGard Policy), and yield interest at the rates applicable thereto;

                  (e) with respect to any Federal Student Loan, was originated by an "eligible lender" under the Higher Education Act in the ordinary course of its business and is guaranteed by a Student Loan Guarantor that is an eligible guarantor under the Higher Education Act, qualifies the holder thereof to receive Subsidy Payments from the DOE and Student Loan Guaranty Payments from the related Student Loan Guarantor, qualifies the related Student Loan Guarantor to receive reinsurance payments thereon from the DOE, and such Federal Student Loan qualifies for a rate of reimbursement to the related lender equal to at least 98%;

                  (f) complied at the time of origination and, except as may otherwise be agreed to by the Insurer complies, at the time of its inclusion in the Collateral, in all material respects with all applicable requirements of local, state, and federal laws, rules and regulations which govern the making and servicing of such Student Loan including the requirements of the applicable Student Loan Guaranty Agreement and including, in the case of any Private Student Loan, the requirements of the programs governing the TERI Loans and the TuitionGard Loans, as applicable;

                  (g) all signatures with respect to which are genuine and the Student Loan Note evidencing such Student Loan has been duly executed and delivered and constitutes the legal, valid and binding obligation of the related Obligors enforceable in accordance with its terms;

                  (h) with respect to which no right of rescission, setoff, counterclaim, or defense has been asserted or threatened or exists with respect to such Student Loan;

                  (i) if such Student Loan is a Federal Student Loan, no payment with respect to which is more than 120 days delinquent, and if such Student Loan is a Private Student Loan, no payment with respect to which is more than 90 days delinquent; except as permitted in this clause (h), no default, breach, violation or event permitting acceleration under the terms of such Student Loan has occurred, and except for payment defaults continuing for a period of not more than 120 days, if such Student Loan is a Federal Student Loan, or payment defaults continuing for a period of not more than 90 days, if such Student Loan is a Private Student Loan, no continuing condition that with notice or the lapse of time or both that would constitute a default, breach, violation or event permitting acceleration under terms of such Student Loan has arisen; and with respect to such Student Loan, none of the forgoing events has occurred and been waived by any Person;

                  (j) with respect to which, to the best of the Issuer's knowledge, an Event of Bankruptcy has not occurred with respect to the related borrower;

                  (k) that has not been originated in, and is not subject to the laws of, any jurisdiction under which the origination, sale, transfer and assignment of such Student Loan or beneficial ownership therein, is unlawful, void or voidable;

                  (l) with respect to which there is only one original executed copy of the Student Loan Note;

                  (m) that constitutes, in the case of a Private Student Loan, an "instrument" as defined in the UCC;

                  (n) with regard to which the warranty of the Issuer in Section 5.01(g) of the Indenture is true and correct;

                  (o) the sale or assignment of such Student Loan to the Issuer pursuant to the Purchase and Contribution Agreement, if applicable, and the granting of a security interest to the Indenture Trustee pursuant to the Indenture does not contravene or conflict with any law or regulation, or require the consent or approval of, or notice to, any Person;

                  (p) that is the subject of a valid Subservicing Agreement and as to which a Subservicer Event of Default has not occurred;

                  (q) if such Student Loan is not a Federal Student Loan, it is a Private Student Loan that was originated in all material respects in accordance with the Underwriting Guidelines;

                  (r) if such Student Loan is a Private Student Loan, if the outstanding Principal Balance thereof is added to the aggregate outstanding Principal Balance of all other Private Student Loans that are Financed Student Loans, the aggregate outstanding balance of all Private Student Loans that are Financed Student Loans shall not exceed 7.5% of the aggregate outstanding Principal Balance of all Financed Student Loans;

                  (s) if such Student Loan is a TERI Loan, if the outstanding Principal Balance thereof is added to the aggregate outstanding Principal Balance of all other TERI Loans that are Financed Student Loans, the aggregate outstanding balance of all TERI Loans that are Financed Student Loans shall not exceed 5% of the aggregate outstanding Principal Balance of all Financed Student Loans;

                  (t) if such Student Loan is a TuitionGard Loan, it is entitled to reimbursement at a rate of at least 95% under the applicable TuitionGard Guaranty Policy, the Indenture Trustee is the insured under such policy entitled to make claims thereunder, and, if the outstanding Principal Balance thereof is added to the aggregate outstanding Principal Balance of all TuitionGard Loans that are Financed Student Loans, the aggregate outstanding balance of all TuitionGard

         Loans that are Financed Student Loans shall not exceed 7.5% of the aggregate outstanding Principal Balance of all Financed Student Loans;

                  (u) if such Student Loan is an Unsubsidized Loan to an Eligible Borrower attending a non-proprietary institution with a matriculation period less than four years, if the outstanding Principal Balance thereof is added to the aggregate outstanding Principal Balance of all Unsubsidized Loans to Eligible Borrowers attending non-proprietary institutions with matriculation periods less than four years that are Financed Student Loans, the aggregate outstanding balance of all Unsubsidized Loans to Eligible Borrowers attending non-proprietary institutions with matriculation periods less than four years that are Financed Student Loans shall not exceed 2.5% of the aggregate outstanding Principal Balance of all Financed Student Loans;

                  (v) if such Student Loan is an Unsubsidized Loan to an Eligible Borrower attending a proprietary institution, if the outstanding Principal Balance thereof is added to the aggregate outstanding Principal Balance of all Unsubsidized Loans to Eligible Borrowers attending proprietary institutions that are Financed Student Loans, the aggregate outstanding balance of all Unsubsidized Loans to Eligible Borrowers attending proprietary institutions that are Financed Student Loans shall not exceed 1% of the aggregate outstanding Principal Balance of all Financed Student Loans;

                  (w) if such Student Loan is a subsidized Stafford Loan to an Eligible Borrower attending a non-proprietary institution with a matriculation period less than four years, if the outstanding Principal Balance thereof is added to the aggregate outstanding Principal Balance of all subsidized Stafford Loans to Eligible Borrowers attending non-proprietary institutions with matriculation periods less than four years that are Financed Student Loans, the aggregate outstanding balance of all subsidized Stafford Loans to Eligible Borrowers attending non-proprietary institutions with matriculation periods less than four years that are Financed Student Loans shall not exceed 2.5% of the aggregate outstanding Principal Balance of all Financed Student Loans;

                  (x) if such Student Loan is a subsidized Stafford Loan to an Eligible Borrower attending a proprietary institution, if the outstanding Principal Balance thereof is added to the aggregate outstanding Principal Balance of all subsidized Stafford Loans to Eligible Borrowers attending proprietary institutions that are Financed Student Loans, the aggregate outstanding balance of all subsidized Stafford Loans to Eligible Borrowers attending proprietary institutions that are Financed Student Loans shall not exceed 2% of the aggregate outstanding Principal Balance of all Financed Student Loans;

                  (y) if such Student Loan is a PLUS Loan to an Eligible Borrower attending a non-proprietary institution with a matriculation period less than four years, if the outstanding Principal Balance thereof is added to the aggregate outstanding Principal Balance of all PLUS Loans to Eligible Borrowers attending non-proprietary institutions with matriculation periods less than four years that are Financed Student Loans, the aggregate outstanding balance of all PLUS Loans to Eligible Borrowers attending non-proprietary institutions with matriculation periods less than four years that are Financed Student Loans shall not exceed 2.5% of the aggregate outstanding Principal Balance of all Financed Student Loans;

                  (z) if such Student Loan is a PLUS Loan to an Eligible Borrower attending a proprietary institution, if the outstanding Principal Balance thereof is added to the aggregate outstanding Principal Balance of all PLUS Loans to Eligible Borrowers attending proprietary institutions that are Financed Student Loans, the aggregate outstanding balance of all PLUS Loans to Eligible Borrowers attending proprietary institutions that are Financed Student Loans shall not exceed 1% of the aggregate outstanding Principal Balance of all Financed Student Loans;

                  (aa) if such Student Loan is a Federal Consolidation Loan to an Eligible Borrower attending a non-proprietary institution with a matriculation period less than four years, if the aggregate outstanding Principal Balance thereof is added to the outstanding Principal Balance of all Federal Consolidation Loans to Eligible Borrowers attending non-proprietary institutions with matriculation periods less than four years that are Financed Student Loans, the aggregate outstanding balance of all Federal Consolidation Loans to Eligible Borrowers attending a non-proprietary institutions with matriculation periods less than four years that are Financed Student Loans shall not exceed 0.5% of the aggregate outstanding Principal Balance of all Financed Student Loans;

                  (bb) if such Student Loan is a Federal Consolidation Loan to an Eligible Borrower attending a proprietary institution, if the outstanding Principal Balance thereof is added to the aggregate outstanding Principal Balance of all Federal Consolidation Loans to Eligible Borrowers attending proprietary institutions that are Financed Student Loans, the aggregate outstanding balance of all Federal Consolidation Loans to Eligible Borrowers attending proprietary institutions that are Financed Student Loans shall not exceed 1% of the aggregate outstanding Principal Balance of all Financed Student Loans;

                  (cc) if such Student Loan is a Federal Consolidation Loan to an Eligible Borrower, if the outstanding Principal Balance thereof is added to the aggregate outstanding Principal Balance of all Federal Consolidation Loans to Eligible Borrowers that are Financed Student Loans, the aggregate outstanding balance of all Federal Consolidation Loans to Eligible Borrowers that are Financed Student Loans shall not exceed 15% of the aggregate outstanding Principal Balance of all Financed Student Loans;

                  (dd) if the outstanding Principal Balance of such Student Loan is added to the aggregate outstanding Principal Balance of all Financed Student Loans to borrowers that are residents of the state in which the related borrower resides, the aggregate outstanding Principal Balance of all Financed Student Loans the borrowers with respect to which reside in such state shall not exceed 30% of the aggregate outstanding Principal Balance of all Financed Student Loans;

                  (ee) if the outstanding Principal Balance of such Student Loan is added to the aggregate outstanding Principal Balance of all Financed Student Loans, the aggregate outstanding Principal Balance of all Financed Student Loans to borrowers that are residents of Concentration States will not exceed 60% of the aggregate outstanding Principal Balance of all Financed Student Loans;

                  (ff) if the interest rate with respect to such Student Loan is indexed off a Prime Rate determined as set forth in the related loan documentation, if the outstanding Principal Balance of such Student Loan is added to the aggregate outstanding Principal Balance of all Financed Student Loans the indices with respect to which are indexed off the Prime Rate, the aggregate outstanding balance of all Financed Student Loans the indices with respect to which are indexed off the Prime Rate shall not exceed 7.5% of the aggregate outstanding Principal Balance of all Financed Student Loans;

                  (gg) if such Student Loan is a Delinquent Student Loan that is in repayment status, if the outstanding Principal Balance thereof is added to the aggregate outstanding Principal Balance of all Financed Student Loans that are in repayment status and that are Delinquent Student Loans, the aggregate outstanding balance of all Financed Student Loans that are in repayment status and that are Delinquent Student Loans shall not exceed 8% of the aggregate outstanding Principal Balance of all Financed Student Loans;

                  (hh) if such Student Loan is a Student Loan in which the related borrower is in a Deferment Status, if the outstanding Principal Balance thereof is added to the aggregate outstanding Principal Balance of all Financed Student Loans the borrowers with respect to which are in Deferment Status, the aggregate outstanding balance of all Financed Student Loans that the borrowers with respect to which are in Deferment Status shall not exceed 10% of the aggregate outstanding Principal Balance of all Financed Student Loans;

                  (ii) if such Student Loan is a Student Loan in which the related borrower has an In School Status or is in a Grace Period, if the outstanding Principal Balance thereof is added to the aggregate outstanding Principal Balance of all Financed Student Loans the borrowers with respect to which have In School Status or are in a Grace Period, the aggregate outstanding balance of all Financed Student Loans the borrowers with respect to which have In School Status or are in a Grace Period shall not exceed 80% of the aggregate outstanding Principal Balance of all Financed Student Loans;

                  (jj) if the borrower with respect to such Student Loan has an In School Status or is in a Grace Period, if the outstanding Principal Balance of such Student Loan is added to the aggregate outstanding Principal Balance of all Financed Student Loans the borrowers with respect to which have In School Status or are in a Grace Period, the weighted average of the expected months until such Student Loans enter repayment status (such weighted average being based on the Principal Balance of such Student Loans) is no more than 19 months;

                  (kk) if such Student Loan is a Student Loan which is in Forbearance Status, if the outstanding Principal Balance thereof is added to the aggregate outstanding Principal Balance of all Financed Student Loans the are in Forbearance Status, the aggregate outstanding balance of all Financed Student Loans that are in Forbearance Status shall not exceed 10% of the aggregate outstanding Principal Balance of all Financed Student Loans;

                  (ll) if such Student Loan is an Unsubsidized Loan in which the related Eligible Borrower is in an In School Status, if the outstanding Principal Balance thereof is added to the aggregate outstanding Principal Balance of all Unsubsidized Loans in which the related Eligible Borrowers are in In School Status, the aggregate outstanding balance of all Unsubsidized Loans in which the related Eligible Borrowers are in In School Status that are Financed Student Loans shall not exceed 30% of the aggregate outstanding Principal Balance of all Financed Student Loans;

                  (mm) the maturity date with respect to such Student Loan does not occur after the date which is one year prior to the Final Scheduled Payment Date;

                  (nn) if such Student Loan is a Federal Student Loan, such Student Loan is not an SLS Loan; and

                  (oo) if such Student Loan is a Private Student Loan guaranteed by TERI, TERI is rated at least BBB- by S&P and Baa3 by Moody's.

                  "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Event of Bankruptcy" shall be deemed to have occurred with respect to a Person if either:

                  (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

                  (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

                  "Event of Default" has the meaning set forth in Section 7.02 of the Indenture.

                  "Excess Spread Amount" means, with respect to any Payment Date, an amount equal to the excess of Expected Interest Collections with respect to the related Collection Period over (a) during the Revolving Period, amounts due on such Payment Date pursuant to clauses first through fifth and clauses seventh and eighth of Section 3.03(b)(i) or (b) on and after the Amortization Period Commencement Date, amounts due pursuant to clauses first through fourth and clauses seventh and eighth of Section 3.03(b)(ii); provided, that amounts due to be paid pursuant to clause seventh of Section 3.03(b)(i) and clause seventh of Section 3.03(b)(ii) that represent payments made by the Insurer under the Insurance Policy in respect of principal on the Class A Note shall not be included in clause (a) or clause (b) hereof, as applicable, in determining the Excess Spread Amount.

                  "Excess Spread Deficiency" means, with respect to any Collection Period, the extent, if any, to which (a) the Excess Spread Amount with respect to the related Payment Date is less than (b) the product of (i) 0.50% and (ii) (A) the weighted average of the Class A Note Principal Amount outstanding during such Collection Period, multiplied by (B) the actual number of days in such Collection Period, divided by (C) 360.

                  "Executive Officer" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation.

                  "Expected Interest Collections" means, with respect to any Collection Period, the sum of (i) the amount of interest accrued, net of any amounts required by the Higher Education Act to be paid to DOE, with respect to the Financed Student Loans during such Collection Period, whether or not such interest is actually paid, (ii) all

Subsidy Payments estimated to have accrued for such Collection Period whether or not actually received and (iii) Investment Earnings since the preceding Payment Date.

                  "Extension Notice" means written notice of the Issuer's intent to extend the Scheduled Amortization Period Commencement Date.

                  "Facility Limit" shall mean $650,000,000.

                  "Federal Consolidation Loan" means a loan made to an Eligible Borrower pursuant to which the Eligible Borrower consolidates two or more of its PLUS Loans, SLS Loans or Stafford Loans in accordance with the Higher Education Act.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.

                  "Federal Student Loan" means a student loan originated in compliance with the Federal Student Loan Program and which is guaranteed as to principal and interest by a Student Loan Guarantor pursuant to a Student Loan Guaranty Agreement.

                  "Federal Student Loan Program" means the Federal Family Education Loan Program authorized under the Higher Education Act.

                  "Final Payout Date" means the date following the Amortization Period Commencement Date on which the principal and interest of the Class A Note shall have been paid in full and all other amounts payable by Issuer under the Transaction Documents shall have been paid in full.

                  "Final Scheduled Payment Date" means November 15, 2033.

                  "Financed Student Loan" means each Student Loan identified from time to time on the Student Loan Schedule and, without duplication but by way of inclusion and emphasis, all Student Loans acquired or funded, or purported to be acquired or funded, with the proceeds of Advances and all Student Loans, whether or not acquired or funded, with proceeds of Advances, that are subject to the Lien of the Indenture.

                  "First Chicago" has the meaning set forth in the preamble.

                  "Fitch" means Fitch IBCA, Inc.

                  "Forbearance Status" means, with respect to any Student Loan, the temporary period of time where the Obligor's required interest and principal payments are postponed or reduced due to financial hardship. A forbearance must be approved by the Master Servicer in accordance with guidelines provided by the Issuer and in accordance with the Higher Education Act and the policies of the applicable Student Loan Guarantor.

                  "General Partner" means EFG-II SPC-I, Inc., a Delaware corporation, in its capacity as the general partner of the Issuer under the Issuer's limited partnership agreement.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions or pertaining to government, including without limitation any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Grace Period" means the period of time from when the student borrower leaves school or drops below half-time status and when the student borrower's repayment period begins.

                  "Guaranty Agreement" means the Guaranty and Warranty Agreement, dated as of the Closing Date, made by EFG in favor of the Indenture Trustee.

                  "Guaranty National" means Guaranty National Insurance Corporation, a 100% owned indirect subsidiary of Orion Capital Corporation, a Delaware corporation.

                  "Higher Education Act" means the Higher Education Act of 1965, as amended, together with any rules, regulations and interpretations thereunder of DOE or the applicable guaranty agent.

                  "Indenture Trustee" has the meaning set forth in the preamble to the Indenture.

                  "Indenture Trustee's Fees" means an amount equal to $10,000 per annum, payable in twelve equal monthly installments pursuant to Section 3.03(b)(i) second, Section 3.03(b)(ii) second and Section 3.03(b)(iii) second of the Indenture, as applicable.

                  "Indenture Trustee's Office" means The First National Bank of Chicago, One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126,
Attention: Corporate Trust Services Division.

                  "Initial Class A Noteholder" means the CP Vehicle, as initial holder of the Class A Note on the Closing Date.

                  "Initial Specified Reserve Account Balance" means an amount equal to the product of (i) the initial Class A Note Principal Amount and (ii) 7.70%.

                  "In School Status" means with respect to any Student Loan the period during which (i) the student borrower is attending school at least half-time and maintaining satisfactory academic progress and (ii) the student borrower is eligible for additional student loans and in-school deferment of payment of interest and principal.

                  "Institutional Accredited Investor" has the meaning set forth in Section 1.06(A).

                  "Insurance Agreement" means the Insurance Agreement, dated as of August 5, 1999, among the Insurer, the Issuer, the General Partner, the Master Servicer, the Indenture Trustee, the Eligible Lender Trustee and EFG, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  "Insurance Policy" means the Class A Note Insurance Policy dated August 5, 1999, and all endorsements thereto, if any, issued by the Insurer for the benefit of the Class A Noteholders.

                  "Insurer" means MBIA Insurance Corporation, a stock insurance company organized and created under the laws of the State of New York and any successors thereto.

                  "Insurer Default" means (i) the occurrence of an Event of Bankruptcy with respect to the Insurer or (ii) the occurrence of a failure by the Insurer to make an Insured Payment in accordance with the Insurance Policy.

                  "Insured Payment" has the meaning specified in the Insurance Policy.

                  "Insurer Reimbursement Amount" means, as of any Payment Date, the sum of (i) all amounts previously paid by the Insurer under the Insurance Policy which have not previously been reimbursed and (ii) all other amounts due to the Insurer under the Insurance Agreement, other than the Policy Premiums.

                  "Interest Collections" means, with respect to any Collection Period, that portion of any Collections received during such Collection Period attributable to interest payments on the Financed Student Loans, including, but not limited to all Subsidy Payments and that portion of any Purchase Amounts, Reimbursement Payments and Student Loan Guaranty Payments attributable to interest accrued on the Financed Student Loans, plus all Investment Earnings.

                  "Investment Company Act" means the Investment Company Act of 1940, as amended.

                  "Investment Earnings" means, with respect to each Payment Date, all investment earnings (net of losses and investment expenses) on amounts on deposit in the Accounts realized since the preceding Payment Date.

                  "Issuer" has the meaning set forth in the preamble.

                  "Issuer Order" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

                  "LIBOR" means, with respect to any Collection Period, (i) the rate for one-month eurodollar deposits which appears on Telerate Page 3750 as it relates to U.S. Dollars (as defined in the International Swaps and Derivatives Association, Inc. 1991 Interest Rate and Currency Exchange Definitions) two LIBOR Business Days before the first day of each Collection Period or such other pages as may replace Telerate Page 3750, as of 11:00 a.m. (London time) on such date or (ii) if, on such date, such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time), "LIBOR" shall mean the average (rounded upwards, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in U.S. dollars are offered to each of the LIBOR Reference Banks in the London interbank market at approximately 11:15 a.m. (London time) on such date in an amount approximately equal to the principal amount of the Class A Note Principal Amount for a period of one month.

                  "LIBOR Business Day" means any Business Day on which commercial banks are open for international business (including dealing in U.S. Dollar Deposits) in London, England.

                  "LIBOR Reference Banks" means the principal London offices of the Bank of America, N.A. and any other two banks approved by the Issuer and the Class A Noteholders.

                  "Lien" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt for a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property.

                  "Liquidity Agent" means Bank of America, N.A.

                  "Liquidity Commitment Fee" means, with respect to any Collection Period, the "Commitment Fees" (as such term is defined in the Liquidity Agreement) due to the Liquidity Banks under the Liquidity Facility on the related Payment Date.

                  "Liquidity Banks" means the banks that are parties to the Liquidity Facility.

                  "Liquidity Facility" means that certain Liquidity Agreement, dated as of August 5, 1999 among the CP Vehicle, the Liquidity Agent and the banks listed therein, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  "Management Agreement" means the Management Agreement, dated as August 5, 1999, among EFG, the Administrator, the Issuer and the CP Vehicle.



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                  "Master Servicer" means EFG Technologies, Inc. and any
successors and permitted assigns thereto with the consent of the Insurer so long as no Insurer Default exists.

                  "Master Servicing Agreement" means the Master Servicing Agreement, dated as of August 5, 1999, among the Issuer, the Master Servicer and the Eligible Lender Trustee, as amended, modified or supplemented from time to time in accordance with the terms thereof.

                  "Material Adverse Effect" with respect to any event or circumstance and any Person, means a material adverse effect on:

                  (i) the business, assets, financial condition or operations of such Person;

                  (ii) with respect to the Issuer or the General Partner, the ability of such Person to perform its respective obligations under the Indenture or any other Transaction Document;

                  (iii) with respect to the Issuer, the validity, enforceability or collectibility of the Indenture, any other Transaction Document, a material amount of the Financed Student Loans or a material amount of the Student Loan Notes, or the Master Servicing Agreement, the Subservicing Agreements or the Student Loan Guaranty Agreements; or

                  (iv) with respect to the Issuer, the status, existence, perfection, priority or enforceability of the Indenture Trustee's security interest in the Collateral.

                  "Monthly Advance" has the meaning set forth in
Section 3.06(c).

                  "Monthly Advance Amount" means the amount of any Monthly Advance made pursuant to Section 3.06(c).

                  "Monthly Report" means a report, in substantially the form of
Exhibit 6.02(d) to the Indenture furnished by the Issuer to the Administrator, the Eligible Lender Trustee, the Indenture Trustee and the Insurer.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Net Cap Rate" means, with respect to any Collection Period, the interest rate equivalent of the product of (a) the quotient obtained by dividing (i) 360 by (ii) the actual number of days elapsed in such Collection Period and (b) the percentage equivalent of a fraction, (i) the numerator of which is equal to the Expected Interest Collections with respect to such Collection Period less the sum of the Servicing Fee Amount, the Indenture Trustee's Fees, the Eligible Lender Trustees Fee, the Liquidity Commitment Fee, the Policy Premium and the Capped CP Program Payment Amount, in each case, payable on the related Payment Date with respect to such Collection Period



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

and (ii) the denominator of which is the weighted average of the Class A Note Principal Amount outstanding during such Collection Period.

                  "Net Cap Rate Reserve Account" means an Eligible Deposit Account, in the name of the Indenture Trustee, for the benefit of the Class A Noteholders, which account has been designated the Net Cap Rate Reserve Account, and any other account designated as the Net Cap Rate Reserve Account by the Indenture Trustee.

                  "Net Cap Rate Reserve Account Funding Event" means, with respect to any Payment Date, the occurrence of an Excess Spread Deficiency with respect to the related Collection Period or any prior Collection Period; provided, that any such Net Cap Rate Reserve Account Funding Event shall be deemed not to have occurred if subsequent to the occurrence thereof (a) three consecutive Collection Periods have occurred with respect to which no Excess Spread Deficiency existed for any of such Collection Periods or (b) the amount on deposit in the Net Cap Rate Reserve Account on such Payment Date (after giving effect to any withdrawals therefrom) is equal to or greater than the Net Cap Rate Reserve Account Maximum Requirement with respect to such Payment Date.

                  "Net Cap Rate Reserve Account Maximum Requirement" means, with respect to any Payment Date, an amount equal to the product of (a) Class A Note Principal Amount as of such Payment Date (after giving effect to any payments of principal made on such Payment Date) and (b) 0.15%; provided, that if no Excess Spread Deficiency shall have existed with respect to the three Collection Periods immediately preceding the Collection Period during which such Payment Date occurs, the Net Cap Rate Reserve Account Maximum Requirement shall be $0.

                  "Note Balance Equalization Amount" means with respect to any Payment Date the excess of (a) the Class A Note Principal Amount on such Payment Date (after giving effect to all payments of principal to the Class A Noteholders pursuant to clause fifth of Section 3.03(b)(i) and 3.03(b)(ii)) over
(b) the Aggregate Student Loan Amount on such Payment Date.

                  "Note Purchase Agreement" means the Note Purchase Agreement, dated as of August 5, 1999, between the Issuer and the CP Vehicle.

                  "Notice of Release" has the meaning set forth in
Section 2.04(a) of the Indenture.

                  "Notice of Addition or Substitution" has the meaning set forth in Section 2.04(a).

                  "Obligor" means a Person obligated to make payments with respect to a Student Loan, including the students, the Student Loan Guarantors and the DOE.



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

                  "Orion Specialty" means Orion Specialty, a Connecticut domiciled insurance company and wholly-owned subsidiary of Orion Capital Corporation, a Delaware corporation.

                  "Payment Date" means for any Collection Period the fifteenth day of the following calendar month.

                  "Permitted Advance Amount" means, at the time of any Advance, the product of (i) 108.35% and (ii) the portion of the Aggregate Student Loan Amount allocable to such Advance.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

                  "PLUS Loan" means a Parent Loan for Undergraduate Students, made in accordance with the Higher Education Act.

                  "Policy Premium" means the premium payable in accordance with
Section 3.02 of the Insurance Agreement.

                  "Premium Percentage" means at any time, the greater of (i) 100% and (ii) the percentage equivalent of a fraction, the numerator of which is the Class A Note Principal Amount, and the denominator of which is equal to the Aggregate Student Loan Amount; provided, however, that at no time shall the Premium Percentage or any portion thereof exceed 108.35%.

                  "Prime Rate" means the interest rate that banks charge to their most creditworthy customers.

                  "Principal Balance" with respect to any Student Loan means the original principal amount of such Student Loan, plus capitalized interest thereon, if any, less payments of principal by or on behalf of the Obligor of such Student Loan.

                  "Principal Collections" means all Collections other than Interest Collections.

                  "Private Placement Agreement" means the Private Placement Agreement, dated as of August 5, 1999, among EFG, the CP Vehicle, Lehman Brothers Inc. and Banc of America Securities LLC.

                  "Private Student Loan" means a TERI Loan or a TuitionGard Loan, as the case may be.

                  "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

                  "Purchase and Contribution Agreement" means the Purchase and Contribution Agreement, dated as of August 5, 1999, among EFG, the Eligible Lender Trustee, First Chicago, as eligible lender trustee for EFG, and the Issuer, as the same may be amended, supplemented, or otherwise modified from time to time.

                  "Purchase Amount" means, with respect to the purchase of any Financed Student Loans and with respect to any reassignment of any Financed Student Loan pursuant to Section 5.02 of the Indenture, Section 4.2 of the Purchase and Contribution Agreement or Section 3.05 of the Master Servicing Agreement, an amount equal to the sum of (i) the Principal Balance of such Financed Student Loans multiplied by the Premium Percentage and (ii) all accrued and unpaid interest thereon.

                  "Purchase Price" means with respect to any Student Loan, the sum of (i) the product of (a) the Premium Percentage and (b) the unpaid Principal Balance of such Student Loan, plus (ii) all accrued and unpaid interest thereon.

                  "Qualified Institution" means a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Insurer, Moody's and S&P or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Insurer, Moody's and S&P and
(ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

                  "Rating Agencies" means Fitch, Moody's and S&P.

                  "Record Date" means with respect to any Payment Date, the related Transfer Date.

                  "Reimbursement Contract" means the agreements between the Student Loan Guarantors and the DOE providing for the payment by the Secretary of amounts authorized to be paid pursuant to the Higher Education Act, including, without limitation, reimbursement of amounts paid or payable upon Defaulted Student Loans that are Federal Student Loans and Subsidy Payments to holders of Student Loans that are Federal Student Loans.

                  "Reimbursement Payment" means any payment by the Secretary pursuant to a Reimbursement Contract in respect of a Student Loan that is a Federal Student Loan.

                  "Related Security" means, with respect to any Financed Student
Loan: (a) all of the right, title and interest of the Issuer and the Eligible Lender Trustee in and to the Student Loan Note(s) and all other agreements that relate to such Financed Student Loan; (b) any security interests or liens and property subject thereto from time to time purporting to secure payment of such Financed Student Loan, whether pursuant to the Student Loan Note related to such Financed Student Loan or otherwise; (c) all UCC financing statements covering any collateral securing payment of such Financed Student

Loan and (d) all other guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Financed Student Loan.

                  "Reserve Account" means an Eligible Deposit Account, in the name of the Indenture Trustee, for the benefit of Class A Noteholders, which account has been designated as the Reserve Account, and any other account designated as the Reserve Account by the Indenture Trustee.

                  "Responsible Officer" means with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any vice president, assistant vice president, assistant treasurer, assistant secretary, or any other similar officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers, with direct responsibility for the administration of the Indenture and the other Transaction Documents on behalf of the Indenture Trustee and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of an familiarity with the subject.

                  "Revolving Period" means the period commencing on the date hereof and ending on the Amortization Period Commencement Date.

                  "Revolving Period Principal Payment Amount" means on any Payment Date during the Revolving Period, the amount necessary to cure any Collateral Deficiency.

                  "Rule 144A" has the meaning set forth in Section 1.06(A) of the Indenture.

                  "Scheduled Amortization Period Commencement Date" means August 5, 2002; provided, that subject to the conditions precedent that no Early Amortization Event or Event of Default shall have occurred and be continuing and the Liquidity Facility shall remain in full force and effect, the Scheduled Amortization Period Commencement Date may be extended by the Issuer to a date that is no later than the one year anniversary of the current Scheduled Amortization Period Commencement Date upon 60 days prior delivery by the Issuer of an Extension Notice to the Class A Noteholder, the Indenture Trustee, the CP Vehicle, the Liquidity Agent and the Insurer; provided further that such extension will not become effective without (i) the prior consent of the Insurer, which consent, if given, shall be delivered within 45 days of delivery by the Issuer of the Extension Notice and (ii) confirmation by each of the Rating Agencies that such extension will not result in a downgrade, withdrawal or qualification of the rating assigned to the Class A Note, by each such Rating Agency.

                  "Secretary" means the Secretary of the DOE or an official or employee of the DOE acting for the Secretary under a delegation of authority.

                  "Security Agreement" means the Security Agreement, dated as of August 5, 1999, among the Liquidity Agent, the CP Vehicle and the Collateral Agent.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Servicer Event of Default" has the meaning assigned thereto in Section 6.01 of the Master Servicing Agreement.

                  "Servicing Fee Amount" means, with respect to a Collection Period, an amount equal to the product of (i) one-twelfth of 0.75% and (ii) the aggregate unpaid Principal Balance of the Financed Student Loans as of the close of business on the last day of the second preceding calendar month.

                  "SLS Loan" means a loan that is made under the Supplemental Loans for Students Program in accordance with the Higher Education Act.

                  "Specified Reserve Account Balance" means (a) prior to the Amortization Period Commencement Date, the product of (i) 7.70% and (ii) the Class A Note Principal Amount and (b) on and after the Amortization Period Commencement Date, the greater of (A) the product of (i) 7.70% and (ii) the Class A Note Principal Amount and (B) the product of (i) 1.50% and (ii) the Aggregate Student Loan Amount as of the Amortization Period Commencement Date.

                  "S&P" means Standard & Poor's, a division of The McGraw Hill Companies, Inc.

                  "Stafford Loan" means a loan made to an Eligible Borrower designated as such that is made under the Robert T. Stafford Student Loan Program in accordance with the Higher Education Act, including subsidized loans and Unsubsidized Loans.

                  "State" means any state within the United States and any territory, possession of the United States or other area subject to its jurisdiction.

                  "Student Loan" means a Federal Student Loan or a Private Student Loan.

                  "Student Loan Guaranty Agreement" means any of, and "Student Loan Guaranty Agreements" means all of, the agreements pursuant to which the Student Loan Guarantors guarantee Financed Student Loans listed on Schedule A to the Indenture, as such Schedule A and such Student Loan Guaranty Agreement may be amended, supplemented or otherwise modified from time to time, in each case, other than the TuitionGard Agreement, with the consent of the Insurer.

                  "Student Loan Guaranty Payment" means any payment by a Student Loan Guarantor pursuant to a Student Loan Guaranty Agreement or, in the case of TuitionGard, pursuant to a TuitionGard Policy, in respect of a Financed Student Loan.

                  "Student Loan Guarantors" means (i) any guaranty agency under the Higher Education Act providing guarantees with respect to Financed Student Loans that are originated in compliance with the Federal Student Loan Program,
(ii) TERI, in its capacity as guarantor under the TERI Guaranty Agreement, and
(iii) Orion Specialty or Guaranty National, as applicable, in their capacity as insurer under a TuitionGard Policy.

                  "Student Loan Notes" means the promissory notes or other writings evidencing the Student Loans.

                  "Student Loan Schedule" means Appendix B to the Indenture constituting a listing of Student Loans legally or beneficially owned by the Issuer (including all Federal Student Loans subject to the Lien of the Indenture) delivered to and held by the Indenture Trustee pursuant to Section 6.02(e) of the Indenture (which Schedule may be in the form of microfiche or computer file or other medium acceptable to the Indenture Trustee), as from time to time amended, supplemented, or modified.

                  "Subservicer" means any of, and "Subservicers" means all of, the Subservicer(s) which have been approved by the Insurer servicing the Financed Student Loans, identified as such on the Student Loan Schedule, which is Appendix B to the Indenture and on Schedule C of the Master Servicing Agreement.

                  "Subservicer Event of Default" means for any Subservicing Agreement, an event as defined therein pursuant to which the Subservicer's right to service Financed Student Loans thereunder is subject to termination or removal.

                  "Subservicing Agreement" means any of, and "Subservicing Agreements" means all of, the agreements entered into between the Master Servicer and any Subservicer which has been approved by the Insurer pursuant to which such Subservicer agrees to service Financed Student Loans, in each case, as the same may be amended, supplemented or otherwise modified from time to time, with the Insurer's consent.

                  "Subsidiary" means a corporation of which the relevant Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

                  "Subsidy Payment" means interest subsidy payments, special allowance payments and other payments of a similar nature made to the Issuer pursuant to the terms of the Higher Education Act.

                  "Substitution" shall have the meaning set forth in Section
5.02 of the Indenture.

                  "Substitution Amount" means with respect to the Substitution of any Financed Student Loan pursuant to Section 5.02 of the Indenture, Section
4.2 of the Purchase and Contribution Agreement or Section 3.05 of the Master Servicing

Agreement, an amount equal to the sum of the Principal Balance of such Financed Student Loan and all accrued and unpaid interest thereon.

                  "TERI" means The Educational Resources Institute, Inc., a Massachusetts non-profit corporation, and its successors.

                  "TERI Guaranty Agreement" means the agreement among TERI, the Issuer and the Eligible Lender Trustee pursuant to which the TERI Loans are fully guaranteed against non-payment of principal and interest by TERI approved by the Insurer, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms with the consent of the Insurer.

                  "TERI Loan" means an education loan made to a student or parent of a dependent student that is fully guaranteed as to non-payment of principal and interest by TERI.

                  "Transaction Documents" means the Indenture, the Class A Note, the Note Purchase Agreement, the Master Servicing Agreement, the Subservicing Agreements, the Insurance Agreement, the Student Loan Guaranty Agreements, the Purchase and Contribution Agreement, the Custodial Services Agreements, the Bank One Custody Agreement, the Insurance Policy, the Trust Agreement, the CP Documents and the other documents to be executed and delivered in connection herewith.

                  "Transfer Date" means with respect to any Payment Date, the Business Day preceding such Payment Date.

                  "Trust Agreement" means the Trust Agreement dated December 9, 1998, between EFG-I, LP and First Chicago, as trustee as amended by the First Amendment to the Trust Agreement, dated as of June 1, 1999 by and among EFG-I, LP and First Chicago.

                  "Trustees Fees" means the sum of the Eligible Lender Trustee Fee and the Indenture Trustee's Fee.

                  "TuitionGard" means TuitionGard, Ltd.

                  "TuitionGard Agreement" means the Program Marketing, Administration and Insurer Agreement, dated as of April 18, 1997, by and between EFG and TuitionGard.

                  "TuitionGard Policy" means the insurance policies of Orion Specialty or Guaranty National issued pursuant to the TuitionGard Agreement, pursuant to which the TuitionGard Loans are insured up to 95% against non-payment of principal and interest by Orion Specialty or Guaranty National.

                  "TuitionGard Loan" means an education loan made to a student or parent of a dependent student that is guaranteed up to 95% as to non-payment of principal and interest under a TuitionGard Policy.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

                  "Underwriting Guidelines" means the policies and procedures of EFG with respect to the origination of Student Loans.

                  "Unmatured Event of Default" means any event which, with the giving of notice or lapse of time, or both, would become an Event of Default.

                  "Unsubsidized Loan" means Stafford Loans that are not subsidized by the DOE as set forth in Section 428H of the Higher Education Act (20 U.S.C. Section 1078-8).

     B. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

     C. Computation of Time Periods. Unless otherwise stated in the Indenture, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".